Exhibit 10.1
EXECUTION VERSION

SECOND AMENDED AND RESTATED CREDIT AGREEMENT,
dated as of October 26, 2009,
(amending and restating the Amended and Restated Credit Agreement, dated as of June 8, 2007 as further amended or otherwise modified as of the date hereof)
among
FERRO CORPORATION
and
CERTAIN OF ITS DESIGNATED SUBSIDIARIES
FROM TIME TO TIME PARTY HERETO,
as the Borrowers,
VARIOUS FINANCIAL INSTITUTIONS AND OTHER PERSONS
FROM TIME TO TIME PARTY HERETO,
as the Lenders,
CREDIT SUISSE, CAYMAN ISLANDS BRANCH,
as the Term Loan Administrative Agent,
PNC BANK, NATIONAL ASSOCIATION,
as the Revolving Loan Administrative Agent
NATIONAL CITY BANK,
as the Collateral Agent,
KEYBANK NATIONAL ASSOCIATION,
as the Documentation Agent
and
CITIGROUP GLOBAL MARKETS, INC.,
as the Syndication Agent
CREDIT SUISSE SECURITIES (USA) LLC
and
NATIONAL CITY BANK,
as Joint Lead Arrangers and Joint Bookrunners

i

(continued)

(continued)

(continued)

SCHEDULE I	-	Disclosure Schedule
SCHEDULE II	-	Percentages; LIBOR Office; Domestic Office
SCHEDULE III	-	Mortgaged Properties

EXHIBIT A-1	-	Form of Original Revolving Loan Note
EXHIBIT A-2	-	Form of Extended Revolving Loan Note
EXHIBIT A-3	-	Form of Original Term Loan Note
EXHIBIT A-4	-	Form of New Term Loan Note
EXHIBIT A-5	-	Form of Swingline Note
EXHIBIT B-1	-	Form of Borrowing Request
EXHIBIT B-2	-	Form of Issuance Request
EXHIBIT C	-	Form of Continuation/Conversion Notice
EXHIBIT D	-	Form of Lender Assignment Agreement
EXHIBIT E	-	Form of Compliance Certificate
EXHIBIT F	-	Conformed Copy of Subsidiary Guaranty (Domestic)
EXHIBIT G	-	Conformed Copy of Pledge and Security Agreement
EXHIBIT H	-	Conformed Copy of Collateral Sharing Agreement
EXHIBIT I-1	-	Form of Designated Borrower Request and Assumption Agreement
EXHIBIT 1-2	-	Form of Designated Borrower Notice
EXHIBIT J	-	Form of Affirmation and Consent
EXHIBIT K	-	Form of First Restatement Effective Date Certificate
EXHIBIT L	-	Form of Second Restatement Effective Date Certificate

SECOND AMENDED AND RESTATED CREDIT AGREEMENT
     THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of October 26, 2009, is among FERRO CORPORATION, an Ohio corporation (the “Company”), certain Subsidiaries of the Company from time to time party hereto (each a “Designated Borrower” and together with the Company, each a “Borrower” and collectively the “Borrowers”), the various financial institutions and other Persons from time to time party hereto (the “Lenders”), CREDIT SUISSE, CAYMAN ISLANDS BRANCH (“CS”), as the administrative agent for the Term Loan Lenders (in such capacity, the “Term Loan Administrative Agent”), PNC BANK, NATIONAL ASSOCIATION (“PNC Bank”), as the administrative agent for the Revolving Loan Lenders (in such capacity, the “Revolving Loan Administrative Agent”, and together with the Term Loan Administrative Agent, each an Administrative Agent and collectively the “Administrative Agents”), NATIONAL CITY BANK (“National City”), as the collateral agent for the Secured Parties (in such capacity, the “Collateral Agent”), KEYBANK NATIONAL ASSOCIATION as the documentation agent (in such capacity, the “Documentation Agent”), and CITIGROUP GLOBAL MARKETS, INC., as the syndication agent (in such capacity, the “Syndication Agent”).
W I T N E S S E T H:
     WHEREAS, pursuant to the Amended and Restated Credit Agreement, dated as of June 8, 2007 (as the same may have been amended or otherwise modified prior to the date hereof, the “Existing Credit Agreement”), among the Borrowers, the lenders party thereto (the “Existing Lenders”), CS, as administrative agent for the Existing Lenders with a commitment to make Term Loans thereunder, National City, as administrative agent for the Existing Lenders with an Original Revolving Loan Commitment (as defined below) thereunder and as the collateral agent, and the other agents, the Existing Lenders committed to extend to the Borrowers a $300,000,000 revolving credit facility to make revolving loans (the “Original Revolving Loans”) (such term and each other capitalized term used but not defined in the preamble and the recitals having the meanings provided in Section 1.1), and provided term loans to the Borrowers in the aggregate principal amount of $305,000,000 (the “Original Term Loans”, and collectively with the Original Revolving Loans, the “Original Loans”);
     WHEREAS, the Borrowers have requested that the Existing Credit Agreement be amended on the Second Restatement Effective Date to, among other things, create new tranches of Commitments and Loans on and subject to the terms and conditions of this Agreement and pay fees, costs and expenses related thereto (the foregoing, together with the Equity Offering (as defined below) and all other transactions related hereto, collectively, the “Transaction”);
     WHEREAS, the Borrowers have requested, and the Lenders (including certain of the Existing Lenders) have agreed (subject to the terms of this Agreement), that the Existing Credit Agreement be amended to read as set forth in this Agreement, and it has been agreed by the parties to the Existing Credit Agreement that the Original Loans that are not being repaid and other “Obligations” (under, and as defined in, the Existing Credit Agreement) shall be governed by and deemed to be outstanding under this Agreement with the intent that the terms of this Agreement shall supersede the terms of the Existing Credit Agreement (each of which shall hereafter have no further effect upon the parties thereto); provided that any Rate Protection Agreements with any one or more Existing Lenders (or their respective Affiliates) shall continue unamended and in full force and effect; and
     WHEREAS, all Obligations are and shall continue to be secured by all collateral on which a Lien is granted to the Collateral Agent pursuant to any Loan Document.

     NOW, THEREFORE, the parties hereto hereby agree to amend and restate the Existing Credit Agreement, and the Existing Credit Agreement is hereby amended and restated in its entirety as follows:
ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS
     SECTION 1.1 Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):
     “Account” means any account (as that term is defined in Section 9-102 of the UCC) of the Company or any of its Subsidiaries arising from the sale or lease of goods or rendering of services.
     “Account Debtor” means any Person who is or who may become obligated under, with respect to, or on account of, an account, chattel paper, or a general intangible, in each case, as such term is defined under the UCC.
     “Administrative Agent” and “Administrative Agents” are defined in the preamble and include each other Person appointed as a successor Administrative Agent pursuant to Section 9.4.
     “Affected Lender” is defined in Section 4.10.
     “Affiliate” of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person. “Control” of a Person means the power, directly or indirectly, (a) to vote 10% or more of the Capital Securities (on a fully diluted basis) of such Person having ordinary voting power for the election of directors, managing members or general partners (as applicable) or (b) to direct or cause the direction of the management and policies of such Person (whether by contract or otherwise).
     “Affirmation and Consent” means the Affirmation and Consent, dated as of the Second Restatement Effective Date, among each Subsidiary Guarantor and the Collateral Agent, substantially in the form of Exhibit J hereto.
     “Agents” means, collectively, the Administrative Agents and the Collateral Agent.
     “Agreement” means, on any date, this Second Amended and Restated Credit Agreement as originally in effect on the Second Restatement Effective Date and as the same may thereafter from time to time be further amended, supplemented, amended and restated or otherwise modified and in effect on such date.
     “Alternate Base Rate” means, on any date and with respect to all Base Rate Loans, a fluctuating rate of interest per annum equal to the higher of (a) the Base Rate in effect on such day; (b) the Federal Funds Rate in effect on such day plus 1/2 of 1% and (c) the Daily LIBO Rate in effect on such day plus 1%. Changes in the rate of interest on that portion of any Loans maintained as Base Rate Loans will take effect simultaneously with each change in the Alternate Base Rate. The applicable Administrative Agent will give notice promptly to the Company and the Lenders of changes in the Alternate Base Rate; provided that the failure to give such notice shall not affect the Alternate Base Rate in effect after such change.
     “Alternate Currency” means Euros or Yen, as the case may be.

     “Alternate Currency Commitment” means, relative to any Lender, such Lender’s obligation (if any) to make Alternate Currency Loans pursuant to clause (a) of Section 2.1.1.
     “Alternate Currency Commitment Amount” means, on any date, a maximum amount equal to the Dollar Equivalent of $100,000,000, as such amount may be permanently reduced by Section 2.2.
     “Alternate Currency Equivalent” means, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternate Currency as determined by the Revolving Loan Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternate Currency with Dollars.
     “Alternate Currency Loan” means any Revolving Loan denominated in an Alternate Currency.
     “Amendment Agreement” means the Amendment and Restatement and Resignation and Appointment Agreement dated as of October 26, 2009 among the Company, the Administrative Agents and the Lenders party thereto, to which this Agreement shall be attached.
     “Amendment No. 4” means that certain Fourth Amendment to the Existing Credit Agreement dated as of March 11, 2009, among the Company, the Administrative Agents and the Lenders party thereto.
     “Amendment No. 4 Effective Date” means the date of satisfaction of the conditions referred to in Article II of Amendment No. 4.
     “Applicant Borrower” is defined in clause (a) of Section 2.9.
     “Applicable Commitment Fee Margin” means with respect to the Revolving Loan Commitment, (a) prior to the Amendment No. 4 Effective Date, the applicable percentage then in effect under the Existing Credit Agreement (prior to giving effect to Amendment No. 4) pursuant to the terms thereof, (b) as of the Amendment No. 4 Effective Date to the date on which the Administrative Agents receive a Compliance Certificate pursuant to clause (c) of Section 7.1.1 for the Fiscal Quarter ending March 31, 2009, 0.75% and (c) thereafter, the applicable percentage set forth below determined by reference to the Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agents pursuant to clause (c) of Section 7.1.1:

		Applicable
		Commitment
		Fee Margin
		for Revolving
	Leverage Ratio	Loan Commitment
Level I	<3.50:1	0.50%
Level II	≥3.50:1 but < 4.00:1	0.50%
Level III	≥4.00:1 but <5.00:1	0.75%
Level IV	≥5.00:1	0.75%
     Changes in the Applicable Commitment Fee Margin resulting from a change in the Leverage Ratio shall become effective as of the first Business Day immediately following delivery by the Company to the Administrative Agents of a new Compliance Certificate pursuant to clause (c) of Section 7.1.1;

provided that if a Compliance Certificate is not delivered when due in accordance with such Section, then the Applicable Commitment Fee Margin shall increase to the next higher level above the Applicable Commitment Fee Margin then in effect, which increased Applicable Commitment Fee Margin shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered.
     In the event that any financial statement or Compliance Certificate for any period ending on or after December 31, 2008 delivered pursuant to clauses (a), (b) or (c) of Section 7.1.1 is inaccurate (regardless of whether this Agreement or the Revolving Loan Commitments are in effect when such inaccuracy is discovered) (it being understood and agreed that a change in GAAP that has a retroactive effect shall not cause previously delivered financial statements or Compliance Certificates to be deemed to be inaccurate), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Commitment Fee Margin for any period (an “Applicable Period”) than the Applicable Commitment Fee Margin applied for such Applicable Period, then (i) the Company shall immediately deliver to the Administrative Agents a corrected financial statement and a corrected Compliance Certificate for such Applicable Period, (ii) the Applicable Commitment Fee Margin shall be determined based on the corrected Compliance Certificate for such Applicable Period, and (iii) the Company shall immediately pay to the Revolving Loan Administrative Agent (for the account of the Revolving Loan Lenders during the Applicable Period or their successors and assigns) the accrued additional commitment fees owing as a result of such increased Applicable Commitment Fee Margin for such Applicable Period. This paragraph shall not limit the rights of the Administrative Agents or the Lenders with respect to Article VIII hereof, and shall survive the termination of this Agreement for a period of two years.
     “Applicable Margin” means:
     (a) with respect to Term Loans, (i) prior to the Amendment No. 4 Effective Date, 1.00% for Base Rate Loans and 2.00% for LIBO Rate Loans and (ii) on and after the Amendment No. 4 Effective Date, 5.00% for Base Rate Loans and 6.00% for LIBO Rate Loans; and
     (b) with respect to Revolving Loans and Swing Line Loans, (i) prior to the Amendment No. 4 Effective Date, the applicable percentage then in effect under the Existing Credit Agreement (prior to giving effect to Amendment No. 4) pursuant to the terms thereof, (ii) from the Amendment No. 4 Effective Date to the date on which the Administrative Agents receive a Compliance Certificate pursuant to clause (c) of Section 7.1.1 for the Fiscal Quarter ending March 31, 2009, 5.00% per annum for Base Rate Loans and 6.00% per annum for LIBO Rate Loans and (c) thereafter, the applicable percentage set forth below determined by reference to the Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agents pursuant to clause (c) of Section 7.1.1:

		Applicable	Applicable
		Margin for	Margin for
		Revolving	Revolving
	Leverage Ratio	Base Rate Loans	LIBO Rate Loans
Level I	<3.50:1	3.50%	4.50%
Level II	≥3.50:1 but <4.00:1	4.00%	5.00%
Level III	≥4.00:1 but <5.00:1	4.50%	5.50%
Level IV	≥5.00:1	5.00%	6.00%

          Changes in the Applicable Margin pursuant to this clause (b) resulting from a change in the Leverage Ratio shall become effective as of the first Business Day immediately following delivery by the Company to the Administrative Agents of a new Compliance Certificate pursuant to clause (c) of Section 7.1.1; provided that if a Compliance Certificate is not delivered when due in accordance with such Section, then the Applicable Margin shall increase to the next higher level above the Applicable Margin then in effect, which increased Applicable Margin shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered.
          In the event that any financial statement or Compliance Certificate for any period ending on or after December 31, 2008 delivered pursuant to clauses (a), (b) or (c) of Section 7.1.1 is inaccurate (regardless of whether this Agreement or the Revolving Loan Commitments are in effect when such inaccuracy is discovered) (it being understood and agreed that a change in GAAP that has a retroactive effect shall not cause previously delivered financial statements or Compliance Certificates to be deemed to be inaccurate), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, then (i) the Company shall immediately deliver to the Administrative Agents a corrected financial statement and a corrected Compliance Certificate for such Applicable Period, (ii) the Applicable Margin shall be determined based on the corrected Compliance Certificate for such Applicable Period, and (iii) the Company shall immediately pay to the Revolving Loan Administrative Agent (for the account of the Revolving Loan Lenders during the Applicable Period or their successors and assigns) the accrued additional interest owing as a result of such increased Applicable Margin for such Applicable Period. This paragraph shall not limit the rights of the Administrative Agents or the Lenders with respect to Section 3.2.2 and Article VIII hereof, and shall survive the termination of this Agreement for a period of two years.
     “Approved Fund” means any Person (other than a natural Person) that (a) is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and (b) is administered, advised or managed by a Lender, an Affiliate of a Lender or a Person or an Affiliate of a Person that administers, advises or manages a Lender.
     “Authorized Officer” means, relative to any Obligor, those of its officers, general partners, managing members or other authorized person(s) (as applicable) whose signatures and incumbency shall have been certified to the Administrative Agents, the Lenders and the Issuers pursuant to the Amendment Agreement.
     “Available” means, in respect of any Alternate Currency and any Lender, that such Alternate Currency is, at the relevant time, readily available to such Lender as deposits in the London or other applicable interbank market in the relevant amount and for the relevant term, is freely convertible into Dollars and is freely transferable for the purposes of this Agreement, but if, notwithstanding that each of the foregoing tests is satisfied:
     (a) such Alternate Currency is, under the then current legislation or regulations of the country of such Alternate Currency (or under the policy of the central bank of such country) or the F.R.S. Board, not permitted to be used for the purposes of this Agreement;
     (b) there is no, or only insignificant, investor demand for the making of advances having an interest period equivalent to that for the LIBO Rate Loan denominated in an Alternate Currency which the Borrowers have requested be made; or
     (c) there are policy or other reasons which make it undesirable or impractical for a Lender to make a LIBO Rate Loan denominated in such Alternate Currency available as determined by such Lender in its sole discretion;

then such Alternate Currency may be treated by any Lender as not being Available.
     “Base Rate” means, at any time, (a) with respect to Term Loans, excluding Specified Term Loan Tranches, the rate of interest per annum then most recently established by CS in New York, New York as its base rate for Dollars loaned in the United States and (b) with respect to Revolving Loans and Swing Line Loans, the rate of interest per annum announced from time to time by the Revolving Loan Administrative Agent at its Domestic Office as its then prime rate for Dollars loaned in the United States. The Base Rate is not necessarily intended to be the lowest rate of interest determined by the Administrative Agents in connection with extensions of credit.
     “Base Rate Loan” means a Loan denominated in Dollars bearing interest at a fluctuating rate determined by reference to the Alternate Base Rate.
     “Borrower” and “Borrowers” are defined in the preamble.
     “Borrowing” means the Loans of the same type and, in the case of LIBO Rate Loans, having the same Interest Period made by all Lenders required to make such Loans on the same Business Day and pursuant to the same Borrowing Request in accordance with Section 2.3.
     “Borrowing Request” means a Loan request and certificate duly executed by an Authorized Officer of a Borrower substantially in the form of Exhibit B-1 hereto.
     “Business Day” means: (a) any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York; and (b) relative to the making, continuing, prepaying or repaying of any LIBO Rate Loans, any day which is a Business Day described in clause (a) above and (i) on which dealings in the relevant currency are carried on in the London interbank eurodollar market and (ii) in the case of LIBO Rate Loans denominated in an Alternate Currency, on which banks in the country for which such Alternate Currency is the lawful currency are not authorized or required to be closed.
     “Capital Expenditures” means, for any period, the aggregate amount of all expenditures of the Company and its Subsidiaries for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures on the Company’s Consolidated Statement of Cash Flows.
     “Capital Securities” means, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s capital, whether now outstanding or issued after the Closing Date.
     “Capitalized Lease Liabilities” means, with respect to any Person, all monetary obligations of such Person and its Subsidiaries under any leasing or similar arrangement which have been (or, in accordance with GAAP, should be) classified as capitalized leases, and for purposes of each Loan Document the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a premium or a penalty.
     “Cash Collateralize” means, with respect to a Letter of Credit, the deposit of immediately available funds into a cash collateral account maintained with (or on behalf of) the Revolving Loan Administrative Agent on terms satisfactory to the Revolving Loan Administrative Agent in an amount equal to the Stated Amount of such Letter of Credit.

     “Cash Equivalent Investment” means, at any time:
     (a) any direct obligation of (or unconditionally guaranteed by) the United States or a State thereof (or any agency or political subdivision thereof, to the extent such obligations are supported by the full faith and credit of the United States or a State thereof) maturing not more than one year after such time;
     (b) commercial paper maturing not more than 270 days from the date of issue, which is issued by (i) a corporation (other than an Affiliate of any Obligor) organized under the laws of any State of the United States or of the District of Columbia and rated A-1 or higher by S&P or P-1 or higher by Moody’s, or (ii) any Lender (or its holding company);
     (c) any certificate of deposit, time deposit or bankers acceptance, maturing not more than one year after its date of issuance, which is issued by either (i) any bank organized under the laws of the United States (or any State thereof) and which has (x) a credit rating of A2 or higher from Moody’s or A or higher from S&P and (y) a combined capital and surplus greater than $500,000,000, or (ii) any Lender; or
     (d) any repurchase agreement having a term of 30 days or less entered into with any Lender or any commercial banking institution satisfying the criteria set forth in clause (c)(i) which (i) is secured by a fully perfected security interest in any obligation of the type described in clause (a), and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such commercial banking institution thereunder.
     “Casualty Event” means the damage, destruction or condemnation, as the case may be, of property of any Person or any of its Subsidiaries.
     “CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.
     “CERCLIS” means the Comprehensive Environmental Response Compensation Liability Information System List.
     “Change in Control” means:
     (a) any person or group (within the meaning of Sections 13(d) and 14(d) under the Exchange Act), shall become the ultimate “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of, or enter into contracts or arrangements whereby they will acquire or control, directly or indirectly, Capital Securities or Voting Securities representing 25% or more of the Capital Securities or Voting Securities of the Company on a fully diluted basis;
     (b) during any period of up to 24 consecutive months, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such Board or whose nomination for election by the stockholders of the Company was approved by a vote of at least two-thirds of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or

     (c) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement or agreements for the sale or disposition by the Company of all or substantially all of the Company’s assets.
     “Closing Date” means June 6, 2006.
     “Code” means the Internal Revenue Code of 1986, and the regulations thereunder, in each case as amended, reformed or otherwise modified from time to time.
     “Collateral Agent” is defined in the preamble and includes each other Person appointed as the successor Collateral Agent pursuant to Section 9.4.
     “Collateral Sharing Agreement” means the Collateral Sharing Agreement, dated as of the Closing Date, among the Obligors, the Collateral Agent and J.P. Morgan Trust Company, National Association, as trustee under the Indentures, a conformed copy of which is attached as Exhibit H hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.
     “Collections” means all cash, checks, notes, instruments and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds and Tax refunds) of the Company and its Subsidiaries.
     “Commitment” means, as the context may require, the Original Revolving Loan Commitment, the Extended Revolving Loan Commitment, the Alternate Currency Commitment, the Letter of Credit Commitment or the Swing Line Loan Commitment.
     “Commitment Amount” means, as the context may require, the Alternate Currency Commitment Amount, the Original Revolving Loan Commitment Amount, the Extended Revolving Loan Commitment Amount, the Letter of Credit Commitment Amount or the Swing Line Loan Commitment Amount.
     “Commitment Termination Event” means:
     (a) the occurrence of any Event of Default with respect to the Company described in clauses (a) through (d) of Section 8.1.9; or
     (b) the occurrence and continuance of any other Event of Default and either:
     (i) the declaration of all or any portion of the Loans to be due and payable pursuant to Section 8.3, or
     (ii) the giving of notice by the Administrative Agents, acting at the direction of the Required Lenders, to the Company that the Commitments have been terminated.
     “Communications” is defined in clause (a) of Section 9.10.
     “Company” is defined in the preamble.
     “Compliance Certificate” means a certificate duly completed and executed by an Authorized Officer of the Company, substantially in the form of Exhibit E hereto, together with such changes thereto as the Administrative Agents may from time to time request for the purpose of monitoring the Company’s compliance with the financial covenants contained herein.

     “Consenting Term Loan Lender” means each Original Term Loan Lender that executes and delivers a signature page to the Amendment Agreement specifically in the capacity of an Original Term Loan Lender, indicating its consent to the terms of the Amendment Agreement and this Agreement.
     “Contingent Liability” means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Indebtedness of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the Capital Securities of any other Person. The amount of any Person’s obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount of the debt, obligation or other liability guaranteed thereby. For the avoidance of doubt, “Contingent Liability” shall not include “take-or-pay” obligations for less than twelve months for inventory acquired in the ordinary course of business; provided that such twelve-month limitation shall not apply to “take-or-pay” obligations with respect to natural gas acquired in the ordinary course of business.
     “Continuation/Conversion Notice” means a notice of continuation or conversion and certificate duly executed by an Authorized Officer of the Company, substantially in the form of Exhibit C hereto.
     “Control Agreement” means an agreement in form and substance satisfactory to the Collateral Agent which provides for the Collateral Agent to have “control” (as defined in Section 8-106 of the UCC, as such term relates to investment property (other than certificated securities or commodity contracts), or as used in Section 9-106 of the UCC, as such term relates to commodity contracts, or as used in Section 9-104(a) of the UCC, as such term relates to deposit accounts).
     “Controlled Group” means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.
     “Copyright Pledge and Security Agreement” means any Copyright Security Agreement executed and delivered by any Obligor in substantially the form of Exhibit C to the Security Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.
     “Credit Extension” means, as the context may require: (a) the making of a Loan by a Lender; or (b) the issuance of any Letter of Credit, or the extension of any Stated Expiry Date of any existing Letter of Credit, by an Issuer.
     “CS” is defined in the preamble.
     “Currency” and “Currencies” means Dollars, Euros and Yen.
     “Current GAAP Financials” is defined in Section 1.4.
     “Daily LIBO Rate” means, for any day, (a) a fluctuating rate of interest per annum determined by the applicable Administrative Agent by dividing (i) the Published Rate for such day by (ii) a number equal to 1.00 minus the percentage prescribed by the Federal Reserve for determining the maximum reserve requirements with respect to any eurocurrency funding by banks on such day or (b) the LIBO Rate (Reserve Adjusted) for a one-month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day). Changes in the rate of interest on that portion of any

Swing Line Loans maintained as Daily LIBO Rate Loans will take effect simultaneously with each change in the Daily LIBO Rate.
     “Daily LIBO Rate Loan” means a Swing Line Loan made pursuant to clause (ii) of the second sentence of Section 2.3.2(a) denominated in Dollars bearing interest at a rate determined by reference to the Daily LIBO Rate.
     “Default” means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.
     “Defaulting Lender” means any Revolving Loan Lender that has failed to fund any portion of its Revolving Loans, participations in Letters of Credit or participations in Swing Line Loans within three Business Days of the date required to be funded by it hereunder, or any Revolving Loan Lender that has (a) notified the Company, the Revolving Loan Administrative Agent, the Issuer, the Swing Line Lender or any Revolving Loan Lender in writing that it does not intend to comply with any or all of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit, (b) failed, within three Business Days after a request by the Revolving Loan Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Revolving Loans, participations in then outstanding Letters of Credit and participations in then outstanding Swing Line Loans, (c) otherwise failed to pay over to the Revolving Loan Administrative Agent or any other Revolving Loan Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (d) (i) become or is insolvent or has a parent company that has become or is insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.
     “Deposit Account” means a “deposit account” as that term is defined in Section 9-102(a) of the UCC.
     “Designated Borrower” is defined in the preamble.
     “Designated Borrower Notice” is defined in clause (a) of Section 2.9.
     “Designated Borrower Obligations” means all Obligations of each Designated Borrower.
     “Designated Borrower Request and Assumption Agreement” is defined in clause (a) of Section 2.9.
     “Disbursement” is defined in Section 2.7.2.
     “Disbursement Date” is defined in Section 2.7.2.
     “Disclosure Schedule” means the Disclosure Schedule attached hereto as Schedule I, as it may be amended, supplemented, amended and restated or otherwise modified from time to time by the Company with the written consent of the Required Lenders.

     “Disposition” (or similar words such as “Dispose”) means any sale, transfer, lease, contribution or other conveyance (including by way of merger) of, or the granting of options, warrants or other rights to, any of the Borrowers’ or their Subsidiaries’ assets (including accounts receivable and Capital Securities of Subsidiaries) to any other Person in a single transaction or series of transactions.
     “Documentation Agent” is defined in the preamble.
     “Dollar” and the sign “$” mean lawful money of the United States.
     “Dollar Equivalent” means, as of any date of determination, (a) as to any amount denominated in Dollars, such amount in Dollars, and (b) as to any amount denominated in an Alternate Currency, the equivalent amount thereof in Dollars as determined by the Revolving Loan Administrative Agent on the basis of the Spot Rate for the purchase of Dollars with such Alternate Currency.
     “Domestic Office” means the office of a Lender designated as its “Domestic Office” on Schedule II hereto or in a Lender Assignment Agreement, or such other office within the United States as may be designated from time to time by notice from such Lender to the applicable Administrative Agent and the Company.
     “EBITDA” means, for any applicable period, the sum of (a) Net Income, plus (b) to the extent deducted in determining Net Income, the sum of (i) amounts attributable to amortization, (ii) income tax expense, (iii) Interest Expense, (iv) depreciation of assets, (v) expenses incurred in connection with the Company’s accounting investigations and audit expenses in an aggregate amount not to exceed $10,000,000 for each of the 2005 Fiscal Year and 2006 Fiscal Year, respectively, none of which remains available as of the Amendment No. 4 Effective Date, (vi) restructuring expenses (including expenses relating to modifications to the Company’s retirement programs) in an aggregate amount not to exceed $30,000,000 in the aggregate for the 2006 and 2007 Fiscal Years, none of which remains available as of the Amendment No. 4 Effective Date, (vii) restructuring expenses related to additional restructuring initiatives for the 2007, 2008 and 2009 Fiscal Years in an amount not to exceed $30,000,000 in any such Fiscal Year or $45,000,000 in the aggregate, of which approximately $6,000,000 remains available as of September 30, 2008, (viii) restructuring expenses that are related to cost-savings initiatives related to additional restructuring initiatives for the 2009 and 2010 Fiscal Years in an aggregate amount not to exceed $36,000,000, (ix) non-cash pension expenses with respect to the 2009 Fiscal Year incurred in excess of cash contributions in connection with pension plans in an aggregate amount not to exceed $14,000,000 in such Fiscal Year, (x) non-recurring fees, cash charges and other cash expenses paid in connection with the preparation, negotiation, approval, execution and delivery of Amendment No. 4 (including the fees and expenses of the consultant referred to in Section 7.1.14), (xi) non-cash expenses incurred in connection with asset write-offs, including, but not limited to, goodwill impairments, (xii) if applicable, any swap or hedge breakage costs relating to interest rate swaps or hedges in effect on the Amendment No. 4 Effective Date (including, without limitation, any such costs incurred in connection with a prepayment of the Term Loans) to the extent any such costs do not constitute Interest Expense, (xiii) non-cash losses resulting from mark-to-market accounting treatment of interest rate hedging agreements, (xiv) non-cash losses resulting from mark-to-market accounting treatment of metals owned by the Company as of the date of determination and recorded as assets on the consolidated balance sheet of the Company and its Subsidiaries, (xv) additional cash and non-cash restructuring expenses (provided that, (A) in the event that the gross proceeds of the Equity Offering are greater than or equal to $175,000,000, cash restructuring expenses not to exceed $45,000,000 in the aggregate and (B) in the event the gross proceeds of the Equity Offering are less than $175,000,000, cash restructuring expenses not to exceed $35,000,000 in the aggregate), (xvi) non-recurring fees, cash charges and other cash expenses paid in connection with or related to the preparation, negotiation, approval, execution and delivery of the amendment and restatement of the Existing Credit Agreement and the Equity Offering,

(xvii) all charges and associated expenses in connection with the refinancing, retirement or extinguishment of any Indebtedness, including initial issuance costs, prepayment penalties, swap breakage fees and write-off of deferred issuance fees, minus (c) to the extent added in determining Net Income, the sum of (i) non-cash gains resulting from mark-to-market accounting treatment of interest rate hedging agreements and (ii) non-cash gains resulting from mark-to-market accounting treatment of metals owned by the Company as of the date of determination and recorded as assets on the consolidated balance sheet of the Company and its Subsidiaries.
     “Eligible Assignee” means (a) in the case of an assignment of a Term Loan, any Person (other than an Ineligible Assignee) and (b) in the case of any assignment of the Original Revolving Loan Commitment or the Extended Revolving Loan Commitment, as applicable, (i) a Revolving Loan Lender or (ii) any other Person (other than an Ineligible Assignee) with the consent of the Company (such consent not to be unreasonably withheld or delayed) unless (A) the assignment is being made to an Affiliate of a Lender or an Approved Fund, (B) the assignment is being made to such Person by the Revolving Loan Administrative Agent during the Primary Syndication (in which case the Revolving Loan Administrative Agent shall consult with the Company prior to any such assignment), or (C) an Event of Default has occurred and is continuing.
     “EMU” means Economic and Monetary Union as contemplated in the Treaty on European Union.
     “EMU Legislation” means legislative measures of the European Council (including without limitation European Council regulations) for the introduction of, changeover to or operation of a single or unified European currency (whether known as the Euro or otherwise), being in part the implementation of the third stage of EMU.
     “Environmental Laws” means all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to public health and safety and protection of the environment.
     “Equity Offering” means an issuance of common stock by the Company for aggregate gross cash proceeds in an amount not less than $150,000,000.
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections thereto.
     “ESS” is defined in clause (a) of Section 10.11.
     “Euro” means the single currency of Participating Member States of the European Union.
     “Event of Default” is defined in Section 8.1.
     “Excess Cash Flow” means, for any Fiscal Year, the excess (if any), of (a) EBITDA for such Fiscal Year less (b) the sum (for such Fiscal Year) of (i) Interest Expense actually paid in cash by the Company and its Subsidiaries, (ii) scheduled and voluntary principal repayments, to the extent actually made, of Term Loans pursuant to clause (c) of Section 3.1.1, (iii) all income Taxes actually paid in cash by the Company and its Subsidiaries, (iv) Capital Expenditures actually made by the Company and its Subsidiaries, (v) all Restricted Payments actually made by the Company in such Fiscal Year, (vi) non-recurring fees, cash charges and other cash expenses paid by the Company and its Subsidiaries in connection with the preparation, negotiation, approval, execution and delivery of Amendment No. 4 (including the fees and expenses of the consultant referred to in Section 7.1.14), (vii) cash restructuring costs paid by the Company in such Fiscal Year that were added back in calculating EBITDA and (viii) non-recurring fees, cash charges and other cash expenses paid in connection with or related to the preparation, negotiation, approval, execution and delivery of the amendment and restatement of the Existing Credit Agreement and the Equity Offering.
     “Excluded Property” means the Georgia Property and Niagara Falls Property.
     “Excluded Subsidiary” means any of (a) Ferro Pfanstiehl (Europe) Ltd., a company organized under the laws of the United Kingdom, (b) Zibo Ferro Performance Materials Company, Limited, a company organized under the laws of the Peoples Republic of China, (c) Ferro (Suzhou) Performance Materials Co. Ltd, a company organized under the laws of the Peoples Republic of China, (c) Ferro Enamel do Brasil Industria e Comercio Ltda., a company organized under the laws of Brazil, and (d) Ferro Holding GmbH, a company organized under the laws of Germany.
     “Exemption Certificate” is defined in clause (e) of Section 4.6.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Existing Credit Agreement” is defined in the first recital.
     “Existing Lenders” is defined in the first recital.
     “Existing Letters of Credit” means each of the Letters of Credit outstanding under the Existing Credit Agreement immediately prior to the Second Restatement Effective Date.
     “Extended Revolving Loan Commitment” means, relative to any Lender, such Lender’s obligation to make Extended Revolving Loans pursuant to clause (b) of Section 2.1.1.
     “Extended Revolving Loan Commitment Period” means the period from and including the Second Restatement Effective Date to the Extended Revolving Loan Termination Date.
     “Extended Revolving Loan Exposure” means, relative to any Extended Revolving Loan Lender, at any time, (a) the Dollar Equivalent of the aggregate outstanding principal amount of all Extended Revolving Loans of such Extended Revolving Lender at such time, plus (b) such Extended Revolving Lender’s Extended Revolving Loan Percentage of the Dollar Equivalent of the Letter of Credit Outstandings, plus (c) such Extended Lender’s Revolving Loan Percentage of the aggregate principal amount outstanding of all Swing Line Loans at such time.
     “Extended Revolving Loan Lender” mean those Revolving Loan Lenders under the Existing Credit Agreement immediately prior to the Second Restatement Effective Date that execute and deliver a signature page to the Amendment Agreement specifically in the capacity of an Extended Revolving Loan Lender.
     “Extended Revolving Loan Commitment Termination Date” means the earliest of:
     (a) the sixth anniversary of the Closing Date;
     (b) the date on which the Extended Revolving Loan Commitment is terminated in full or reduced to zero pursuant to the terms of this Agreement; and
     (c) the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described above, the Extended Revolving Loan Commitments shall terminate automatically and without any further action.
     “Extended Revolving Loan Percentage” means, relative to any Lender, the applicable percentage relating to Extended Revolving Loans set forth opposite its name on Schedule II hereto under the Extended Revolving Loan Commitment column or set forth in a Lender Assignment Agreement under the Extended Revolving Loan Commitment column, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreements executed by such Lender and its Assignee Lender and delivered pursuant to Section 10.11. A Lender shall not have any Extended Revolving Loan Commitment if its percentage under the Extended Revolving Loan Commitment column is zero.
     “Extended Revolving Loans” means each Revolving Loan made by an Extended Revolving Loan Lender on or after the Second Restatement Effective Date.
     “Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York or (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the applicable Administrative Agent from three federal funds brokers of recognized standing selected by it.
     “Fee Letter” means, collectively, (a) the confidential letter, dated March 24, 2006, among the Company, National City, CS and Credit Suisse Securities (USA), LLC, and (b) the confidential letter, dated May 23, 2007, among the Company, National City, CS and Credit Suisse Securities (USA), LLC, in each case, as amended, supplemented, amended and restated or otherwise modified from time to time.
     “Ferro Electronic” means Ferro Electronic Materials Inc., a Delaware corporation.
     “Filing Statements” means all Uniform Commercial Code financing statements or other similar financing statements and Uniform Commercial Code (Form UCC-3) termination statements required pursuant to the Loan Documents.
     “First Restatement Effective Date” means June 8, 2007.
     “First Restatement Effective Date Certificate” means the certificate executed and delivered by an Authorized Officer of the Company pursuant to the terms of this Agreement, substantially in the form of Exhibit K hereto.
     “Fiscal Quarter” means a quarter ending on the last day of March, June, September or December.
     “Fiscal Year” means any period of twelve consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the “2007 Fiscal Year”) refer to the Fiscal Year ending on December 31 of such calendar year.
     “Fixed Charge Coverage Ratio” means, as of the close of any Fiscal Quarter, the ratio computed for the period consisting of such Fiscal Quarter and each of the three immediately preceding Fiscal Quarters of (a) EBITDA (for all such Fiscal Quarters) minus Capital Expenditures made during such Fiscal Quarters; provided that for purposes of calculating the Fixed Charge Coverage Ratio, for any Fiscal Quarter ending in the 2007, 2008 and 2009 Fiscal Years, up to $30,000,000 of Capital Expenditures made in any such Fiscal Year, but not exceeding $45,000,000 of Capital Expenditures in all such Fiscal Years, of which approximately $10,000,000 remains available as of September 30, 2008, in each case as related to restructuring initiatives, shall be excluded from such calculations, to (b) the sum (for all such Fiscal Quarters) of (i) Interest Expense actually paid in cash during such Fiscal Quarters (excluding (A) initial issuance costs paid in connection with Indebtedness incurred in respect of the Obligations, (B) any make-whole premium or Interest Expense payable in connection with the prepayment of Indebtedness under the 1998 Indenture, and (C) if applicable, any swap or hedge breakage costs relating to interest rate swaps or hedges in effect on the Amendment No. 4 Effective Date (including, without limitation, any such costs incurred in connection with a prepayment of the Term Loans)), (ii) scheduled principal repayments of Indebtedness (other than Indebtedness issued under the Indentures) actually made during such Fiscal Quarters (including repayments of the Term Loans pursuant to clause (c) of Section 3.1.1 (other than the final four scheduled payments of the Term Loans required pursuant to the last sentence of Section 3.1.1(c); provided that such exception shall not include amounts equal to 0.25% of the original principal amount of the Original Term Loans and the New Term Loans that are included in such final four scheduled payments), and excluding payments of the Term Loans made from the proceeds of the Equity Offering), but specifically excluding repayments of the Term Loans pursuant to clauses (d), (e), (f) or (h) of Section 3.1.1, (iii) finance expenses paid in connection with the Permitted Receivables Program during such Fiscal Quarters, and (iv) Restricted Payments made by the Company during such Fiscal Quarters; provided, that Restricted Payments made by the Company during the Fiscal Quarters ending on June 30, 2008, September 30, 2008 and December 31, 2008 shall be calculated on a pro forma basis as if the amount of each such Restricted Payment equals $221,000 and provided, further, that non-recurring fees, cash charges and other cash expenses paid in connection with or related to the preparation, negotiation, approval, execution and delivery of the amendment and restatement of the Existing Credit Agreement and the Equity Offering shall be excluded from clause (b) above.
     “Foreign Pledge Agreement” means any supplemental pledge agreement governed by the laws of a jurisdiction other than the United States or a State thereof executed and delivered by the Company or any of its Subsidiaries pursuant to the terms of this Agreement, in form and substance satisfactory to the Collateral Agent, as may be necessary or desirable under the laws of organization or incorporation of a Subsidiary to further protect or perfect the Lien on and security interest in any Collateral (as defined in the Security Agreement).
     “Foreign Subsidiary” means any Subsidiary that is not a U.S. Subsidiary.
     “Fronting Fee” is defined in clause (b) of Section 3.3.3.
     “F.R.S. Board” means the Board of Governors of the Federal Reserve System or any successor thereto.
     “GAAP” means, with respect to the interpretation of all accounting terms used herein and in each other Loan Document, the calculation of all accounting determinations and computations required to be made hereunder or thereunder (including under Section 7.2.4 and in respect of any defined terms used herein or in any other Loan Document), those U.S. generally accepted accounting principles applied in the preparation of the audited consolidated financial statements of the Company for the Fiscal Year ended December 31, 2004.
     “Georgia Property” means the Company’s real property located at Meadow Brook Industrial Park in Toccoa, Georgia.
     “Governmental Authority” means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other Person exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
     “Granting Lender” is defined in clause (i) of Section 10.11.
     “Guarantor” means, collectively, the Company and each Subsidiary Guarantor.
     “Hazardous Material” means:
     (a) any “hazardous substance”, as defined by CERCLA;
     (b) any “hazardous waste”, as defined by the Resource Conservation and Recovery Act, as amended; or
     (c) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance (including any petroleum product) within the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended.
     “Hedging Obligations” means, with respect to any Person, all liabilities of such Person under currency exchange agreements, interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates, currency exchange rates or commodity prices.
     “herein”, “hereof”, “hereto”, “hereunder” and similar terms contained in any Loan Document refer to such Loan Document as a whole and not to any particular Section, paragraph or provision of such Loan Document.
     “Impermissible Qualification” means any qualification or exception to the opinion or certification of any independent public accountant as to any financial statement of the Company:
     (a) which is of a “going concern” or similar nature (other than in connection with the Company’s 2004 financial statements);
     (b) which relates to the limited scope of examination of matters relevant to such financial statement; or
     (c) which relates to the treatment or classification of any item in such financial statement and which, if adjusted in the manner deemed appropriate by the Company’s independent public accountants, would have the effect of causing the Company to be in Default.
     (d) The foregoing notwithstanding, it shall not be considered an Impermissible Qualification for audited financial statements for the 2005 Fiscal Year:
     (i) if the Company receives a disclaimer because the Company’s auditors were not engaged until after the close of the 2005 Fiscal Year and thus were not involved during the 2005 Fiscal Year in reviewing the Company’s internal controls and procedures;

     (ii) if the Company receives a qualification or disclaimer because the Company’s auditors were not engaged until after the close of the 2005 Fiscal Year and thus did not observe the Company’s physical inventory for the 2005 Fiscal Year; or
     (iii) if the SEC and/or any national securities exchange takes the position, based on clauses (i) or (ii) above, that as a result of such qualification or disclaimer, the Company is not in compliance with SEC filing requirements or the applicable listing standard.
     “including” and “include” means including without limiting the generality of any description preceding such term, and, for purposes of each Loan Document, the parties hereto agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.
     “Indebtedness” of any Person means:
     (a) all obligations of such Person for borrowed money or advances and all obligations of such Person evidenced by bonds, debentures, notes or similar instruments;
     (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit (other than any letter of credit obligations that are cash collateralized), whether or not drawn, and banker’s acceptances issued for the account of such Person;
     (c) all Capitalized Lease Liabilities of such Person;
     (d) for purposes of Section 8.1.5 only, all other items which, in accordance with GAAP, would be included as liabilities on the balance sheet of such Person as of the date at which Indebtedness is to be determined;
     (e) net Hedging Obligations of such Person;
     (f) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable in the ordinary course of business which are not overdue for a period of more than 90 days or, if overdue for more than 90 days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of such Person), and indebtedness secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien on property owned or being acquired by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
     (g) obligations arising under Synthetic Leases;
     (h) the full outstanding balance of trade receivables, notes or other instruments sold with full recourse (and the portion thereof subject to potential recourse, if sold with limited recourse), other than in any such case any thereof sold solely for purposes of collection of delinquent accounts and other than in connection with any Permitted Receivables Program;
     (i) all obligations (other than intercompany obligations) of such Person pursuant to any Permitted Receivables Program;

     (j) the stated value, or liquidation value if higher, of all Redeemable Stock of such Person; and
     (k) all Contingent Liabilities of such Person in respect of any of the foregoing.
The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such Person, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Neither trade payables nor other similar accrued expenses, in each case arising in the ordinary course of business, nor obligations in respect of insurance policies or performance or surety bonds which themselves are not guarantees of Indebtedness (nor drafts, acceptances or similar instruments evidencing the same nor obligations in respect of letters of credit supporting the payment of the same), shall constitute Indebtedness. For the avoidance of doubt and to the extent not previously excluded from Indebtedness, “take-or-pay” obligations for less than twelve months for inventory acquired in the ordinary course of business shall not constitute Indebtedness; provided that such twelve-month limitation shall not apply to “take-or-pay” obligations with respect to natural gas acquired in the ordinary course of business. For the avoidance of doubt, on any date, the entire outstanding principal amount of the Company’s 6.50% Convertible Senior Notes due 2013 on such date shall constitute Indebtedness of the Company with respect to such date, notwithstanding the treatment thereof in accordance with GAAP.
     “Indemnified Liabilities” is defined in Section 10.4.
     “Indemnified Parties” is defined in Section 10.4.
     “Indentures” means, collectively, (a) that certain Indenture, dated as of March 25, 1998 (the “1998 Indenture”), among the Company and J. P. Morgan Trust Company, National Association (successor-in-interest to Chase Manhattan Trust Company, National Association), as trustee (and any successor trustee(s)), (b) that certain Indenture, dated as of May 1, 1993, among the Company and J. P. Morgan Trust Company, National Association (successor-in-interest to Society National Bank), as trustee (and any successor trustee(s)) and (c) that certain Indenture, dated March 5, 2008 (the “2008 Indenture”), among the Company and U.S. Bank National Association, as trustee (and any successor trustee(s)), in each case as amended, supplemented, amended and restated or otherwise modified from time to time.
     “Index Debt” means senior, unsecured, long-term debentures or other debt securities of the Company that are not guaranteed by any other Person or subject to any other credit support or enhancement.
     “Index Debt Rating” means, as of any date of determination, the rating of the Company’s Index Debt, as given by the Rating Agencies in their regular rating reports.
     “Ineligible Assignee” means a natural Person, the Company, any Affiliate of the Company or any other Person taking direction from, or working in concert with, the Company or any of the Company’s Affiliates.
     “Interest Expense” means, for any applicable period, the aggregate interest expense (both accrued and paid and net of interest income paid during such period to the Company and its Subsidiaries) of the Company and its Subsidiaries for such applicable period, including the portion of any payments made in respect of Capitalized Lease Liabilities allocable to interest expense.

     “Interest Period” means, relative to any LIBO Rate Loan, the period beginning on (and including) the date on which such LIBO Rate Loan is made or continued as, or converted into, a LIBO Rate Loan pursuant to Sections 2.3 or 2.4 and shall end on (but exclude) the day which numerically corresponds to such date one, two, three or six months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), as the applicable Borrower may select in its relevant notice pursuant to Sections 2.3 or 2.4; provided that:
     (a) the Borrowers shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than ten different dates;
     (b) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day);
     (c) no Interest Period for any Loan may end later than the Stated Maturity Date for such Loan; and
     (d) for each Specified Term Loan Tranche, from and after June 25, 2007, each applicable Interest Period for LIBO Rate Loans shall be limited to three months, each of which shall end on the last Business Day of the applicable Fiscal Quarter (for avoidance of doubt, the Company may specify termination dates for Rate Protection Agreements that correspond to Interest Periods for the Specified Term Loan Tranches).
     “Investment” means, relative to any Person,
     (a) any loan, advance or extension of credit made by such Person to any other Person, including the purchase by such Person of any bonds, notes, debentures or other debt securities of any other Person;
     (b) Contingent Liabilities in favor of any other Person; and
     (c) any Capital Securities held by such Person in any other Person.
The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property at the time of such Investment.
     “ISP Rules” is defined in Section 10.9.
     “Issuance Request” means a Letter of Credit request and certificate duly executed by an Authorized Officer of a Borrower, substantially in the form of Exhibit B-2 hereto.
     “Issuer” means National City, in its capacity as Issuer of the Letters of Credit, and its successors and assigns. At the request of National City (or its successors or assigns), and with the Company’s consent (not to be unreasonably withheld), another Lender or an Affiliate of National City (or its successors or assigns) may issue one or more Letters of Credit hereunder and shall be deemed to be an Issuer.
     “Judgment Currency” is defined in Section 10.16.

     “LC Trigger Date” means the date that is one year prior to the Original Revolving Commitment Termination Date.
     “Lender Assignment Agreement” means an assignment agreement substantially in the form of Exhibit D hereto.
     “Lenders” is defined in the preamble.
     “Lender’s Environmental Liability” means any and all losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, costs, judgments, suits, proceedings, damages (including consequential damages), disbursements or expenses of any kind or nature whatsoever (including reasonable attorneys’ fees at trial and appellate levels and experts’ fees and disbursements and expenses incurred in investigating, defending against or prosecuting any litigation, claim or proceeding) which may at any time be imposed upon, incurred by or asserted or awarded against either Administrative Agent, any Lender or any Issuer or any of such Person’s Affiliates, shareholders, directors, officers, employees, and agents in connection with or arising from:
     (a) any Hazardous Material on, in, under or affecting all or any portion of any property of the Company or any of its Subsidiaries, the groundwater thereunder, or any surrounding areas thereof to the extent caused by Releases from the Company’s or any of its Subsidiaries’ or any of their respective predecessors’ properties;
     (b) any misrepresentation, inaccuracy or breach of any warranty, contained or referred to in Section 6.12;
     (c) any violation or claim of violation by the Company or any of its Subsidiaries of any Environmental Laws; or
     (d) the imposition of any lien for damages caused by or the recovery of any costs for the cleanup, release or threatened release of Hazardous Material by the Company or any of its Subsidiaries, or in connection with any property owned or formerly owned by the Company or any of its Subsidiaries.
     “Letter of Credit” is defined in Section 2.1.2.
     “Letter of Credit Commitment” means the relevant Issuer’s obligation to issue Letters of Credit pursuant to Section 2.1.2.
     “Letter of Credit Commitment Amount” means, on any date, a maximum amount equal to the Dollar Equivalent of $120,000,000, as such amount may be permanently reduced from time to time pursuant to Section 2.2.
     “Letter of Credit Outstandings” means, on any date, an amount equal to the sum of (a) the then aggregate amount which is undrawn and available under all issued and outstanding Letters of Credit and (b) the then aggregate amount of all unpaid and outstanding Reimbursement Obligations.
     “Leverage Ratio” means, on any date of determination, the ratio of (a) Total Debt outstanding on such date to (b) EBITDA computed for the period of four consecutive Fiscal Quarters most recently ended on or prior to such date; provided that, for purposes of calculating the Leverage Ratio for any date on which Indebtedness is outstanding under each of the 1998 Indenture and the 2008 Indenture, the aggregate amount of Indebtedness thereunder to be included in the calculation of Total Debt for such date shall be the amount equal to the greater of (i) the amount of Indebtedness outstanding under the 1998 Indenture and (ii) the amount of Indebtedness outstanding under the 2008 Indenture, in each case calculated as of such date.
     “LIBO Alternate Rate” means, with respect to any Loan that is denominated in an Alternate Currency, relative to an interest period of one month, that rate of interest determined by the Revolving Loan Administrative Agent by reference to the cost to the Revolving Loan Administrative Agent of obtaining deposits of such Currency from such sources as it may reasonably select. The Revolving Loan Administrative Agent shall determine the LIBO Alternate Rate for each such interest period (which determination shall be conclusive in the absence of manifest error), and will promptly give notice to the Company and the Lenders thereof.
     “LIBO Rate” means, relative to any Interest Period:
(a) for LIBO Rate Loans denominated in Dollars, the rate of interest per annum determined by the applicable Administrative Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays at rates which Dollar deposits are offered by leading banks in the London interbank deposit market), or the rate which is quoted by another source selected by the applicable Administrative Agent which has been approved by the British Bankers’ Association as an authorized information vendor for the purpose of displaying rates at which Dollar deposits are offered by leading banks in the London interbank deposit market (an “Alternate Source”) at approximately 11:00 a.m. London, England time, two (2) Business Days prior to the commencement of such Interest Period as the London interbank offered rate for Dollars for an amount comparable to the Borrowing relating to such Interest Period and having a borrowing date and a maturity comparable to such Interest Period (or if there shall at any time, for any reason, no longer exist a Bloomberg Page BBAM1 (or any substitute page) or any Alternate Source, a comparable replacement rate determined by the applicable Administrative Agent at such time (which determination shall be conclusive absent manifest error)); and
(b) for LIBO Rate Loans denominated in an Alternate Currency, the rate of interest per annum determined by the Revolving Loan Administrative Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to the average of the London interbank offered rate of interest per annum for deposits in the relevant Alternate Currency which appears on the relevant Bloomberg page that displays such rates (or, if no such quotation is available on such Bloomberg page, the rate which is quoted by another source for the London interbank offered rates of interest for deposits in the relevant Alternate Currency selected by the Revolving Loan Administrative Agent), at approximately 9:00 a.m., New York time, two (2) Business Days prior to the commencement of such Interest Period for an amount comparable to the Borrowing relating to such Interest Period and having a borrowing date and a maturity comparable to such Interest Period.
     “LIBO Rate Loan” means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a rate of interest determined by reference to the LIBO Rate (Reserve Adjusted).
     “LIBO Rate (Reserve Adjusted)” means, relative to any Loan to be made, continued or maintained as, or converted into, a LIBO Rate Loan for any Interest Period:

     (a) if denominated in Dollars or Euros, a rate per annum determined pursuant to the following formula:

LIBO Rate	=	LIBO Rate

(Reserve Adjusted)		1.00 — LIBOR Reserve Percentage
     (b) if denominated in Yen, the relevant LIBO Rate or LIBO Alternate Rate, as the case may be, plus any applicable reserve or other funding costs incurred by the Lenders in making such Loan.
The LIBO Rate (Reserve Adjusted) for any Interest Period for LIBO Rate Loans will be determined by the applicable Administrative Agent on the basis of the LIBOR Reserve Percentage in effect, and the applicable rates furnished to and received by such Administrative Agent, two Business Days before the first day of such Interest Period. The LIBO Rate (Reserve Adjusted) shall be adjusted with respect to any LIBO Rate Loan that is outstanding on the effective date of any change in the LIBOR Reserve Percentage as of such effective date. The applicable Administrative Agent shall give prompt written notice to the Borrowers of the LIBO Rate (Reserve Adjusted) as adjusted in accordance herewith, which determination shall be conclusive absent manifest error.
     “LIBOR Office” means the office of a Lender designated as its “LIBOR Office” on Schedule II hereto or in a Lender Assignment Agreement, or such other office designated from time to time by notice from such Lender to the Company and the Administrative Agents, whether or not outside the United States, which shall be making or maintaining the LIBO Rate Loans of such Lender.
     “LIBOR Reserve Percentage” means, as of any day, the maximum percentage in effect on such day, as prescribed by the F.R.S Board for determining the reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) with respect to eurocurrency funding (currently referred to as “Eurocurrency Liabilities”).
     “Lien” means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property, or other priority or preferential arrangement of any kind or nature whatsoever.
     “Loan Documents” means, collectively, this Agreement, the Notes, the Letters of Credit, the Fee Letter, the Collateral Sharing Agreement, each agreement pursuant to which the Collateral Agent is granted a Lien to secure the Obligations, each Subsidiary Guaranty and each other agreement, certificate, document or instrument delivered in connection with any Loan Document, whether or not specifically mentioned herein or therein.
     “Loans” means, as the context may require, a Revolving Loan, an Alternate Currency Loan, a Term Loan or a Swing Line Loan of any type.
     “Material Adverse Effect” means a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance, properties or, until the Closing Date, prospects of the Company or the Company and its Subsidiaries taken as a whole, (b) the rights and remedies of any Secured Party under any Loan Document or (c) the ability of any Obligor to perform its Obligations under any Loan Document.
     “Material Debt” means the Indebtedness of the Company and its Subsidiaries under the Permitted Receivables Program and the Indentures.

     “Material Debt Documents” means collectively, the loan agreements, indentures, note purchase agreements, promissory notes, guarantees, and other instruments and agreements evidencing the terms of any Material Debt, each as amended, supplemented, amended and restated or otherwise modified in accordance with Section 7.2.9.
     “Moody’s” means Moody’s Investors Service, Inc. and its successors.
     “Mortgage” means each mortgage, deed of trust, leasehold mortgage, leasehold deed of trust or other agreement executed and delivered by any Obligor in favor of the Collateral Agent for the benefit of the Secured Parties pursuant to the requirements of this Agreement, in form and substance reasonably satisfactory to the Collateral Agent, under which a valid, perfected, first priority Lien is granted on the real property and fixtures, or leasehold estate (if applicable), described therein, in each case as amended, supplemented, amended and restated or otherwise modified from time to time.
     “National City” is defined in the preamble.
     “Net Casualty Proceeds” means, with respect to any Casualty Event, the amount of any insurance proceeds or condemnation awards received by the Company or any of its Subsidiaries in connection with such Casualty Event in excess of $2,500,000, individually or in the aggregate over the course of a Fiscal Year (net of all reasonable and customary collection expenses thereof), but excluding any proceeds or awards required to be paid to a creditor (other than the Lenders) which holds a first priority Lien permitted by clause (d) of Section 7.2.3 on the property which is the subject of such Casualty Event.
     “Net Debt Proceeds” means, with respect to the sale or issuance by the Company or any of its Subsidiaries of any Indebtedness to any other Person after the Closing Date which is not expressly permitted by Section 7.2.2, the excess of (a) the gross cash proceeds actually received by such Person from such sale or issuance, over (b) all customary arranging or underwriting discounts, fees and commissions, and all legal, investment banking, brokerage and accounting and other professional fees, sales commissions and disbursements and other customary closing costs and expenses actually incurred in connection with such sale or issuance other than any such fees, discounts, commissions or disbursements paid to Affiliates of the Company or any such Subsidiary in connection therewith.
     “Net Disposition Proceeds” means, with respect to any Disposition by the Company, its U.S. Subsidiaries or any Subsidiary Guarantor pursuant to clauses (c), (f) and (h) of Section 7.2.8 and any cash payment received in respect of promissory notes or other non-cash consideration delivered to the Company or such Subsidiary in respect thereof, the excess of (a) the gross cash proceeds received by the Company or such Subsidiary over (b) the sum of (i) all reasonable and customary legal, investment banking, brokerage and accounting fees and expenses incurred in connection with such Disposition, (ii) all taxes actually paid or accrued by the Company to be payable in cash in connection with such Disposition, (iii) payments made by the Company or such Subsidiary to retire Indebtedness (other than the Credit Extensions) where payment of such Indebtedness is required in connection with such Disposition; provided that if the amount of any accrued taxes pursuant to clause (ii) exceeds the amount of taxes actually required to be paid in cash in respect of such Disposition, the aggregate amount of such excess shall constitute Net Disposition Proceeds and (iv) in the case of any Specified Disposition, any amounts paid in connection with any Specified Acquisition being consummated substantially simultaneously therewith.
     “Net Equity Proceeds” means, with respect to the sale or issuance after the Closing Date by the Company to any Person of any of its Capital Securities, warrants or options or the exercise of any such warrants or options, the excess of (a) the gross cash proceeds received by the Company from such sale, exercise or issuance, over (b) all reasonable and customary underwriting commissions and legal, investment banking, brokerage and accounting and other professional fees, sales commissions and disbursements actually incurred in connection with such sale or issuance which have not been paid to Affiliates of the Company in connection therewith, together with, in the case of the Equity Offering only, reasonable fees and expenses actually incurred in connection with the amendment and restatement of this Agreement (including fees and expenses of consultants to the Company and the Administrative Agents in connection therewith) which have not been paid to Affiliates of the Company in connection therewith; provided that proceeds resulting from sales or issuances of options or the exercise of such options up to $10,000,000 in the aggregate in any Fiscal Year shall not constitute Net Equity Proceeds.
     “Net Income” means, for any period, the aggregate of all amounts (exclusive of all amounts in respect of (a) extraordinary gains and losses, (b) whether or not extraordinary, gains and losses on asset sales and (c) whether or not extraordinary, gains and losses resulting from the extinguishment of Indebtedness of the Company or any of its Subsidiaries) which would be included as net income on the consolidated financial statements of the Company and its Subsidiaries for such period.
     “New Term Loan” means each Original Revolving Loan that is converted into a New Term Loan on the Second Restatement Effective Date.
     “New Term Loan Lender” means those Lenders under the Existing Credit Agreement immediately prior to the Second Restatement Effective Date that execute and deliver a signature page to the Amendment Agreement specifically in the capacity of a New Term Loan Lender.
     “New Term Loan Percentage” means, relative to any Lender, the applicable percentage relating to New Term Loans set forth opposite its name on Schedule II hereto under the New Term Loan column or set forth in a Lender Assignment Agreement under the New Term Loan column, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreements executed by such Lender and its Assignee Lender and delivered pursuant to Section 10.11.
     “Niagara Falls Property” means the Company’s real property located at 4511 Hyde Park Blvd., Niagara Falls, NY.
     “Non-Excluded Taxes” means any Taxes other than net income and franchise Taxes imposed with respect to any Secured Party by any Governmental Authority under the laws of which such Secured Party is organized or in which it maintains its applicable lending office.
     “Non-U.S. Lender” means any Lender that is not a “United States person”, as defined under Section 7701(a)(30) of the Code.
     “Note” means, as the context may require, a Revolving Note, a Term Note or a Swing Line Note.
     “Obligations” means all obligations (monetary or otherwise, whether absolute or contingent, matured or unmatured) of the Borrowers and each other Obligor arising under or in connection with a Loan Document, including Reimbursement Obligations and the principal of and premium, if any, and interest (including interest accruing during the pendency of any proceeding of the type described in Section 8.1.9, whether or not allowed in such proceeding) on the Loans; provided that for purposes of this definition, when the term “Obligations” is used in any agreement relating to Liens securing the Obligations (including the Collateral Sharing Agreement), the Subsidiary Guaranty (Domestic) and Section 4.11, “Loan Document” shall include each Rate Protection Agreement.
     “Obligor” means, as the context may require, the Borrowers and each other Person (other than a Secured Party) obligated under any Loan Document.

     “Organic Document” means, relative to any Obligor, as applicable, its articles or certificate of incorporation, regulations, by-laws, certificate of partnership, partnership agreement, certificate of formation, limited liability agreement, operating agreement and all shareholder agreements, voting trusts and similar arrangements applicable to any of such Obligor’s Capital Securities.
     “Original Currency” is defined in Section 10.16.
     “Original Credit Agreement” means that certain Credit and Guaranty Agreement dated as of June 6, 2006 by and among the Company, the Borrowers, the Lenders party thereto from time to time, the Administrative Agents, the Collateral Agents and the other agents party thereto, as it may have been amended or otherwise modified from time to time.
     “Original Loans” is defined in the first recital.
     “Original Revolving Loan Commitment” means, relative to any Lender, such Lender’s obligation (if any) to make Revolving Loans pursuant to clause (a) of Section 2.1.1.
     “Original Revolving Loan Commitment Amount” means, (a) prior to the First Restatement Effective Date, $250,000,000, (b) on the First Restatement Effective Date and until the Second Restatement Effective Date, $300,000,000 and (c) on the Second Restatement Effective Date, $0, as such amount may be reduced from time to time pursuant to Section 2.2.
     “Original Revolving Loan Commitment Termination Date” means the earliest of
     (a) the fifth anniversary of the Closing Date;
     (b) the date on which the Original Revolving Loan Commitment is terminated in full or reduced to zero pursuant to the terms of this Agreement; and
     (c) the date on which any Commitment Termination Event occurs.
Upon the occurrence of any event described above, the Original Revolving Loan Commitments shall terminate automatically and without any further action.
     “Original Revolving Loan Exposure” means, relative to any Original Revolving Loan Lender, at any time, (a) the Dollar Equivalent of the aggregate outstanding principal amount of all Original Revolving Loans of such Original Revolving Lender at such time, plus (b) such Original Revolving Lender’s Original Revolving Loan Percentage of the Dollar Equivalent of the Letter of Credit Outstandings.
     “Original Revolving Loan Lender” means each Revolving Loan Lender immediately prior to the Second Restatement Effective Date.
     “Original Revolving Loan Percentage” means, relative to any Lender, the applicable percentage relating to Original Revolving Loans set forth opposite its name on Schedule II hereto under the Original Revolving Loan Commitment column or set forth in a Lender Assignment Agreement under the Original Revolving Loan Commitment column, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreements executed by such Lender and its Assignee Lender and delivered pursuant to Section 10.11. A Lender shall not have any Original Revolving Loan Commitment if its percentage under the Original Revolving Loan Commitment column is zero.

     “Original Revolving Loans” is defined in the first recital.
     “Original Term Loan Lender” means each Term Loan Lender immediately prior to the Second Restatement Effective Date.
     “Original Term Loan Percentage” means, relative to any Lender, the applicable percentage relating to Original Term Loans set forth opposite its name on Schedule II hereto under the Original Term Loan column or set forth in a Lender Assignment Agreement under the Original Term Loan column, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreements executed by such Lender and its Assignee Lender and delivered pursuant to Section 10.11.
     “Original Term Loans” is defined in the first recital.
     “Other Taxes” means any and all stamp, documentary or similar Taxes, or any other excise or property Taxes or similar levies that arise on account of any payment made or required to be made under any Loan Document or from the execution, delivery, registration, recording or enforcement of any Loan Document.
     “Participant” is defined in clause (d) of Section 10.11.
     “Participating Member State” means each country so described in any EMU Legislation.
     “Patent Security Agreement” means any Patent Security Agreement executed and delivered by any Obligor in substantially the form of Exhibit A to the Security Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.
     “Patriot Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended and supplemented from time to time.
     “Patriot Act Disclosures” means all documentation and other information which a Lender, if subject to the Patriot Act, is required to provide pursuant to the applicable section of the Patriot Act and which required documentation and information the Administrative Agents reasonably request in order to comply with their ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.
     “PBGC” means the Pension Benefit Guaranty Corporation and any Person succeeding to any or all of its functions under ERISA.
     “Pension Plan” means a “pension plan”, as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in Section 4001(a)(3) of ERISA), and to which the Company or any corporation, trade or business that is, along with the Company, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.
     “Percentage” means, as the context may require, any Lender’s Original Revolving Loan Percentage, Extended Revolving Loan Percentage, Original Term Loan Percentage or New Term Loan Percentage.

     “Permitted Acquisition” means an acquisition (whether pursuant to an acquisition of Capital Securities, assets or otherwise) by the Company or any of its Subsidiaries from any Person of a business in which the following conditions are satisfied:
     (a) the SEC Filing Date has occurred;
     (b) immediately before and after giving effect to such acquisition no Default shall have occurred and be continuing or would result therefrom (including under Section 7.1.8 and Section 7.2.1);
     (c) the Company shall have delivered a certificate certifying that before and after giving effect to such acquisition, the representations and warranties set forth in each Loan Document shall, in each case, be true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date) and no Default has occurred and is continuing; and
     (d) the Company shall have delivered to the Administrative Agents a Compliance Certificate for the period of four full Fiscal Quarters immediately preceding such acquisition (prepared in good faith and in a manner and using such methodology which is consistent with the most recent financial statements delivered pursuant to Section 7.1.1) giving pro forma effect to the consummation of such acquisition and evidencing compliance with the covenants set forth in Section 7.2.4, such pro forma adjustments being reasonably satisfactory to the Administrative Agents.
     “Permitted Receivables Program” means a receivables program providing for the Disposition by the Company or any of its Subsidiaries of trade receivables and related collateral, credit support and similar rights, to a Person who is not a Subsidiary of the Company or is an SPV; provided that:
     (a) the consideration to be received by the Company and its Subsidiaries for any such Disposition consists of cash, contributions to capital, a deferred purchase price evidenced by a deferred purchase price note or, with respect to Dispositions to an SPV, a credit against any interest and/or principal amounts outstanding owed by the Company or any such Subsidiary to such SPV; and
     (b) the aggregate outstanding balance of the Indebtedness in respect of all such programs at any point in time is not in excess of $200,000,000.
     “Person” means any natural person, corporation, limited liability company, partnership, joint venture, association, trust or unincorporated organization, Governmental Authority or any other legal entity, whether acting in an individual, fiduciary or other capacity.
     “Platform” is defined in clause (b) of Section 9.10.
     “Pledge and Security Agreement” means the Pledge and Security Agreement, dated as of the Closing Date, executed and delivered by the Company and each U.S. Subsidiary, a conformed copy of which is attached as Exhibit G hereto, together with any supplemental Foreign Pledge Agreements delivered pursuant to the terms of this Agreement, in each case as amended, supplemented, amended and restated or otherwise modified from time to time.
     “PNC Bank” is defined in the preamble.

     “Primary Syndication” means the period commencing on or prior to the First Amendment Effective Date and ending on the earlier of (a) the date that is 90 days following the First Restatement Effective Date and (b) the date that the Administrative Agents have declared the primary syndication of the Commitments and Credit Extensions to have ended.
     “Prior GAAP Financials” is defined in Section 1.4.
     “Proceeds Reduction Percentage” means, at any time of determination, (a) with respect to a mandatory prepayment in respect of Net Equity Proceeds pursuant to clause (d) of Section 3.1.1, (i) 80%, if the Leverage Ratio set forth in the Compliance Certificate most recently delivered by the Company to the Administrative Agents was greater than or equal to 3.50:1.00 and (ii) 50%, if the Leverage Ratio set forth in such Compliance Certificate was less than 3.50: 1.00; and (b) with respect to a mandatory prepayment in respect of Excess Cash Flow pursuant to clause (h) of Section 3.1.1, (i) 75%, if the Leverage Ratio set forth in the Compliance Certificate most recently delivered by the Company to the Administrative Agents was greater than or equal to 4.00:1.00, (ii) 50%, if the Leverage Ratio set forth in such Compliance Certificate is less than 4.00:1.00 and greater than or equal to 3.50:1.00 and (iii) 0% if the Leverage Ratio set forth in such Compliance Certificate is less than 3.50:1.00.
     “Published Rate” shall mean the rate of interest published each Business Day in The Wall Street Journal “Money Rates” listing under the caption “London Interbank Offered Rates” for a one month period (or, if no such rate is published therein for any reason, then the Published Rate shall be the eurodollar rate for a one month period as published in another publication determined by applicable Administrative Agent).
     “Quarterly Payment Date” means the first day of January, April, July and October, or, if any such day is not a Business Day, the next succeeding Business Day.
     “Rate Protection Agreement” means, collectively, any agreement with respect to Hedging Obligations entered into by the Company or any Subsidiary under which the counterparty of such agreement is (or at the time such agreement was entered into, was) a Lender or an Affiliate of a Lender.
     “Rating Agency” means, as applicable, S&P or Moody’s.
     “Redeemable Stock” means with respect to any Person any Capital Securities of such Person that (a) is by its terms subject to mandatory redemption, in whole or in part, pursuant to a sinking fund, scheduled redemption or similar provisions, at any time prior to the Stated Maturity Date for Term Loans;
     or (b) otherwise is required to be repurchased or retired on a scheduled date or dates, upon the occurrence of any event or circumstance, at the option of the holder or holders thereof, or otherwise, at any time prior to the Stated Maturity Date for Term Loans, other than any such repurchase or retirement occasioned by a “change of control” or similar event; provided that Redeemable Stock shall not include the Series A ESOP Convertible Preferred Stock of the Company.
     “Refunded Swing Line Loans” is defined in clause (c) of Section 2.3.2.
     “Register” and “Registers” are defined in clause (a) of Section 2.8.
     “Reimbursement Obligation” is defined in Section 2.7.3.
     “Release” means a “release”, as such term is defined in CERCLA.

     “Replacement Lender” is defined in Section 4.10.
     “Replacement Notice” is defined in Section 4.10.
     “Required Lenders” means, at any time, Lenders holding more than 50% of the Total Exposure Amount.
     “Required Revolving Lenders” means, at any time, Revolving Loan Lenders holding more than 50% of the Total Revolving Loan Exposure Amount.
     “Resource Conservation and Recovery Act” means the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as amended.
     “Restricted Payment” means (a) the declaration or payment of any dividend (other than dividends payable solely in Capital Securities of the Company or any Subsidiary) on, or the making of any payment or distribution on account of, or setting apart assets for a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of, any class of Capital Securities of the Company or any Subsidiary or any warrants, options or other right or obligation to purchase or acquire any such Capital Securities, whether now or hereafter outstanding, or (b) the making of any other distribution in respect of such Capital Securities, in each case either directly or indirectly, whether in cash, property or obligations of the Company or any Subsidiary or otherwise.
     “Revaluation Date” means, with respect to any Credit Extension denominated in an Alternate Currency, each of the following: (a) in connection with the origination of any new Credit Extension, the Business Day which is the earliest of the date such credit is extended or the date the applicable rate is set; (b) in connection with any extension or conversion or continuation of an existing Loan, the Business Day that is the earlier of the date such Loan is extended, converted or continued, or the date the applicable rate is set; (c) each date a Letter of Credit is issued or renewed pursuant to Section 2.1.2 or amended in such a way as to modify the Letter of Credit Outstandings; (d) the date of any reduction of any of the Revolving Commitment Amount, the Alternate Currency Commitment Amount or the Letter of Credit Commitment Amount pursuant to the terms of Section 2.2; and (e) such additional dates as the Revolving Loan Administrative Agent shall deem necessary. For purposes of determining availability hereunder, the rate of exchange for any Alternate Currency shall be the Spot Rate.
     “Revolving Exposure” means, relative to any Revolving Loan Lender, at any time, (a) the Dollar Equivalent of the aggregate outstanding principal amount of all Revolving Loans of such Lender at such time, plus (b) such Lender’s Revolving Loan Percentage of the Dollar Equivalent of the Letter of Credit Outstandings, plus (c) such Lender’s Revolving Loan Percentage of the aggregate principal amount outstanding of all Swing Line Loans at such time.
     “Revolving Loan Administrative Agent” is defined in the preamble.
     “Revolving Loan Commitment” means, any Original Revolving Loan Commitment and any Extended Revolving Loan Commitment, collectively.
     “Revolving Loan Commitment Amount” means, the Original Revolving Loan Commitment Amount and the Extended Revolving Loan Commitment Amount, collectively.
     “Revolving Loan Lender” means, at any time, any Lender that holds a Revolving Loan Commitment at such time.

     “Revolving Loan Percentage” means Original Revolving Loan Percentage and/or Extended Revolving Loan Percentage, as the context requires.
     “Revolving Loans” means Original Revolving Loans and Extended Revolving Loans, collectively.
     “Revolving Note” means a promissory note of the Borrowers payable to any Revolving Loan Lender, substantially in the form of Exhibit A-1 or Exhibit A-2 hereto, as applicable (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrowers to such Revolving Loan Lender resulting from outstanding Original Revolving Loans or Extended Revolving Loans, as applicable, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.
     “S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc. and its successors.
     “SEC” means the Securities and Exchange Commission.
     “SEC Filing Date” means the last date on which the Company files any of its Form 10-Ks and Form 10-Qs for the 2004 and 2005 Fiscal Years and its Form 10-Qs for the 2006 Fiscal Year.
     “Second Restatement Effective Date” means the date this Agreement becomes effective pursuant to the terms of the Amendment Agreement.
     “Second Restatement Effective Date Certificate” means the certificate executed and delivered by an Authorized Officer of the Company pursuant to the terms of this Agreement, substantially in the form of Exhibit K hereto.
     “Secured Parties” means, collectively, the Lenders, the Issuers, the Agents, each counterparty to a Rate Protection Agreement that is (or at the time such Rate Protection Agreement was entered into, was) a Lender or an Affiliate thereof, each Person to whom an Obligor owes a Secured Obligation (as defined in any Loan Document) and (in each case), each of their respective successors, transferees and assigns.
     “Securities Account” means a “securities account” as that term is defined in Section 9-102(a) of the UCC.
     “Solvent” means, with respect to any Person and its Subsidiaries on a particular date, that on such date (a) the fair value of the property of such Person and its Subsidiaries on a consolidated basis is greater than the total amount of liabilities, including contingent liabilities, of such Person and its Subsidiaries on a consolidated basis, (b) the present fair salable value of the assets of such Person and its Subsidiaries on a consolidated basis is not less than the amount that will be required to pay the probable liability of such Person and its Subsidiaries on a consolidated basis on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it or its Subsidiaries will, incur debts or liabilities beyond the ability of such Person and its Subsidiaries to pay as such debts and liabilities mature, and (d) such Person and its Subsidiaries on a consolidated basis is not engaged in business or a transaction, and such Person and its Subsidiaries on a consolidated basis is not about to engage in a business or a transaction, for which the property of such Person and its Subsidiaries on a consolidated basis would constitute an unreasonably small capital. The amount of Contingent Liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, can reasonably be expected to become an actual or matured liability.

     “SPC” is defined in clause (g) of Section 10.11.
     “Specified Acquisitions” means the acquisitions set forth in the letter from the Company to the Agents dated on or prior to the Second Restatement Effective Date.
     “Specified Dispositions” means the Dispositions set forth in the letter from the Company to the Agents dated on or prior to the Second Restatement Effective Date.
     “Specified Term Loan Tranches” means those certain three (3) tranches of Original Term Loans (i.e., the $95,000,000 tranche, the $25,000,000 tranche and the $55,000,000 tranche) that, as of the First Restatement Effective Date, the Company maintains as LIBO Rate Loans with maturities of June 25, 2007.
     “Spot Rate” means the rate determined by the Revolving Loan Administrative Agent to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. (in the applicable time zone) on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Revolving Loan Administrative Agent may obtain such spot rate from another financial institution designated by such Administrative Agent if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.
     “SPV” means Ferro Finance Corporation, an Ohio corporation, and any other Person that is a Subsidiary of the Company that is a special purpose entity, variable interest entity or other bankruptcy remote entity created for the purpose of facilitating a Permitted Receivables Program.
     “Stated Amount” means, on any date and with respect to a particular Letter of Credit, the total amount then available to be drawn under such Letter of Credit.
     “Stated Expiry Date” is defined in Section 2.7.
     “Stated Maturity Date” means (a) with respect to all Term Loans, all Extended Revolving Loans, all Swing Line Loans and all Alternate Currency Loans issued in respect of Extended Revolving Loan Commitments, the sixth anniversary of the Closing Date and (b) with respect to all Original Revolving Loans and Alternate Currency Loans issued in respect of Original Revolving Loan Commitments, the fifth anniversary of the Closing Date.
     “Subsidiary” means, with respect to any Person, any other Person of which more than 50% of the outstanding Voting Securities of such other Person (irrespective of whether at the time Capital Securities of any other class or classes of such other Person shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person. Unless the context otherwise specifically requires, the term “Subsidiary” shall be a reference to a Subsidiary of the Company.
     “Subsidiary Guarantor” means each Subsidiary that has executed and delivered to the Administrative Agents a Subsidiary Guaranty (including by means of a delivery of a supplement thereto).
     “Subsidiary Guaranty” means, as applicable, the Subsidiary Guaranty (Domestic) or a Subsidiary Guaranty (Foreign).

     “Subsidiary Guaranty (Domestic)” means the subsidiary guaranty, dated as of the Closing Date, executed and delivered by an Authorized Officer of each Subsidiary required to execute it or become a party to it pursuant to the terms of the Existing Credit Agreement, a conformed copy of which is attached as Exhibit F hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.
     “Subsidiary Guaranty (Foreign)” means each subsidiary guaranty executed and delivered by an Authorized Officer of each Subsidiary of a Designated Borrower guaranteeing the Obligations of such Designated Borrower, in form and substance reasonably satisfactory to the Administrative Agents, as amended, supplemented, amended and restated or otherwise modified from time to time.
     “Swing Line Lender” means, subject to the terms of this Agreement, National City and its successors and assigns.
     “Swing Line Loan” is defined in clause (c) of Section 2.1.1.
     “Swing Line Loan Commitment” is defined in clause (c) of Section 2.1.1.
     “Swing Line Loan Commitment Amount” means, on any date, $20,000,000, as such amount may be reduced from time to time pursuant to Section 2.2.
     “Swing Line Note” means a promissory note of the Borrowers payable to the Swing Line Lender, in the form of Exhibit A-5 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrowers to the Swing Line Lender resulting from outstanding Swing Line Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.
     “Syndication Agent” is defined in the preamble.
     “Synthetic Lease” means, as applied to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (a) that is not a capital lease in accordance with GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for federal income tax purposes, other than any such lease under which that Person is the lessor.
     “Taxes” means all income, stamp or other taxes, duties, levies, imposts, charges, assessments, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, and all interest, penalties or similar liabilities with respect thereto.
     “Term Loan Administrative Agent” is defined in the preamble.
     “Term Loan Facility” means, at any time, the aggregate principal amount of the Term Loans of all Term Loan Lenders outstanding.
     “Term Loan Lender” means, at any time, any Lender that holds Term Loans at such time.
     “Term Loans” means (a) loans made by the Term Loan Lenders under the Term Loan Facility pursuant to clause (a) of Section 2.1.3 and (b) New Term Loans.
     “Term Note” means a promissory note of the Borrowers payable to any Term Loan Lender, substantially in the form of Exhibit A-3 or Exhibit A-4 hereto, as applicable (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrowers to such Term Loan Lender resulting from outstanding Original Term Loans or New Term Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.
     “Termination Date” means the date on which all Obligations have been paid in full in cash, all Letters of Credit have been terminated or expired (or been Cash Collateralized), all Rate Protection Agreements have been terminated and all Commitments shall have terminated.
     “Total Debt” means, on any date, the outstanding principal amount of all Indebtedness of the Company and its Subsidiaries of the type referred to in clause (a) (which, in the case of the Loans, shall be deemed to equal the Dollar Equivalent (determined as of the most recent Revaluation Date) for any Loans denominated in an Alternate Currency, clause (b) (which, in the case of Letter of Credit Outstandings, shall be deemed to equal the Dollar Equivalent (determined as of the most recent Revaluation Date) for any Letter of Credit Outstandings denominated in an Alternate currency, clause (c), clause (g), clause (i) and clause (j), in each case of the definition of “Indebtedness” (exclusive of intercompany Indebtedness between the Company and its Subsidiaries) and any Contingent Liability in respect of any of the foregoing.
     “Total Exposure Amount” means, on any date of determination (and without duplication), the Dollar Equivalent (determined as of the most recent Revaluation Date) of the outstanding principal amount of all Loans, the aggregate amount of all Letter of Credit Outstandings and the unfunded amount of the Commitments.
     “Total Revolving Loan Exposure Amount” means, on any date of determination (and without duplication), the Dollar Equivalent (determined as of the most recent Revaluation Date) of the outstanding principal amount of all Revolving Loans, the aggregate amount of all Letter of Credit Outstandings and the unfunded amount of the Revolving Loan Commitments.
     “Trademark Security Agreement” means any Trademark Security Agreement executed and delivered by any Obligor substantially in the form of Exhibit B to the Pledge and Security Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.
     “Transaction” is defined in the second recital.
     “Treaty on European Union” means the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht, the Kingdom of Netherlands, on February 1, 1992 and came into force on November 1, 1993), as amended from time to time.
     “type” means, relative to any Loan, the portion thereof, if any, being maintained as a Base Rate Loan, a LIBO Rate Loan or a Daily LIBO Rate Loan.
     “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if, with respect to any Filing Statement or by reason of any provisions of law, the perfection or the effect of perfection or non-perfection of the security interests granted to the Collateral Agent pursuant to the applicable Loan Document is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than New York, then “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of each Loan Document and any Filing Statement relating to such perfection or effect of perfection or non-perfection.

     “United States” or “U.S.” means the United States of America, its fifty states and the District of Columbia.
     “U.S. Subsidiary” means any Subsidiary that is incorporated or organized under the laws of the United States, a state thereof or the District of Columbia.
     “Voting Securities” means, with respect to any Person, Capital Securities of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.
     “Welfare Plan” means a “welfare plan”, as such term is defined in Section 3(1) of ERISA.
     “wholly owned Subsidiary” means any Subsidiary all of the outstanding Capital Securities of which (other than any director’s qualifying shares or investments by foreign nationals mandated by applicable laws) is owned directly or indirectly by the Company.
     “Yen” means Japanese yen, the lawful currency of Japan.
     SECTION 1.2 Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in each other Loan Document and the Disclosure Schedule.
     SECTION 1.3 Cross-References. Unless otherwise specified, references in a Loan Document to any Article or Section are references to such Article or Section of such Loan Document, and references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.
     SECTION 1.4 Accounting and Financial Determinations.
     (a) Unless otherwise specified, all accounting terms used in each Loan Document shall be interpreted, and all accounting determinations and computations thereunder (including under Section 7.2.4 and the definitions used in such calculations) shall be made, in accordance with GAAP. Unless otherwise expressly provided, all financial covenants and defined financial terms shall be computed on a consolidated basis for the Company and its Subsidiaries, in each case without duplication.
     (b) As of any date of determination, for purposes of determining the Fixed Charge Coverage Ratio, Leverage Ratio (and any financial calculations required to be made or included within such ratios or definition, or required for purposes of preparing any Compliance Certificate to be delivered pursuant to the definition of “Permitted Acquisition”), the calculation of such ratios and other financial calculations shall include or exclude, as the case may be, the effect of any assets or businesses that have been acquired or Disposed of (but only if (i) the Net Disposition Proceeds resulting from such Disposition are more than $5,000,000 and (ii) the EBITDA attributable to the Disposed assets or businesses constitutes more than 1% of EBITDA for the four Fiscal Quarter period most recently ended for which financial statements of the Company have been or are being, as the case may be, delivered to the Administrative Agents) by the Company or any of its Subsidiaries pursuant to the terms hereof (including through mergers or consolidations) as of such date of determination, as determined by the Company on a pro forma basis in accordance with GAAP, which determination may include one-time adjustments or reductions in costs, if any, directly attributable to any such permitted Disposition or Permitted Acquisition, as the case may be, in each case (i) calculated in accordance with Regulation S-X of the Securities Act of 1933, as amended from time to time, and any successor statute, or having been certified by the Chief Financial Officer of the Company as having been prepared in good faith based upon reasonable assumptions, for the period of four Fiscal Quarters most recently ended for which financial statements of the Company have been or are being, as the case may be, delivered to the Administrative Agents (without giving effect to any cost-savings or adjustments relating to synergies resulting from a Permitted Acquisition except as the Administrative Agents shall otherwise agree) and (ii) giving effect to any such Permitted Acquisition or permitted Disposition as if it had occurred on the first day of such four Fiscal Quarter period. For the avoidance of doubt, for purposes of determining the Leverage Ratio (and any financial calculations required to be made or included within such ratio) on a pro forma basis as of any date of determination, the calculation of such Leverage Ratio shall be made using the amount of Total Debt outstanding as of such date of determination and the amount of EBITDA for the four Fiscal Quarter period most recently ended for which financial statements of the Company have been delivered to the Administrative Agents.
     (c) If the Company notifies the Administrative Agents that the Company wishes to amend any covenant in Article VII or any related definition to eliminate the effect of any change in GAAP occurring after the date of this Agreement on the operation of such covenant (or if an Administrative Agent notifies the Company that the Required Lenders wish to amend Article VII or any related definition for such purpose), then the Company’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Lenders. In the event of any such notification from the Company or the Administrative Agents and until such notice is withdrawn or such covenant is so amended, the Company will furnish to each Lender and the Administrative Agents, in addition to the financial statements required to be furnished pursuant to Section 7.1.1 (the “Current GAAP Financials”), (i) the financial statements described in such Section based upon GAAP as in effect at the time such covenant was agreed to (the “Prior GAAP Financials”) and (ii) a reconciliation between the Prior GAAP Financials and the Current GAAP Financials.
     SECTION 1.5 Exchange Rates; Currency Equivalents. The Revolving Loan Administrative Agent shall determine the Spot Rates as of each Revaluation Date to be used for calculating the Dollar Equivalent of Credit Extensions and amounts outstanding hereunder denominated in Alternate Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by the Company hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any Currency for purposes of the Loan Documents shall be such Dollar Equivalent as so determined by the Revolving Loan Administrative Agent. Wherever in this Agreement in connection with a Credit Extension, conversion, continuation or prepayment of a Loan, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Credit Extension is denominated in an Alternate Currency, such amount shall be the relevant Alternate Currency Equivalent of such Dollars, as determined by the Revolving Loan Administrative Agent.
     SECTION 1.6 Redenomination of Certain Foreign Currencies and Computation of Dollar Amounts . Each obligation of the Borrowers hereunder to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Credit Extension in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Credit Extension, at the end of the then current Interest Period. Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agents may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro. References herein to minimum Dollar amounts and integral multiples stated in Dollars, where they shall also be applicable to Alternate Currency, shall be deemed to refer to approximate Alternative Currency Equivalents.
     SECTION 1.7 American Legal Terms. References to any legal term or concept (including without limitation those for any action, remedy, method of judicial proceeding, document, statute, court official, governmental authority or agency) shall in respect of any jurisdiction other than the United States be construed as references to the term or concept which most nearly corresponds to it in that jurisdiction.
ARTICLE II
COMMITMENTS, BORROWING AND ISSUANCE
PROCEDURES, NOTES AND LETTERS OF CREDIT
     SECTION 2.1 Commitments. On the terms and subject to the conditions of this Agreement, the Lenders and the Issuers severally agree to make Credit Extensions as set forth below.
     Section 2.1.1 Revolving Loans and Swing Line Loans.
     (a) From time to time on any Business Day occurring from and after the Second Restatement Effective Date, but prior to the Original Revolving Loan Commitment Termination Date, each Original Revolving Loan Lender agrees that it will make Original Revolving Loans (i) to the Company, denominated in Dollars, and (ii) to any Designated Borrower, denominated in an Alternate Currency, in each case, equal to such Lender’s Original Revolving Loan Percentage of the Dollar Equivalent (determined as of the most recent Revaluation Date) of the aggregate amount of each Borrowing of the Original Revolving Loans requested by the applicable Borrower to be made on such day;
     (b) From time to time on any Business Day occurring from and after the Second Restatement Effective Date, but prior to the Extended Revolving Loan Commitment Termination Date, each Extended Revolving Loan Lender agrees that it will make Extended Revolving Loans (i) to the Company, denominated in Dollars, and (ii) to any Designated Borrower, denominated in an Alternate Currency, in each case, equal to such Lender’s Extended Revolving Loan Percentage of the Dollar Equivalent (determined as of the most recent Revaluation Date) of the aggregate amount of each Borrowing of the Extended Revolving Loans requested by the applicable Borrower to be made on such day; and
     (c) From time to time on any Business Day occurring from and after the Second Restatement Effective Date, but prior to the Extended Revolving Loan Commitment Termination Date, the Swing Line Lender agrees that it will make loans (its “Swing Line Loans”) denominated in Dollars to the Company equal to the principal amount of the Swing Line Loan requested by the Company to be made on such day. The Commitment of the Swing Line Lender described in this clause is herein referred to as its “Swing Line Loan Commitment”.

On the terms and subject to the conditions hereof, the Borrowers may from time to time borrow, prepay and reborrow Revolving Loans and Swing Line Loans. No Original Revolving Loan Lender shall be permitted or required to make any Original Revolving Loan and no Extended Revolving Loan Lender shall be permitted or required to make any Extended Revolving Loan if, after giving effect thereto, (i) in the case of Original Revolving Loans, the Dollar Equivalent of such Lender’s Revolving Exposure would exceed such Lender’s Original Revolving Loan Percentage of the then existing Original Revolving Loan Commitment Amount, (ii) in the case of Extended Revolving Loans, the Dollar Equivalent of such Lender’s Revolving Exposure would exceed such Lender’s Extended Revolving Loan Percentage of the then existing Extended Revolving Loan Commitment Amount, (iii) the Dollar Equivalent of the aggregate principal amount of Alternate Currency Loans, together with the Dollar Equivalent of Letters of Credit Outstandings, would exceed the Alternate Currency Commitment Amount, or (iv) the Dollar Equivalent of the aggregate amount of Revolving Loans and Swing Line Loans outstanding together with the Dollar Equivalent of Letters of Credit Outstandings would exceed the Revolving Loan Commitment Amount. Furthermore, the Swing Line Lender shall not be permitted or required to make Swing Line Loans if, after giving effect thereto, (x) the aggregate outstanding principal amount of all Swing Line Loans would exceed the then existing Swing Line Loan Commitment Amount or (y) unless otherwise agreed to by the Swing Line Lender, in its sole discretion, the sum of all Swing Line Loans and Extended Revolving Loans made by the Swing Line Lender plus the Swing Line Lender’s Extended Revolving Loan Percentage of the aggregate amount of Letter of Credit Outstandings would exceed the Swing Line Lender’s Extended Revolving Loan Percentage of the then existing Extended Revolving Loan Commitment Amount.
     Section 2.1.2 Letter of Credit Commitment. Each of the parties hereto acknowledges and agrees that the Existing Letters of Credit shall continue as Letters of Credit for all purposes under this Agreement and the Loan Documents. From time to time on any Business Day occurring from the Second Restatement Effective Date but 3 days prior to the Extended Revolving Loan Commitment Termination Date, the relevant Issuer agrees that it will:
     (a) issue one or more standby letters of credit (relative to such Issuer, its “Letter of Credit”) in Dollars or in an Alternate Currency for the account of any Borrower or any Subsidiary Guarantor in the Stated Amount requested by the applicable Borrower on such day; or
     (b) extend the Stated Expiry Date of an existing standby Letter of Credit previously issued hereunder.
No Issuer shall be permitted or required to issue any Letter of Credit if, after giving effect thereto, (i) the Dollar Equivalent (determined as of the most recent Revaluation Date) of the aggregate amount of all Letter of Credit Outstandings would exceed the then existing Letter of Credit Commitment Amount or (ii) the sum of the aggregate amount of all Letter of Credit Outstandings plus the aggregate principal amount of all Revolving Loans and Swing Line Loans then outstanding would exceed the then existing Revolving Loan Commitment Amount.
     Section 2.1.3 Term Loans.
     (a) Prior to the First Restatement Effective Date and pursuant to the terms of the Existing Credit Agreement, each Original Term Loan Lender made Original Term Loans in Dollars to the Company equal-to such Original Term Loan Lender’s Original Term Loan Percentage of the Term Loan Facility in the aggregate principal amount of $305,000,000. Each of the parties hereto acknowledges and agrees that the Original Term Loans shall continue as Term Loans for all purposes under this Agreement and the Loan Documents. No amounts paid or prepaid with respect to Term Loans may be reborrowed.

     (b) On the Second Restatement Effective Date and pursuant to the terms of the Amendment Agreement, each New Term Loan Lender shall convert all or a portion of its Original Revolving Loans (with a corresponding reduction in the total amount of Original Revolving Loan Commitments) to New Term Loans and each New Term Loan Lender shall make New Term Loans in Dollars to the Company equal-to such New Term Loan Lender’s New Term Loan Percentage of the Term Loan Facility in the aggregate principal amount of $100,000,000. No amounts paid or prepaid with respect to New Term Loans may be reborrowed.
     SECTION 2.2 Reduction of the Commitment Amounts. The Company may, from time to time on any Business Day occurring after the Second Restatement Effective Date, voluntarily reduce any Commitment Amount on the Business Day so specified by the Company; provided that all such reductions shall require at least three Business Days’ prior notice to the applicable Administrative Agent and be permanent, and any partial reduction of any Commitment Amount shall be in a minimum amount of $10,000,000 and in an integral multiple of $1,000,000, provided, further, that the Company shall have the right, upon five Business Days’ written notice to, and the consent (not to be unreasonably withheld or delayed) of, the Revolving Loan Administrative Agent, to automatically and without any further action by any Person and notwithstanding anything contained herein to the contrary and subject to the reallocation (or cash collateralization) of Letter of Credit Outstandings and participations in Swing Line Loans pursuant to Section 2.10, to permanently terminate any then unfunded Revolving Loan Commitments of a Defaulting Lender, whereupon such Defaulting Lender shall cease to have any Revolving Loan Commitments hereunder and the Company shall not be permitted to reborrow any outstanding Revolving Loans of such Defaulting Lender that are repaid or prepaid hereunder (and, for the avoidance of doubt, upon any such repayment or prepayment, the Revolving Loan Commitment of such Defaulting Lender corresponding to the amount so repaid or prepaid shall be deemed permanently terminated). The Revolving Loan Commitment Amount shall also be reduced to the extent provided in Section 3.1.2(c). Any optional or mandatory reduction of the Revolving Loan Commitment Amount pursuant to the terms of this Agreement which reduces the Revolving Loan Commitment Amount below the sum of (i) the Swing Line Loan Commitment Amount, (ii) the Alternate Currency Commitment Amount and (iii) the Letter of Credit Commitment Amount shall result in an automatic and corresponding reduction of the Swing Line Loan Commitment Amount, Alternate Currency Commitment Amount and/or Letter of Credit Commitment Amount (as directed by the Borrowers in a notice to the Revolving Loan Administrative Agent delivered together with the notice of such voluntary reduction in the Revolving Loan Commitment Amount) to an aggregate amount not in excess of the Revolving Loan Commitment Amount, as so reduced, without any further action on the part of the Swing Line Lender, any Revolving Loan Lender or any Issuer.
     SECTION 2.3 Borrowing Procedures. Loans (other than Swing Line Loans) shall be made by the Lenders in accordance with Section 2.3.1, and Swing Line Loans shall be made by the Swing Line Lender in accordance with Section 2.3.2.
     Section 2.3.1 Borrowing Procedure. In the case of Loans (other than Swing Line Loans), by delivering a Borrowing Request to the Revolving Loan Administrative Agent or the Term Loan Administrative Agent, as applicable, on or before 12:00 noon on a Business Day, the Borrowers may from time to time irrevocably request, on the proposed date of the Borrowing in the case of Base Rate Loans, or on three Business Days’ notice in the case of LIBO Rate Loans denominated in Dollars, and in either case not more than five Business Days’ notice, or on no less than five Business Days’, and no more than ten Business Days’ notice in the case of Alternate Currency Loans, that a Borrowing be made, in the case of LIBO Rate Loans, in a minimum amount of $5,000,000 (or the Dollar Equivalent thereof) and an integral multiple of $1,000,000 (or the Dollar Equivalent thereof), in the case of Base Rate Loans, in a minimum amount of $1,000,000 and an integral multiple of $100,000 or, in either case, in the unused amount of the applicable Commitment. On the terms and subject to the conditions of this Agreement, each Borrowing shall be comprised of the type of Loans, and shall be made on the Business Day and in the Currency specified in such Borrowing Request. In the case of other than Swing Line Loans, on or before 11:00 a.m. on such Business Day each Lender that has a Commitment to make the Loans being requested shall deposit with the applicable Administrative Agent same day funds in an amount equal to such Lender’s Percentage of the requested Borrowing. Such deposit will be made to the applicable account which each Administrative Agent shall specify from time to time by notice to the Lenders. To the extent funds are received from the Lenders, each Administrative Agent shall make such funds available to the applicable Borrower by wire transfer to the account such Borrower shall have specified in its Borrowing Request. No Lender’s obligation to make any Loan shall be affected by any other Lender’s failure to make any Loan.
     Section 2.3.2 Swing Line Loans; Participations, etc.
     (a) By telephonic notice to the Swing Line Lender on or before 12:00 noon on a Business Day (promptly confirmed in writing if so requested by the Swing Line Lender), the Borrowers may from time to time irrevocably request that Swing Line Loans be made by the Swing Line Lender in an aggregate minimum principal amount of $500,000 and an integral multiple of $100,000. All Swing Line Loans shall be made as (i) Base Rate Loans and shall not be entitled to be converted into LIBO Rate Loans or (ii) Daily LIBO Rate Loans and shall not be entitled to be converted into LIBO Rate Loans. The proceeds of each Swing Line Loan shall be made available by the Swing Line Lender to the applicable Borrower by wire transfer to the account such Borrower shall have specified in its notice therefor by the close of business on the Business Day telephonic notice is received by the Swing Line Lender. Upon the making of each Swing Line Loan, and without further action on the part of the Swing Line Lender or any other Person, each Extended Revolving Loan Lender (other than the Swing Line Lender) shall be deemed to have irrevocably purchased, to the extent of its Extended Revolving Loan Percentage, a participation interest in such Swing Line Loan, and such Extended Revolving Loan Lender shall, to the extent of its Extended Revolving Loan Percentage, be responsible for reimbursing within one Business Day the Swing Line Lender for Swing Line Loans which have not been reimbursed by the Company in accordance with the terms of this Agreement.
     (b) [Reserved.]
     (c) If (i) any Swing Line Loan shall be outstanding for more than thirty Business Days, (ii) any Swing Line Loan is or will be outstanding on a date when any Borrower requests that a Revolving Loan be made, or (iii) any Default shall occur and be continuing, then each Extended Revolving Loan Lender (other than the Swing Line Lender) irrevocably agrees that it will, at the request of the Swing Line Lender, make an Extended Revolving Loan (which shall initially be funded as a Base Rate Loan) in an amount equal to such Lender’s Extended Revolving Loan Percentage of the aggregate principal amount of all such Swing Line Loans then outstanding (such outstanding Swing Line Loans hereinafter referred to as the “Refunded Swing Line Loans”). On or before 11:00 a.m. on the first Business Day following receipt by each Extended Revolving Loan Lender of a request to make Extended Revolving Loans as provided in the preceding sentence, each Extended Revolving Loan Lender shall deposit in an account specified by the Swing Line Lender the amount so requested in same day funds and such funds shall be applied by the Swing Line Lender to repay the Refunded Swing Line Loans. At the time the Extended Revolving Loan Lenders make the above referenced Extended Revolving Loans, the Swing Line Lender shall be deemed to have made, in consideration of the making of the Refunded Swing Line Loans, Extended Revolving Loans in an amount equal to the Swing Line Lender’s Extended Revolving Loan Percentage of the aggregate principal amount of the Refunded Swing Line Loans. Upon the making (or deemed making, in the case of the Swing Line Lender) of any Extended Revolving Loans pursuant to this clause, the amount so funded shall become an outstanding Extended Revolving Loan and shall no longer be owed as a Swing Line Loan. All interest payable with respect to any Extended Revolving Loans made (or deemed made, in the case of the Swing

Line Lender) pursuant to this clause shall be appropriately adjusted to reflect the period of time during which the Swing Line Lender had outstanding Swing Line Loans in respect of which such Extended Revolving Loans were made. Each Extended Revolving Loan Lender’s obligation to make the Extended Revolving Loans referred to in this clause shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, any Obligor or any Person for any reason whatsoever; (ii) the occurrence or continuance of any Default; (iii) any adverse change in the condition (financial or otherwise) of any Obligor; (iv) the acceleration or maturity of any Obligations or the termination of any Commitment after the making of any Swing Line Loan; (v) any breach of any Loan Document by any Person; or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.
     SECTION 2.4 Continuation and Conversion Elections. By delivering prior telephonic notice to the to the applicable Administrative Agent on or before 10:00 a.m. on a Business Day (such notice to be confirmed in writing within 24 hours thereafter by delivery of a Continuation/Conversion Notice), any Borrower may from time to time irrevocably elect:
     (a) on not less than three nor more than five Business Days’ notice, the conversion of any Base Rate Loan into one or more LIBO Rate Loans denominated in Dollars or the continuation of any LIBO Rate Loan denominated in Dollars as a LIBO Rate Loan so denominated; and
     (b) on not less than five nor more than ten Business Days’ notice, the continuation of any LIBO Rate Loan denominated in an Alternate Currency as a LIBO Rate Loan denominated in such Alternate Currency;
     provided that any portion of any Loan which is continued or converted hereunder shall be in a minimum amount of $1,000,000 and in an integral multiple amount of $1,000,000; and provided further that in the absence of prior notice (which notice may be delivered telephonically followed by written confirmation within 24 hours thereafter by delivery of a Continuation/Conversion Notice) with respect to any LIBO Rate Loan denominated in Dollars at least three Business Days (or, with respect to any LIBO Rate Loan denominated in an Alternate Currency, at least five Business Days) before the last day of the then current Interest Period with respect thereto, such LIBO Rate Loan shall, on such last day, automatically convert to a Base Rate Loan; provided that (i) each such conversion or continuation shall be pro rated among the applicable outstanding Loans of all Lenders that have made such Loans, and (ii) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, LIBO Rate Loans when any Default has occurred and is continuing.
     SECTION 2.5 Alternate Currency Loans.
     (a) If any Borrower requests a Borrowing in an Alternate Currency, or if pursuant to any Continuation/Conversion Notice a Borrower elects to continue any LIBO Rate Loan denominated in an Alternate Currency, the Revolving Loan Administrative Agent shall in the notice given to the Original Revolving Loan Lenders and/or the Extended Revolving Loan Lenders, pursuant to Section 2.3 or Section 2.4, as the case may be, give details of such request or election including, without limitation, as the case may be, the aggregate principal amount of the Borrowing in such Alternate Currency to be made by each Lender pursuant to the terms of this

Agreement or the aggregate principal amount of such LIBO Rate Loans to be continued by each Lender pursuant to the terms of this Agreement.
     (b) Each Lender shall be treated as having confirmed that the Alternate Currency requested, or elected by the applicable Borrower to be continued, is Available to it unless no later than 9:00 a.m. on the same Business Day of the requested Borrowing or the proposed continuation it shall have notified the Revolving Loan Administrative Agent that such Alternate Currency is not Available.
     (c) In the event that the Revolving Loan Administrative Agent has received notification from any of the Lenders that the Alternate Currency requested or elected by the applicable Borrower to be continued is not Available, then the Revolving Loan Administrative Agent shall notify such Borrower and the Lenders no later than 10:00 a.m. on the same Business Day of the proposed Borrowing or proposed continuation.
     (d) If the Revolving Loan Administrative Agent notifies a Borrower pursuant to clause (c) above that any of the Lenders has notified the Revolving Loan Administrative Agent that the Alternate Currency requested or elected by such Borrower to be continued or converted is not Available, such notification shall (i) in the case of any Borrowing Request, revoke such Borrowing Request and (ii) in the case of any Continuation/Conversion Notice, such continuation/conversion with respect thereto shall be deemed withdrawn and such Alternate Currency Loans shall be redenominated into Base Rate Loans. The Revolving Loan Administrative Agent will promptly notify the Borrowers and the Lenders of any such redenomination and in such notice by the Revolving Loan Administrative Agent to each Lender the Revolving Loan Administrative Agent will state the aggregate Dollar Equivalent amount of the redenominated Alternate Currency Loans as of the Revaluation Date with respect thereto and such Lender’s Percentage thereof.
     (e) Notwithstanding anything herein to the contrary, during the existence of an Event of Default, upon the request of the Lenders holding in excess of 50% of the Revolving Loan Commitments, all or any part of any outstanding Alternate Currency Loans shall be redenominated and converted into Base Rate Loans on the last day of the Interest Period with respect to any such Alternate Currency Loans. The Revolving Loan Administrative Agent will promptly notify the applicable Borrowers and the applicable Revolving Loan Lenders, as the case may be, of any such redenomination and conversion request.
     SECTION 2.6 Funding. Each Lender may, if it so elects, fulfill its obligation to make, continue or convert LIBO Rate Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such LIBO Rate Loan; provided that such LIBO Rate Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the Borrowers to repay such LIBO Rate Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility. In addition, each Borrower hereby consents and agrees that, for purposes of any determination to be made for purposes of Sections 4.1, 4.2, 4.3 or 4.4 it shall be conclusively assumed that each Lender elected to fund all LIBO Rate Loans by purchasing deposits in the relevant Currency in its LIBOR Office’s interbank eurodollar market. Each Lender may, at its option, make any Loan available to any Designated Borrower by causing any foreign or domestic branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of such Designated Borrower to repay such Alternate Currency Loan in accordance with the terms of this Agreement.

     SECTION 2.7 Issuance Procedures. By delivering to the Revolving Loan Administrative Agent an Issuance Request on or before 12:00 noon on a Business Day, the Borrowers may from time to time irrevocably request on not less than three nor more than ten Business Days’ notice, in the case of an initial issuance of a Letter of Credit and not less than three Business Days’ prior notice, in the case of a request for the extension of the Stated Expiry Date of a standby Letter of Credit (in each case, unless a shorter notice period is agreed to by the relevant Issuer, in its sole discretion), that an Issuer issue, or extend the Stated Expiry Date of, a Letter of Credit in such form as may be requested by the Borrowers and approved by such Issuer, solely for the purposes described in Section 7.1.7. Each Letter of Credit shall by its terms be stated to expire on a date (its “Stated Expiry Date”) no later than the earlier to occur of (i) five Business Days prior to the Extended Revolving Loan Commitment Termination Date and (ii) (unless otherwise agreed to by an Issuer, in its sole discretion), one year from the date of its issuance; provided that any Letter of Credit may provide for renewal periods of up to one year so long as such renewal periods do not exceed the date set forth in clause (i). Each Issuer will make available to the beneficiary thereof the original of the Letter of Credit which it issues. Notwithstanding the foregoing, all Letters of Credit issued hereunder shall be subject to the customary procedures of the applicable Issuer.
     Section 2.7.1 Other Lenders Participation. (a) Upon the issuance of each Letter of Credit on or prior to the LC Trigger Date, and without further action, each Revolving Loan Lender (other than the Issuer) shall be deemed to have irrevocably purchased, to the extent of its Revolving Loan Percentage, a participation interest in such Letter of Credit (including the Contingent Liability and any Reimbursement Obligation with respect thereto), and such Revolving Loan Lender shall, to the extent of its Revolving Loan Percentage, be responsible for reimbursing within one Business Day the Issuer for Reimbursement Obligations which have not been reimbursed by the Borrowers in accordance with Section 2.7.3 of receiving notice from the Issuer for Reimbursement Obligations which have not been reimbursed by the Borrowers in accordance with Section 2.7.3 (with the terms of this Section surviving the termination of this Agreement). In addition, such Revolving Loan Lender shall, to the extent of its Revolving Loan Percentage, be entitled to receive a ratable portion of the Letter of Credit fees payable pursuant to Section 3.3.3 with respect to each Letter of Credit (other than the issuance fees payable to the Issuer of such Letter of Credit pursuant to the last sentence of Section 3.3.3) and of interest payable pursuant to Section 3.2 with respect to any Reimbursement Obligation. To the extent that any Revolving Loan Lender has reimbursed any Issuer for a Disbursement, such Lender shall be entitled to receive its ratable portion of any amounts subsequently received (from the Borrowers or otherwise) in respect of such Disbursement.
     (b) Upon (i) the issuance of each Letter of Credit after the LC Trigger Date or (ii) the extension or renewal of any Letter of Credit with a Stated Expiry Date that occurs after the LC Trigger Date, and without further action, each Extended Revolving Loan Lender (other than the Issuer) shall be deemed to have irrevocably purchased, to the extent of its Extended Revolving Loan Percentage, a participation interest in such Letter of Credit (including the Contingent Liability and any Reimbursement Obligation with respect thereto), and such Extended Revolving Loan Lender shall, to the extent of its Extended Revolving Loan Percentage, be responsible for reimbursing within one Business Day the Issuer for Reimbursement Obligations which have not been reimbursed by the Borrowers in accordance with Section 2.7.3 of receiving notice from the Issuer for Reimbursement Obligations which have not been reimbursed by the Borrowers in accordance with Section 2.7.3 (with the terms of this Section surviving the termination of this Agreement). In addition, such Extended Revolving Loan Lender shall, to the extent of its Extended Revolving Loan Percentage, be entitled to receive a ratable portion of the Letter of Credit fees payable pursuant to Section 3.3.3 with respect to each Letter of Credit (other than the issuance fees payable to the Issuer of such Letter of Credit pursuant to the last sentence of Section 3.3.3) and of interest payable pursuant to Section 3.2 with respect to any Reimbursement Obligation. To the extent that any Extended Revolving Loan Lender has reimbursed any Issuer for a Disbursement, such Lender shall be entitled to receive its ratable portion of any amounts subsequently received (from the Borrowers or otherwise) in respect of such Disbursement. For the avoidance of doubt, no Original Revolving Loan

Lender shall participate (A) in any Letter of Credit that is issued after the LC Trigger Date or (B) if the Stated Expiry Date of such Letter of Credit occurs after the LC Trigger Date, in any Letter of Credit that is extended or renewed.
     Section 2.7.2 Disbursements. An Issuer will notify the applicable Borrower and the Revolving Loan Administrative Agent promptly of the presentment for payment of any Letter of Credit issued by such Issuer, together with notice of the date (the “Disbursement Date”) such payment shall be made (each such payment, a “Disbursement”). Subject to the terms and provisions of such Letter of Credit and this Agreement, the applicable Issuer shall make such payment to the beneficiary (or its designee) of such Letter of Credit. Prior to 11:00 a.m. on the Disbursement Date, the applicable Borrower will reimburse the Revolving Loan Administrative Agent, for the account of the applicable Issuer, for all amounts which such Issuer has disbursed under such Letter of Credit, such payments to be made in Dollars (and in the amount which is the Dollar Equivalent of any such payment or disbursement made or denominated in an Alternate Currency) together with interest thereon at a rate per annum equal to the rate per annum then in effect for Base Rate Loans (with the then Applicable Margin for Revolving Loans accruing on such amount) pursuant to Section 3.2 for the period from the Disbursement Date through the date of such reimbursement. Without limiting in any way the foregoing and notwithstanding anything to the contrary contained herein or in any separate application for any Letter of Credit, each Borrower hereby acknowledges and agrees that it shall be obligated to reimburse the applicable Issuer upon each Disbursement of a Letter of Credit, and it shall be deemed to be the obligor for purposes of each such Letter of Credit issued hereunder (whether the account party on such Letter of Credit is a Borrower or a Subsidiary Guarantor).
     Section 2.7.3 Reimbursement . The obligation (a “Reimbursement Obligation”) of the Borrowers under Section 2.7.2 to reimburse an Issuer with respect to each Disbursement (including interest thereon), and, upon the failure of the Borrowers to reimburse an Issuer, each Revolving Loan Lender’s obligation under Section 2.7.1 to reimburse an Issuer, shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrowers or such Revolving Loan Lender, as the case may be, may have or have had against such Issuer or any Lender, including any defense based upon the failure of any Disbursement to conform to the terms of the applicable Letter of Credit (if, in such Issuer’s good faith opinion, such Disbursement is determined to be appropriate) or any non-application or misapplication by the beneficiary of the proceeds of such Letter of Credit; provided that after paying in full its Reimbursement Obligation hereunder, nothing herein shall adversely affect the right of the Borrowers or such Lender, as the case may be, to commence any proceeding against an Issuer for any wrongful Disbursement made by such Issuer under a Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of such Issuer.
     Section 2.7.4 Deemed Disbursements . Upon the occurrence and during the continuation of any Default under Section 8.1.9 or upon notification by the Revolving Loan Administrative Agent (acting at the direction of the Required Revolving Loan Lenders) to the Borrowers of its obligations under this Section, following the occurrence and during the continuation of any other Event of Default,
     (a) the aggregate Stated Amount of all Letters of Credit shall, without demand upon or notice to the Borrowers or any other Person, be deemed to have been paid or disbursed by the Issuers of such Letters of Credit (notwithstanding that such amount may not in fact have been paid or disbursed); and
     (b) the Borrowers shall be immediately obligated to reimburse the Issuers for the amount deemed to have been so paid or disbursed by such Issuers.

Amounts payable by the Borrowers pursuant to this Section shall be deposited in immediately available funds with the Revolving Loan Administrative Agent and held as collateral security for the Reimbursement Obligations. When all Defaults giving rise to the deemed disbursements under this Section have been cured or waived the Revolving Loan Administrative Agent shall return to the Borrowers all amounts then on deposit with the Revolving Loan Administrative Agent pursuant to this Section which have not been applied to the satisfaction of the Reimbursement Obligations.
     Section 2.7.5 Nature of Reimbursement Obligations . The Borrowers, each other Obligor and, to the extent set forth in Section 2.7.1, each Original Revolving Loan Lender or each Extended Revolving Loan Lender, as applicable, shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. No Issuer (except to the extent of its own gross negligence or willful misconduct) shall be responsible for:
     (a) the form, validity, sufficiency, accuracy, genuineness or legal effect of any Letter of Credit or any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if such Issuer shall have been notified thereof);
     (b) the form, validity, sufficiency, accuracy, genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or the proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason;
     (c) failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to demand payment under a Letter of Credit or any other claim of the Borrowers against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among the Borrowers and any beneficiary of any Letter of Credit or any such transferee;
     (d) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher;
     (e) any loss or delay in-the transmission or otherwise of any document or draft required in order to make a Disbursement under a Letter of Credit;
     (f) errors in interpretation of technical terms;
     (g) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or
     (h) any consequences arising from causes beyond the control of such Issuer, including any governmental acts, and none of the above shall affect or impair, or prevent the vesting of, any of such Issuer’s rights or powers hereunder.
None of the foregoing shall affect, impair or prevent the vesting of any of the rights or powers granted to any Issuer or any Revolving Loan Lender hereunder. In furtherance and not in limitation or derogation of any of the foregoing, any action taken or omitted to be taken by an Issuer in good faith (and not constituting gross negligence or willful misconduct) shall be binding upon each Obligor and each such Secured Party, and shall not put such Issuer under any resulting liability to any Obligor or any Secured Party, as the case may be.

Without limiting the generality of the foregoing, each Issuer (i) may rely on any oral or other communication believed in good faith by such Issuer to have been authorized or given by or on behalf of the applicant for a Letter of Credit, (ii) may honor any presentation if the documents presented appear on their face substantially to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by such Issuer; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on such Issuer in any way related to any order issued at the applicant’s request to an air carrier, a letter of guarantee or of indemnity issued to a carrier or any similar document (each an “Order”) and honor any drawing in connection with any Letter of Credit that is the subject of such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit.
     SECTION 2.8 Registers; Notes. The Registers shall be maintained on the following terms.
     (a) The Borrowers hereby designate (i) the Revolving Loan Administrative Agent, in the case of the Revolving Loan Commitments, Alternate Currency Commitments, Swing Line Loan Commitments and Letter of Credit Commitments, and (ii) the Term Loan Administrative Agent, in the case of the Term Loans, to serve as the Borrowers’ agents, solely for the purpose of this clause, to maintain a register (each, a “Register” and collectively, the “Registers”) on which such Administrative Agent will record the applicable Commitment of each Lender, the applicable Loans made by each Lender and each repayment in respect of the principal amount of such Loans, annexed to which the relevant Administrative Agent shall retain a copy of each Lender Assignment Agreement delivered to such Administrative Agent pursuant to Section 10.11. Failure to make any recordation, or any error in such recordation, shall not affect any Obligor’s Obligations. The entries in the Registers shall be conclusive, in the absence of manifest error, and the Borrowers, the Administrative Agents and the Lenders shall treat each Person in whose name a Loan is registered (or, if applicable, to which a Note has been issued) as the owner thereof for the purposes of all Loan Documents, notwithstanding notice or any provision herein to the contrary. Any assignment or transfer of a Commitment or the Loans made pursuant hereto shall be registered in the Registers only upon delivery to the relevant Administrative Agent of a Lender Assignment Agreement that has been executed by the requisite parties pursuant to Section 10.11. No assignment or transfer of a Lender’s Commitment or Loans shall be effective unless such assignment or transfer shall have been recorded in the applicable Register by the relevant Administrative Agent as provided in this Section.
     (b) Each Borrower agrees that, upon the request to the Administrative Agents by any Lender, such Borrower will execute and deliver to such Lender a Note evidencing the Loans made by, and payable to the order of, such Lender in a maximum principal amount equal to such Lender’s Percentage of the original applicable Commitment Amount. Each Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender’s Note (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal amount of, and the interest rate and Interest Period applicable to the Loans evidenced thereby. Such notations shall, to the extent not inconsistent with notations made by the applicable Administrative Agent in its respective Register, be conclusive and binding on each Obligor absent manifest error; provided that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of any Obligor.
     SECTION 2.9 Designated Borrowers.
     (a) The Company may at any time, upon not less than thirty Business Days’ notice from the Company to the Revolving Loan Administrative Agent (or such shorter period as may be agreed by the Revolving Loan Administrative Agent in its sole discretion), designate one or more wholly-owned Subsidiaries organized under the laws of Japan or The Kingdom of the Netherlands (each an “Applicant Borrower”), as a Designated Borrower to receive Alternate Currency Loans hereunder by delivering to the Revolving Loan Administrative Agent (which shall promptly deliver counterparts thereof to each applicable Lender and the other Administrative Agent) a duly executed notice and agreement in substantially the form of Exhibit I-1 (a “Designated Borrower Request and Assumption Agreement”). The parties hereto acknowledge and agree that prior to any Applicant Borrower becoming entitled to become a Designated Borrower the Revolving Loan Administrative Agent and the Lenders shall have received such supporting resolutions, incumbency certificates, opinions of counsel and other documents or information, in form, content and scope reasonably satisfactory to the Revolving Loan Administrative Agent, as may be required by the Revolving Loan Administrative Agent or the Required Lenders in their sole discretion, and Notes signed by such new Borrowers to the extent any Lenders so require. If the Revolving Loan Administrative Agent and the Required Lenders agree that an Applicant Borrower shall be entitled to receive Alternate Currency Loans hereunder, then promptly following receipt of all such documents or information, the Revolving Loan Administrative Agent shall send a notice in substantially the form of Exhibit I-2 (a “Designated Borrower Notice”) to the Company, the other Administrative Agent and the Lenders specifying the effective date upon which the Applicant Borrower shall constitute a Designated Borrower for purposes hereof, whereupon each of the Lenders agrees to permit such Designated Borrower to receive Alternate Currency Loans hereunder, on the terms and conditions set forth herein, and each of the parties agrees that such Designated Borrower otherwise shall be a Borrower for all purposes of this Agreement.
     (b) To the extent each Foreign Subsidiary and each Designated Borrower has not already executed a Subsidiary Guaranty and granted and perfected Liens over its assets to secure all of the Obligations, each Designated Borrower will cause each of its Subsidiaries to execute a Subsidiary Guaranty (Foreign) guaranteeing the Obligations of such Designated Borrower and each Designated Borrower will and will cause each of its Subsidiaries to execute any documentation and take all other actions deemed reasonably necessary by the Collateral Agent to secure the Obligations of such Designated Borrower and such Subsidiaries hereunder or under such Subsidiary Guaranty (Foreign), as applicable and grant Liens on such Person’s assets, in a manner and to the extent that a U.S. Subsidiary is required to secure its Obligations under the Subsidiary Guaranty (Domestic) pursuant to the terms hereof and the Subsidiary Guaranty (Domestic) and will otherwise comply with Section 7.1.8.
     (c) Each Subsidiary of the Company that becomes a “Designated Borrower” pursuant to this Section hereby irrevocably appoints the Company as its agent for all purposes relevant to this Agreement and each of the other Loan Documents, including (i) the giving and receipt of notices, (ii) the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto, and (iii) the receipt of the proceeds of any Alternate Currency Loans made by the Lenders, to any such Designated Borrower hereunder.

Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all Borrowers, or by each Borrower acting singly, shall be valid and effective if given or taken only by the Company, whether or not any such other Borrower joins therein. Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to the Company in accordance with the terms of this Agreement shall be deemed to have been delivered to each Designated Borrower.
     (d) The Company may from time to time, upon not less than thirty Business Days’ notice from the Company to the Revolving Loan Administrative Agent (or such shorter period as may be agreed by the Administrative Agents in their sole discretion), terminate a Designated Borrower’s status as such; provided that there are no outstanding Alternate Currency Loans payable by such Designated Borrower, or other amounts payable by such Designated Borrower on account of any Alternate Currency Loans made to it, as of the effective date of such termination. The Revolving Loan Administrative Agent will promptly notify the other Administrative Agent and the Lenders of any such termination of a Designated Borrower’s status.
     SECTION 2.10 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Revolving Loan Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Revolving Loan Lender is a Defaulting Lender:
     (a) If a Revolving Loan Lender has any Letter of Credit Outstandings (other than any Letter of Credit Outstandings described in clause (b) of the definition thereof that have been funded by such Defaulting Lender) or if Swing Line Loans are outstanding at any time such Revolving Loan Lender is a Defaulting Lender then:
     (i) With respect to Letters of Credit issued on or prior to the LC Trigger Date, all or any part of such Letter of Credit Outstandings (other than any Letter of Credit Outstandings described in clause (b) of the definition thereof that have been funded by such Defaulting Lender) shall be reallocated among the Revolving Loan Lenders that are not Defaulting Lenders in accordance with their respective Revolving Loan Percentage of the Letter of Credit Outstandings but only to the extent (x) the sum of (1) the principal amount of outstanding Revolving Loans of all Revolving Loan Lenders that are not Defaulting Lenders, and (2) the Letter of Credit Outstandings of all Revolving Loan Lenders that are not Defaulting Lenders, including their pro rata shares of the Defaulting Lender’s Letter of Credit Outstandings (other than any Letter of Credit Outstandings described in clause (b) of the definition thereof that have been funded by such Defaulting Lender), does not exceed the total Revolving Loan Commitments of all Revolving Loan Lenders that are not Defaulting Lenders, (y) the sum of (1) the principal amount of outstanding Revolving Loans of any Revolving Loan Lender that is not a Defaulting Lender and (2) the Letter of Credit Outstandings of such Revolving Loan Lender that is not a Defaulting Lender, including its pro rata share of the Defaulting Lender’s allocated Letter of Credit Outstandings (other than any Letter of Credit Outstandings described in clause (b) of the definition thereof that have been funded by such Defaulting Lender), does not exceed the Revolving Loan Commitment of such Revolving Loan Lender that is not a Defaulting Lender, and (z) the conditions set forth in Section 5.2.1 are satisfied at such time;
     (ii) With respect to Letters of Credit issued after the LC Trigger Date, all or any part of such Letter of Credit Outstandings (other than any Letter of Credit Outstandings described in clause (b) of the definition thereof that have been funded by such Defaulting Lender) and/or participations in Swing Line Loans shall be reallocated among the Extended Revolving Loan Lenders that are not Defaulting Lenders in accordance with their respective Extended Revolving Loan Percentage of the Letter of Credit Outstandings and/or participations in Swing Line Loans but only to the extent (x) the sum of (1) the principal amount of outstanding Extended Revolving Loans of all Extended Revolving Loan Lenders that are not Defaulting Lenders, (2) the Letter of Credit Outstandings of all Extended Revolving Loan Lenders that are not Defaulting Lenders and (3) the participations in outstanding Swing Line Loans of all Extended Revolving Loan Lenders that are not Defaulting Lenders, including their pro rata shares of the Defaulting Lender’s Letter of Credit Outstandings (other than any Letter of Credit Outstandings described in clause (b) of the definition thereof that have been funded by such Defaulting Lender) and participations in outstanding Swing Line Loans, does not exceed the total Extended Revolving Loan Commitments of all Extended Revolving Loan Lenders that are not Defaulting Lenders, (y) the sum of (1) the principal amount of outstanding Extended Revolving Loans of any Extended Revolving Loan Lender that is not a Defaulting Lender, (2) the Letter of Credit Outstandings of such Extended Revolving Loan Lender that is not a Defaulting Lender and (3) the participations in outstanding Swing Line Loans of such Extended Revolving Loan Lender that is not a Defaulting Lender, including its pro rata share of the Defaulting Lender’s allocated Letter of Credit Outstandings (other than any Letter of Credit Outstandings described in clause (b) of the definition thereof that have been funded by such Defaulting Lender) and/or Swing Line Loans, does not exceed the Extended Revolving Loan Commitment of such Extended Revolving Loan Lender that is not a Defaulting Lender, and (z) the conditions set forth in Section 5.2.1 are satisfied at such time;
     (iii) if the reallocation described in clause (i) or clause (ii) above, as applicable, cannot, or can only partially, be effected, the Company shall, within ten Business Days following notice by the Revolving Loan Administrative Agent, deposit cash collateral in an amount equal to such Defaulting Lender’s Letter of Credit Outstandings (other than any Letter of Credit Outstandings described in clause (b) of the definition thereof that have been funded by such Defaulting Lender) and participations in Swing Line Loans (after giving effect to any partial reallocation pursuant to clause (i) above) into a cash collateral account maintained with (and subject to documentation reasonably satisfactory to) the Collateral Agent for the benefit of the Secured Parties (and over which the Collateral Agent shall have a first priority perfected Lien), for so long as such Letter of Credit Outstandings and/or participations in Swing Line Loans are outstanding; and
     (iv) if the Letter of Credit Outstandings of the Original Revolving Loan Lenders or Extended Revolving Loan Lenders that are not Defaulting Lenders are reallocated pursuant to this Section 2.10(a), then the fees payable to the Revolving Lenders pursuant to Section 3.3.3 shall be adjusted in accordance with such Revolving Loan Lenders’ Revolving Loan Percentage (in the case of Letters of Credit issued on or prior to the LC Trigger Date) or Extended Revolving Loan Percentage (in the case of Letters of Credit issued after the LC Trigger Date), as applicable.
     (b) So long as any Extended Revolving Loan Lender is a Defaulting Lender, (i) the Issuer shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Revolving Loan Commitments of the Revolving Loan Lenders that are not Defaulting Lenders or, in the case of Letters of Credit issued after the LC Trigger Date, the Extended Revolving Loan Commitments of the Extended Revolving Loan Lenders that are not Defaulting Lenders, as applicable, or cash collateral will be provided by the Company satisfactory to the Revolving Loan Administrative Agent and the Issuer, and participating interests in any newly issued or increased Letter of Credit shall be allocated among Revolving Loan Lenders that are not Defaulting Lenders or the Extended Revolving Loan Lenders that are not Defaulting Lenders, as applicable, in a manner consistent with Section 2.10(a)(i) or Section 2.10(a)(ii), as applicable (and Defaulting Lenders shall not participate therein) and any unallocated Letter of Credit Outstandings of the Defaulting Lender shall be cash collateralized, and (ii) the Swing Line Lender shall not be required to make Swing Line Loans, unless it is satisfied that the related exposure will be 100% covered by the Extended Revolving Loan Commitments of the Extended Revolving Loan Lenders that are not Defaulting Lenders or cash collateral will be provided by the Company satisfactory to the Revolving Loan Administrative Agent and the Swing Line Lender, and participating interests in any newly made Swing Line Loans shall be allocated among Extended Revolving Loan Lenders that are not Defaulting Lenders in a manner consistent with Section 2.10(a)(ii) (and Defaulting Lenders shall not participate therein) and any unallocated participations in Swing Line Loans of the Defaulting Lender shall be cash collateralized.
     In the event that the Revolving Loan Administrative Agent, the Company, the Issuer and, in the case of an Extended Revolving Lender that is a Defaulting Lender, the Swing Line Lender each agree that a Defaulting Lender has adequately remedied all matters that caused such Revolving Loan Lender to be a Defaulting Lender, then the Letter of Credit Outstandings and/or, in the case of an Extending Revolving Lender that is a Defaulting Lender, participations in Swing Line Loans of the Revolving Loan Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Loan Commitments, and on such date the Revolving Loan Administrative Agent shall return to the Company any cash collateral that has been granted pursuant to this Section 2.10.
ARTICLE III
REPAYMENTS, PREPAYMENTS, INTEREST AND FEES
     SECTION 3.1 Repayments and Prepayments; Application. The Borrowers agree that the Loans shall be repaid and prepaid pursuant to the following terms.
     Section 3.1.1 Repayments and Prepayments. The Borrowers shall repay in full the unpaid principal amount of each Loan upon the applicable Stated Maturity Date therefor. Prior thereto, payments and prepayments of the Loans shall or may be made as set forth below.
     (a) From time to time on any Business Day, the Borrowers may make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any:
     (i) Loans (other than Swing Line Loans); provided that:
     (A) any such prepayment shall be made pro rata among Loans of the same type and denominated in the same Currency, if applicable, having the same Interest Period of all Lenders that have made such Loans, and in the case of Term Loans, applied to the remaining amortization payments in such amounts as the Borrowers shall determine;
     (B) no such prepayment of any LIBO Rate Loan may be made on any day other than the last day of the Interest Period for such Loan unless payments required, if any, pursuant to Section 4.4 are made;

     (C) all such voluntary prepayments with respect to Term Loans shall be received by the Term Loan Administrative Agent by 12:00 noon at least three but no more than five Business Days’ prior to the date of such repayment; and
     (D) all such voluntary partial prepayments shall, in the case of Base Rate Loans, be in an aggregate minimum amount of $1,000,000 and an integral multiple of $100,000, and in the case of LIBO Rate Loans, be in an aggregate minimum amount of $1,000,000 and an integral multiple of $1,000,000; and
     (ii) Swing Line Loans; provided that (A) all such voluntary prepayments shall require prior telephonic notice to the Swing Line Lender on or before 1:00 p.m. on the day of such prepayment (such notice to be confirmed in writing within 24 hours thereafter); (B) all such voluntary partial prepayments shall be in an aggregate minimum amount of $500,000 and an integral multiple of $100,000 and (C) no such prepayment of any Daily LIBO Rate Loans may be made on any day other than the maturity date for such Loan unless payments required, if any, pursuant to Section 4.4 are made.
     (b) On each date when aggregate (i) Original Revolving Exposure of all Original Revolving Loan Lenders exceeds the Original Revolving Loan Commitment Amount (as it may be reduced from time to time pursuant to this Agreement) and/or (ii) Extended Revolving Exposure of all Extended Revolving Loan Lenders exceeds the Extended Revolving Loan Commitment Amount (as it may be reduced from time to time pursuant to this Agreement), the Borrowers shall make a mandatory prepayment of Original Revolving Loans, Extended Revolving and/or Swing Line Loans, as applicable and, if necessary, Cash Collateralize all Letter of Credit Outstandings, in an aggregate amount equal to such excess.
     (c) Commencing on the Quarterly Payment Date occurring on April 1, 2007 and continuing on each Quarterly Payment Date thereafter through and including the fourth Quarterly Payment Date prior to the applicable Stated Maturity Date, the Company shall make a scheduled repayment of the aggregate outstanding principal amount, if any, of (i) all Original Term Loans in an amount equal to 0.25% of the original principal amount of the Original Term Loans and (ii) all New Term Loans in an amount equal to 0.25% of the original principal amount of the New Term Loans. The balance thereof shall be due in four equal installments, payable on the three Quarterly Payment Dates preceding the applicable Stated Maturity Date and on the applicable Stated Maturity Date.
     (d) Concurrently with the receipt by the Company of any Net Equity Proceeds, the Company shall make, or cause to be made, a mandatory prepayment of the Loans in an amount equal to the product of (i) such Net Equity Proceeds multiplied by (ii) the applicable Proceeds Reduction Percentage, to be applied as set forth in Section 3.1.2; provided that, notwithstanding the foregoing, with respect to the Net Equity Proceeds from the Equity Offering, the Company shall make, or cause to be made, a mandatory prepayment of the Loans in an amount equal to 100% of all such Net Equity Proceeds in excess of $50,000,000.
     (e) Concurrently with the receipt by the Company or any Subsidiary of any Net Debt Proceeds, the Company shall make, or cause to be made, a mandatory prepayment of the Loans in an amount equal to 100% of such Net Debt Proceeds, to be applied as set forth in Section 3.1.2.
     (f) With respect to Net Disposition Proceeds:

     (i) If the Leverage Ratio at the time of and immediately after giving effect to such Disposition is greater than 3.50:1.00, then within five Business Days following receipt by the Company or any Subsidiary of any Net Disposition Proceeds resulting from Dispositions made pursuant to clause (c) of Section 7.2.8 (but only to the extent that the aggregate amount of such Net Disposition Proceeds exceeds $20,000,000 since the Amendment No. 4 Effective Date and excluding any cash proceeds received in connection with the Specified Dispositions) or Net Casualty Proceeds, the Company shall deliver to the Administrative Agents a calculation of the amount of such proceeds and the Company shall (I) make, or cause to be made, a mandatory prepayment of the Loans as set forth in Section 3.1.2 in an amount equal to 100% of such Net Disposition Proceeds or Net Casualty Proceeds or, if applicable in the case of any such Net Disposition Proceeds, the greater of (x) 95% of such Net Disposition Proceeds or (y) 100% of such Net Disposition Proceeds less the amount of any working capital purchase price adjustment payments that in the good faith judgment of the Company may be required to be made by the Company or its Subsidiaries no later than 90 days following such receipt (“Working Capital Payments”), and (II) in the event that less than 100% of such Net Disposition Proceeds are applied to make a mandatory prepayment of the Loans as described above, deposit, or cause to be deposited, an amount equal to the lesser of (x) 5% of such Net Disposition Proceeds or (y) the amount of applicable Working Capital Payments, into a cash collateral account maintained with (and subject to documentation reasonably satisfactory to) the Collateral Agent for the benefit of the Secured Parties (and over which the Collateral Agent shall have a first priority perfected Lien) pending application as a mandatory prepayment or working capital purchase price adjustment payment (amounts deposited in such cash collateral account shall be invested in Cash Equivalent Investments, as directed by the Company), and thereafter upon the earlier of (i) 90 days following such receipt by the Company or the applicable Subsidiary of such Net Disposition Proceeds or (ii) the date that the Company or its applicable Subsidiary makes the applicable working capital purchase price adjustment payment from the amount on deposit in the cash collateral account or determines that no such payment is required to be made, the Company shall make a mandatory prepayment of the Loans as set forth in Section 3.1.2 in an amount equal to any remaining amount on deposit in the cash collateral account; provided that upon written notice by the Company to the Administrative Agents not more than five Business Days following receipt of any Net Disposition Proceeds resulting from a Disposition or series of related Dispositions where such Net Disposition Proceeds in the aggregate are in an amount less than $5,000,000 (“Reinvestment Proceeds”) or receipt of any Net Casualty Proceeds (in each case, so long as no Default has occurred and is continuing), such proceeds may be retained by the Company and its Subsidiaries (which retained proceeds (i) shall be excluded from the prepayment requirements of this clause and (ii) may, in the Company’s discretion, be used to repay, on a pro rata basis, the outstanding Original Revolving Loans and Extended Revolving Loans without a corresponding permanent reduction of the Original Revolving Loan Commitment Amount or the Extended Revolving Loan Commitment Amount pending reinvestment in accordance with the terms hereof) if:
     (A) the Company informs the Administrative Agents in such notice of its good faith intention to apply (or cause one or more of the Subsidiary Guarantors to apply) such Reinvestment Proceeds or Net Casualty Proceeds to the acquisition of other assets or properties or the consummation of the restructuring of other assets or properties of the Company and/or its Subsidiaries; provided that such acquired assets or properties are owned by the Company or a Subsidiary, the Capital Securities of which has been pledged to the Collateral Agent for the benefit of the Secured Parties

(and, with respect to such Capital Securities, over which the Collateral Agent shall have a first priority perfected Lien) pursuant to the terms hereof and the other Loan Documents, consistent with the businesses permitted to be conducted pursuant to Section 7.2.1 (including by way of merger or Investment), and
     (B) within one year following the receipt of such Reinvestment Proceeds or within 180 days following receipt of such Net Casualty Proceeds, such proceeds are applied or committed to such application.
The amount of such Reinvestment Proceeds or Net Casualty Proceeds unused or uncommitted after such one year or 180 day period, as applicable, shall be applied to prepay the Loans as set forth in Section 3.1.2. At any time after receipt of any such Reinvestment Proceeds and Net Casualty Proceeds in the aggregate in excess of $5,000,000 but prior to the application thereof to a mandatory prepayment or the acquisition of other assets or properties as described above, upon the request by the Administrative Agents to the Company, the Company shall deposit an amount equal to such Reinvestment Proceeds and Net Casualty Proceeds into a cash collateral account maintained with (and subject to documentation reasonably satisfactory to) the Collateral Agent for the benefit of the Secured Parties (and over which the Collateral Agent shall have a first priority perfected Lien) pending application as a prepayment or to be released as requested by the Company in respect of such acquisition. Amounts deposited in such cash collateral account shall be invested in Cash Equivalent Investments, as directed by the Company. Notwithstanding the foregoing, in the event that the application of Net Disposition Proceeds or Net Casualty Proceeds by any Foreign Subsidiary to repay the Loans as required by this clause would result in a materially increased Tax liability for the Company (as reasonably determined by the Company in consultation with the Administrative Agents), such Foreign Subsidiary shall not be required to apply such Net Disposition Proceeds or such Net Casualty Proceeds to prepay the Loans. For the avoidance of doubt, any Net Disposition Proceeds resulting from Dispositions consummated prior to the effectiveness of Amendment No. 4 shall be applied in accordance with this Agreement, without giving effect to Amendment No. 4.
     (ii) If the Leverage Ratio (at the time of and immediately after giving effect to such Disposition) is less than or equal to 3.50:1.00, then within five Business Days receipt by the Company or any Subsidiary of (A) any Net Disposition Proceeds resulting from Dispositions made pursuant to clause (c) of Section 7.2.8 (other than net cash proceeds received in connection with the Specified Dispositions) or Net Casualty Proceeds, which such Net Disposition Proceeds and/or Net Casualty Proceeds exceed $2,500,000 in the aggregate in any period of twelve consecutive calendar months and (B) any Net Disposition Proceeds resulting from Dispositions made pursuant to clause (h) of Section 7.2.8, which proceeds exceed $20,000,000 in the aggregate since the Amendment No. 4 Effective Date, the Company shall make, or cause to be made, a mandatory prepayment of the Loans in an amount equal to 100% of such Net Disposition Proceeds (but only to the extent of the amount of such Net Disposition Proceeds resulting from proceeds of such Dispositions made pursuant to clause (h) of Section 7.2.8 (other than any cash proceeds in connection with the Specified Dispositions) is in excess of $20,000,000) or Net Casualty Proceeds; provided that, upon written notice by the Company to the Administrative Agents not more than five Business Days following receipt of any such Net Disposition Proceeds or Net Casualty Proceeds (so long as no Default has occurred and is continuing), such proceeds may be retained by the Company and its Subsidiaries (and be excluded from the prepayment requirements of this clause) if

(i) the Company informs the Administrative Agents in such notice of its good faith intention to apply (or cause one or more of the Subsidiary Guarantors to apply) such Net Disposition Proceeds or Net Casualty Proceeds to the acquisition of other assets or properties or the consummation of the restructuring of other assets or properties of the Company and/or its Subsidiaries; provided that such acquired assets or properties are owned by the Company or a Subsidiary, the Capital Securities of which have been pledged to the Collateral Agent for the benefit of the Secured Parties (and, with respect to such Capital Securities, over which the Collateral Agent shall have a first priority perfected Lien) pursuant to the terms hereof and the other Loan Documents, consistent with the businesses permitted to be conducted pursuant to Section 7.2.1 (including by way of merger or Investment), and (ii) within one year following the receipt of such Net Disposition Proceeds or within 180 days following receipt of such Net Casualty Proceeds, such proceeds are applied or committed to such acquisition. The amount of such Net Disposition Proceeds or Net Casualty Proceeds unused or uncommitted after such one year or 180 day period, as applicable, shall be applied to prepay the Loans as set forth in Section 3.1.2. At any time after receipt of any such Net Disposition Proceeds or Net Casualty Proceeds in excess of $5,000,000 but prior to the application thereof to a mandatory prepayment or the acquisition of other assets or properties as described above, upon the request by the Administrative Agents to the Company, the Company shall deposit an amount equal to such Net Disposition Proceeds into a cash collateral account maintained with (and subject to documentation reasonably satisfactory to) the Collateral Agent for the benefit of the Secured Parties (and over which the Collateral Agent shall have a first priority perfected Lien) pending application as a prepayment or to be released as requested by the Company in respect of such acquisition. Amounts deposited in such cash collateral account shall be invested in Cash Equivalent Investments, as directed by the Company. Notwithstanding the foregoing, in the event that the application of Net Disposition Proceeds or Net Casualty Proceeds by any Foreign Subsidiary to repay the Loans as required by this clause would result in a materially increased Tax liability for the Company (as reasonably determined by the Company in consultation with the Administrative Agents), such Foreign Subsidiary shall not be required to apply such Net Disposition Proceeds or such Net Casualty Proceeds to prepay the Loans.
     (iii) Within five Business Days receipt by the Company or any Subsidiary of net cash proceeds in respect of Specified Dispositions, the Company shall make, or cause to be made, a mandatory prepayment of the Loans in an amount equal to 75% of such net cash proceeds in excess of $20,000,000, to be applied as set forth in Section 3.1.2(c)(ii).
     (g) In the event that the Company and its Subsidiaries shall maintain more than (i) $25,000,000 of cash and Cash Equivalent Investments in the United States (excluding any restricted cash that serves as collateral in favor of lessors under the Company’s and its Subsidiaries’ metal leases and other cash collateral) for a period of three consecutive Business Days, the Company shall immediately repay, on a pro rata basis, the Original Revolving Loans and the Extended Revolving Loans (without a corresponding reduction to the Original Revolving Loan Commitment Amount or the Extended Revolving Commitment Amount, as applicable) in amount equal to such excess and (ii) $50,000,000 of cash and Cash Equivalent Investments outside of the United States (excluding any restricted cash that serves as collateral in favor of lessors under the Company’s and its Subsidiaries’ metal leases and other cash collateral), as of the last day of any Fiscal Quarter, the Company shall immediately repay, on a pro rata basis, the Original Revolving Loans and the Extended Revolving Loans (without a corresponding reduction to the Original Revolving Loan Commitment Amount or the Extended Revolving Commitment Amount, as applicable) in an amount equal to such excess; provided that no such repayment under this clause (ii) shall be required to the extent that the Company or its Subsidiaries shall be unable to repatriate such excess cash to the United States without violating applicable law or incurring material and adverse tax liabilities.
     (h) Within 100 days after the close of each Fiscal Year, the Company shall make, or cause to be made, a mandatory prepayment of the Loans in an amount equal to the product of (i) Excess Cash Flow (if any) for such Fiscal Year multiplied by (ii) the applicable Proceeds Reduction Percentage, to be applied as set forth in Section 3.1.2.
     (i) Immediately upon any acceleration of the Stated Maturity Date of any Loans pursuant to Section 8.2 or Section 8.3, the Borrowers shall repay all the Loans, unless, pursuant to Section 8.3, only a portion of all the Loans is so accelerated (in which case the portion so accelerated shall be so repaid).
Subject to the payment of any applicable prepayment premium set forth in Section 3.1.3, each prepayment of any Loans made pursuant to this Section shall be without premium or penalty, except as may be required by Section 4.4.
     Section 3.1.2 Application. Amounts prepaid pursuant to Section 3.1.1 shall be applied as set forth in this Section.
     (a) Subject to clause (b) and clause (c) set forth below, each prepayment or repayment of the principal of the Loans shall be applied, to the extent of such prepayment or repayment, first, to the principal amount thereof being maintained as Base Rate Loans, and second, subject to the terms of Section 4.4, to the principal amount thereof being maintained as LIBO Rate Loans.
     (b) Each prepayment of the Loans made pursuant to clauses (d), (e) and (h) of Section 3.1.1 shall be applied (i) first, pro rata to a mandatory prepayment of the outstanding principal amount of all Term Loans (with the amount of such prepayment of the Term Loans being applied in forward order in accordance with the amount of each remaining Term Loan amortization payment), and (ii) second, once all Term Loans have been repaid in full, to the repayment of any outstanding Revolving Loans (without a corresponding reduction to the Revolving Loan Commitment Amount); provided that, notwithstanding the foregoing, (A) with respect to the prepayment of the Loans required to be made pursuant to clause (h) of Section 3.1.1 for the 2006 Fiscal Year, such prepayment may be applied to the repayment of any outstanding Revolving Loans (without a corresponding reduction to the Revolving Loan Commitment Amount) and (B) with respect to the prepayment of Loans in connection with Net Equity Proceeds received in respect of the Equity Offering, as required to be made pursuant to clause (d) of Section 3.1.1, after application of such proceeds in accordance with Section 7.1.15, 50% of any excess proceeds will be applied pro rata to a mandatory prepayment of the outstanding principal amount of all Original Term Loans and the remaining 50% of such any such excess will be applied pro rata to a mandatory prepayment of the outstanding principal amount of all New Term Loans (with the amount of such prepayment of the Term Loans being applied in forward order in accordance with the amount of each remaining Term Loan amortization payment).
     (c) (i) Each prepayment of the Loans made pursuant to clause (f) of Section 3.1.1 (other than prepayments made with respect to proceeds of Specified Dispositions as set forth in clause (ii) of this clause (c)) shall be applied on a pro rata basis between the then outstanding Term Loans and the Revolving Loan Commitment Amount then in effect as a mandatory prepayment of the outstanding principal amount of all Term Loans (with the amount of such prepayment of the Term Loans being applied in forward order in accordance with the amount of each remaining Term Loan amortization payment) and to the prepayment of any outstanding Revolving Loans (with a corresponding permanent reduction to the Revolving Loan Commitment Amount to the extent such reduction would not result in the Revolving Loan Commitment Amount being less than $150,000,000 (it being understood and agreed that the entire amount of such prepayment that was to be applied to outstanding Revolving Loans shall nonetheless be applied to the prepayment of outstanding Revolving Loans)); provided, that if the amount of the prepayment to be applied to outstanding Revolving Loans is in excess of the actual amount of outstanding Revolving Loans at the time of such prepayment, such excess amount may be retained by the Company and its Subsidiaries to be used for general corporate purposes to the extent not otherwise prohibited by this Agreement, but the Revolving Loan Commitment Amount shall nonetheless be permanently reduced by the entire amount that was to be applied to outstanding Revolving Loans but only to the extent such reduction would not result in the Revolving Loan Commitment Amount being less than $150,000,000; provided, further, that if at the time of the making of such prepayment of the Loans, the Revolving Loan Commitment Amount is less than or equal to $150,000,000, then the entire amount of such prepayment shall be applied as a mandatory prepayment of the outstanding principal amount of all Term Loans (with the amount of such prepayment of the Term Loans being applied in forward order in accordance with the amount of each remaining Term Loan amortization payment). The Company shall give prior written notice to the Administrative Agents of any mandatory prepayment made in connection with this clause (including the date and an estimate of the aggregate amount of such mandatory prepayment) at least five Business Days prior thereto; provided that the failure to give such notice shall not relieve the Company of its obligations to make such mandatory prepayments.
     (ii) With respect to proceeds of Specified Dispositions as required pursuant to clause (f) of Section 3.1.1, (a) 50% of any such prepayment will be applied pro rata to a mandatory prepayment of the outstanding principal amount of all Original Term Loans and the remaining 50% of such prepayment will be applied pro rata to a mandatory prepayment of the outstanding principal amount of all New Term Loans (with the amount of such prepayment of the Term Loans being applied in forward order in accordance with the amount of each remaining Term Loan amortization payment) and (b) any excess amount remaining thereafter shall be applied as set forth in clause (i) above.
     Section 3.1.3 Prepayment Premium. If (a) any amendment, supplement, amendment and restatement or other modification of this Agreement is effected after the First Restatement Effective Date or (b) all (but not less than all) of the principal outstanding amount of the Term Loans is voluntarily prepaid on or prior to the first anniversary of the First Restatement Effective Date, in either case, with the proceeds of a substantially concurrent issuance or incurrence of new syndicated bank loans (which voluntary prepayment shall be deemed to have occurred even if a portion of the Term Loans are replaced, converted or re-evidenced with, into or by such new loans), the effect of which, in the case of either clause (a) or (b) above, is to decrease the Applicable Margin then in effect with respect to the Term Loans, Borrowers shall pay the Term Loan Administrative Agent, for the ratable benefit of the Term Loan Lenders, a prepayment premium in an amount equal to 1% of the aggregate principal amount of the Term Loans then outstanding; provided that (i) the Term Loans or new loans, as amended (in the case of clause (a)), or prepaid, replaced, converted or re-evidenced (in the case of clause (b)), have terms and conditions (other than pricing and the aggregate principal amount) substantially the same as those of the Term Loans as in effect prior to the amendment, supplement, amendment and restatement or other modification, prepayment, replacement, conversion or re-evidencing thereof and (ii) such amendment, amendment, supplement, amendment and restatement or other modification, prepayment, replacement, conversion or re-evidencing is not otherwise undertaken in connection with another material transaction or series of transactions.
     SECTION 3.2 Interest Provisions. Interest on the outstanding principal amount of the Loans shall accrue and be payable in accordance with the terms set forth below.
     Section 3.2.1 Rates. Subject to Section 2.3.2, pursuant to an appropriately delivered Borrowing Request or Continuation/Conversion Notice, the Borrowers may elect that the Loans comprising a Borrowing accrue interest at a rate per annum:
     (a) on that portion maintained from time to time as a Base Rate Loan, equal to the sum of the Alternate Base Rate from time to time in effect plus the Applicable Margin; provided that Swing Line Loans made as Base Rate Loans shall always accrue interest at the Alternate Base Rate plus the then effective Applicable Margin for Revolving Loans maintained as Base Rate Loans;
     (b) on that portion maintained from time to time as a Daily LIBO Rate Loan, equal to the sum of the Daily LIBO Rate from time to time in effect plus the Applicable Margin for Revolving LIBO Rate Loans; and
     (c) on that portion maintained as a LIBO Rate Loan, during each Interest Period applicable thereto, equal to the sum of the LIBO Rate (Reserve Adjusted) or the LIBO Alternate Rate, as the case may be, applicable to the Currency in which such Loans are denominated for such Interest Period plus the Applicable Margin.
All LIBO Rate Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such LIBO Rate Loan.
     Section 3.2.2 Post-Default Rates. After the date any Event of Default has occurred and for so long as such Event of Default is continuing, each Borrower, as applicable, shall pay (in the applicable Currency), but only to the extent permitted by law, interest (after as well as before judgment) on all outstanding Obligations at a rate per annum equal to (a) in the case of principal on any Loan, the rate of interest that otherwise would be applicable to such Loan plus 2% per annum; and (b) in the case of overdue interest, fees, and other monetary Obligations, the Alternate Base Rate from time to time in effect, plus the Applicable Margin for Term Loans accruing interest at the Base Rate, plus a margin of 2% per annum.
     Section 3.2.3 Payment Dates. Interest accrued on each Loan shall be payable, without duplication:
     (a) on the Stated Maturity Date therefor;
     (b) on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan on the principal amount so paid or prepaid;
     (c) with respect to Base Rate Loans, on each Quarterly Payment Date occurring after the Closing Date;

     (d) with respect to LIBO Rate Loans, on the last day of each applicable Interest Period (and, if such Interest Period shall exceed three months, on the date occurring on each three-month interval occurring after the first day of such Interest Period);
     (e) with respect to any Base Rate Loans converted into LIBO Rate Loans, on a day when interest would not otherwise have been payable pursuant to clause (c) on the date of such conversion;
     (f) with respect to any Daily LIBO Rate Loan, at the end of each month; and
     (g) on that portion of any Loans the Stated Maturity Date of which is accelerated pursuant to Section 8.2 or Section 8.3, immediately upon such acceleration.
Interest accrued on Loans or other monetary Obligations after the date such amount is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand.
     SECTION 3.3 Fees. The Company agrees to pay the fees set forth below. All such fees shall be non-refundable.
     Section 3.3.1 Commitment Fees. The Company agrees to pay to the Revolving Loan Administrative Agent for the account of each Original Revolving Loan Lender, for the period (including any portion thereof when any of its Commitments are suspended by reason of the Borrowers’ inability to satisfy any condition of Article V) commencing on the Closing Date and continuing through the Original Revolving Loan Commitment Termination Date, a commitment fee in an amount equal to the Applicable Commitment Fee Margin, in each case on such Lender’s Original Revolving Loan Percentage of the sum of the average daily unused portion of the Revolving Loan Commitment Amount (net of Letter of Credit Outstandings). The Company agrees to pay to the Revolving Loan Administrative Agent for the account of each Extended Revolving Loan Lender, for the period (including any portion thereof when any of its Commitments are suspended by reason of the Borrowers’ inability to satisfy any condition of Article V) commencing on the Closing Date and continuing through the Extended Revolving Loan Commitment Termination Date, a commitment fee in an amount equal to the Applicable Commitment Fee Margin, in each case on such Lender’s Extended Revolving Loan Percentage of the sum of the average daily unused portion of the Revolving Loan Commitment Amount (net of Letter of Credit Outstandings). The making of Swing Line Loans shall not constitute usage of the Revolving Loan Commitment with respect to the calculation of commitment fees to be paid by the Borrowers to the Lenders. All commitment fees payable pursuant to this Section shall be calculated on a year comprised of 360 days and payable by the Company in arrears on the Closing Date and thereafter on each Quarterly Payment Date, commencing with the first Quarterly Payment Date following the Closing Date, and on the Original Revolving Loan Commitment Termination Date or the Extended Revolving Loan Commitment Termination Date, as applicable.
     Section 3.3.2 Administrative Agents’ Fee. The Borrowers agree to pay to each Administrative Agent, for its own account, the fees in the amounts and on the dates set forth in the Fee Letter.
     Section 3.3.3 Letter of Credit Fees.
     (a) The Borrowers agree to pay to the Revolving Loan Administrative Agent, for the pro rata account of the applicable Issuer and each Revolving Loan Lender, a Letter of Credit fee in a per annum amount equal to the then effective Applicable Margin for Revolving Loans maintained as LIBO Rate Loans, multiplied by the Stated Amount of each such Letter of Credit made in respect of the Revolving Loan Commitment, such fees being payable quarterly in arrears on each Quarterly Payment Date following the date of issuance of each such Letter of Credit and,

(i) in the case of Letters of Credit in which an Original Revolving Loan Lender is participating, on the Original Revolving Loan Commitment Termination Date or (ii) otherwise, on the Extended Revolving Commitment Termination Date, in each case such fee being paid in the currency in which the applicable Letter of Credit was issued.
     (b) The Borrowers agree to pay directly to each Issuer a fee in respect of each Letter of Credit issued by it (a “Fronting Fee”), computed for each day at a rate per annum equal to 0.125% of the Stated Amount of such Letter of Credit issued by such Issuer which is outstanding on such day. Accrued Fronting Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the Stated Maturity Date for Revolving Loans (to the extent such Letter of Credit remains outstanding).
All Letter of Credit fees payable pursuant to this Section shall be calculated on a year comprised of 360 days.
     Section 3.3.4 Equity Offering Fees. In the event that on and as of the date that is 31 trading days after the Second Restatement Effective Date (the “Additional Fee Payment Date”), the gross cash proceeds of the Equity Offering shall be less than $200,000,000, the Company agrees to pay to the Revolving Loan Administrative Agent for the account of each Extended Revolving Loan Lender and the Term Loan Administrative Agent for the account of each Consenting Term Loan Lender an amount equal to 25 basis points multiplied by (a) in the case of Extended Revolving Loan Lenders, the aggregate amount of such Lender’s Extended Revolving Loan Commitment (whether used or unused) immediately prior to the Second Restatement Effective Date and (b) in the case of Consenting Term Loan Lenders, the aggregate amount of such Lender’s outstanding Original Term Loans immediately prior to the Second Restatement Effective Date. Such fee shall be fully earned and payable within one Business Day of the Additional Fee Payment Date.
ARTICLE IV
CERTAIN LIBO RATE AND OTHER PROVISIONS
     SECTION 4.1 LIBO Rate Lending Unlawful. If any Lender shall determine (which determination shall, upon notice thereof to the Borrowers and the Administrative Agents, be conclusive and binding on the Borrowers) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any Governmental Authority asserts that it is unlawful, for such Lender to make or continue any Loan as, or to convert any Loan into, a LIBO Rate Loan, the obligations of such Lender to make, continue or convert any such LIBO Rate Loan shall, upon such determination, forthwith be suspended until such Lender shall notify the Administrative Agents that the circumstances causing such suspension no longer exist, and (a) all outstanding LIBO Rate Loans denominated in Dollars payable to such Lender shall automatically convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion, and (b) all LIBO Rate Loans denominated in any Alternate Currency shall automatically become due and payable at the end of the then current Interest Periods with respect thereto or sooner, if required by applicable law.
     SECTION 4.2 Deposits Unavailable. If either of the Administrative Agents shall have determined that:
     (a) Dollar deposits in the relevant amount and for the relevant Interest Period are not available to it in its relevant market; or

     (b) by reason of circumstances affecting it’s relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBO Rate Loans denominated in any Currency;
then, upon notice from such Administrative Agent to the Borrowers and the Lenders, the obligations of all Lenders under Section 2.3 and Section 2.4 to make or continue any Loans as, or to convert any Loans into, LIBO Rate Loans denominated in such Currency shall forthwith be suspended until such Administrative Agent shall notify the Borrowers and the Lenders that the circumstances causing such suspension no longer exist.
     SECTION 4.3 Increased LIBO Rate Loan Costs, etc. The Borrowers agree to reimburse each Lender and Issuer for any increase in the cost to such Lender or Issuer of, or any reduction in the amount of any sum receivable by such Secured Party in respect of, such Secured Party’s Commitments and the making of Credit Extensions hereunder (including the making, continuing or maintaining (or of its obligation to make or continue) any Loans as, or of converting (or of its obligation to convert) any Loans into, LIBO Rate Loans) that arise in connection with any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in after the Closing Date of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any Governmental Authority, except for such changes with respect to increased capital costs and Taxes which are governed by Sections 4.5 and 4.6 respectively. Each affected Secured Party shall promptly notify the applicable Administrative Agent and the Borrowers in writing of the occurrence of any such event, stating the reasons therefor and the additional amount required fully to compensate such Secured Party for such increased cost or reduced amount. Such additional amounts shall be payable by the Borrowers directly to such Secured Party within five Business Days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrowers.
     SECTION 4.4 Funding Losses. In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make any Swing Line Loan as a Daily LIBO Rate Loan or to make or continue any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a LIBO Rate Loan) as a result of
     (a) any (i) conversion or repayment or prepayment of the principal amount of any LIBO Rate Loan on a date other than the scheduled last day of the Interest Period applicable thereto, or (ii) repayment or prepayment of any Daily LIBO Rate Loan on a date other the applicable maturity date thereof, in each case, whether pursuant to Article III or otherwise;
     (b) any Loans not being made as LIBO Rate Loans or Daily LIBO Rate Loans in accordance with the Borrowing Request therefor; or
     (c) any Loans not being continued as, or converted into, LIBO Rate Loans in accordance with the Continuation/Conversion Notice therefor;
then, upon the written notice of such Lender to the Borrowers, the Borrowers shall, within five Business Days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice shall, in the absence of manifest error, be conclusive and binding on the Borrowers.
     SECTION 4.5 Increased Capital Costs. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any Governmental Authority affects or would affect the amount of capital required or expected to be maintained by any Secured Party or any Person controlling such Secured Party, and such Secured Party determines (in good faith but in its sole and absolute discretion) that the rate of return on its or such controlling Person’s capital as a consequence of the Commitments or the Credit Extensions made, or the Letters of Credit participated in, by such Secured Party is reduced to a level below that which such Secured Party or such controlling Person could have achieved but for the occurrence of any such circumstance, then upon notice from time to time by such Secured Party to the Borrowers, the Borrowers shall within five Business Days following receipt of such notice pay directly to such Secured Party additional amounts sufficient to compensate such Secured Party or such controlling Person for such reduction in rate of return. A statement of such Secured Party as to any such additional amount or amounts shall, in the absence of manifest error, be conclusive and binding on the Borrowers. In determining such amount, such Secured Party may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.
     SECTION 4.6 Taxes. The Company covenants and agrees as follows with respect to Taxes.
     (a) Any and all payments by the Borrowers under each Loan Document shall be made without setoff, counterclaim or other defense, and free and clear of, and without deduction or withholding for or on account of, any Taxes. In the event that any Taxes are imposed and required to be deducted or withheld from any payment required to be made by any Obligor to or on behalf of any Secured Party under any Loan Document, then:
     (i) subject to clause (f), if such Taxes are Non-Excluded Taxes, the amount of such payment shall be increased as may be necessary so that such payment is made, after withholding or deduction for or on account of such Taxes, in an amount that is not less than the amount provided for in such Loan Document; and
     (ii) the Borrowers shall withhold the full amount of such Taxes from such payment (as increased pursuant to clause (a)(i) of this Section) and shall pay such amount to the Governmental Authority imposing such Taxes in accordance with applicable law.
     (b) In addition, the Borrowers shall pay all Other Taxes imposed to the relevant Governmental Authority imposing such Other Taxes in accordance with applicable law.
     (c) As promptly as practicable after the payment of any Taxes or Other Taxes, and in any event within 45 days of any such payment being due, the Borrowers shall furnish to the Administrative Agents a copy of an official receipt (or a certified copy thereof) evidencing the payment of such Taxes or Other Taxes. The Administrative Agents shall make copies thereof available to any Lender upon request therefor.
     (d) Subject to clause (f), the Company, shall indemnify each Secured Party for any Non-Excluded Taxes and Other Taxes levied, imposed or assessed on (and whether or not paid directly by) such Secured Party whether or not such Non-Excluded Taxes or Other Taxes are correctly or legally asserted by the relevant Governmental Authority. Promptly upon having knowledge that any such Non-Excluded Taxes or Other Taxes have been levied, imposed or assessed, and promptly upon notice thereof by any Secured Party, the Company shall pay such Non-Excluded Taxes or Other Taxes directly to the relevant Governmental Authority (provided that no Secured Party shall be under any obligation to provide any such notice to the Company). In addition, the Company shall indemnify each Secured Party for any incremental Taxes that may become payable by such Secured Party as a result of any failure of the Borrowers to pay any Taxes when due to the appropriate Governmental Authority or to deliver to the Administrative Agents, pursuant to clause (c), documentation evidencing the payment of Taxes or Other Taxes.

With respect to indemnification for Non-Excluded Taxes and Other Taxes actually paid by any Secured Party or the indemnification provided in the immediately preceding sentence, such indemnification shall be made within 30 days after the date such Secured Party makes written demand therefor. The Borrowers acknowledge that any payment made to any Secured Party or to any Governmental Authority in respect of the indemnification obligations of the Borrowers provided in this clause (d) shall constitute a payment in respect of which the provisions of clause (a) and this clause shall apply.
     (e) Each Non-U.S. Lender, on or prior to the date on which such Non-U.S. Lender becomes a Lender hereunder (and from time to time thereafter upon the request of the Borrowers or the Administrative Agents, but only for so long as such non-U.S. Lender is legally entitled to do so), shall deliver to the Company and the applicable Administrative Agent, either (i) two duly completed copies of either (x) Internal Revenue Service Form W-8BEN claiming eligibility of the Non-U.S. Lender for benefits of an income tax treaty to which the United States is a party or (y) Internal Revenue Service Form W-8ECI, or in either case an applicable successor form; or (ii) in the case of a Non-U.S. Lender that is not legally entitled to deliver either form listed in clause (e)(i), (x) a certificate to the effect that such Non-U.S. Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code (referred to as an “Exemption Certificate”) and (y) two duly completed copies of Internal Revenue Service Form W-8BEN or applicable successor form.
     (f) No Borrower shall be obligated to pay any additional amounts to any Lender pursuant to clause (a)(i), or to indemnify any Lender pursuant to clause (d), in respect of United States federal withholding taxes to the extent imposed as a result of (i) the failure of such Lender to deliver to the Borrowers the form or forms and/or an Exemption Certificate, as applicable to such Lender, pursuant to clause (e), (ii) such form or forms and/or Exemption Certificate not establishing a complete exemption from U.S. federal withholding tax or the information or certifications made therein by the Lender being untrue or inaccurate on the date delivered in any material respect, or (iii) the Lender designating a successor lending office at which it maintains its Loans which has the effect of causing such Lender to become obligated for tax payments in excess of those in effect immediately prior to such designation; provided that the Borrowers shall be obligated to pay additional amounts to any such Lender pursuant to clause (a)(i), and to indemnify any such Lender pursuant to clause (d), in respect of United States federal withholding taxes if (i) any such failure to deliver a form or forms or an Exemption Certificate or the failure of such form or forms or Exemption Certificate to establish a complete exemption from U.S. federal withholding tax or inaccuracy or untruth contained therein resulted from a change in any applicable statute, treaty, regulation or other applicable law or any interpretation of any of the foregoing occurring after the Closing Date, which change rendered such Lender no longer legally entitled to deliver such form or forms or Exemption Certificate or otherwise ineligible for a complete exemption from U.S. federal withholding tax, or rendered the information or certifications made in such form or forms or Exemption Certificate untrue or inaccurate in a material respect, (ii) the redesignation of the Lender’s lending office was made at the request of the Borrowers or (iii) the obligation to pay any additional amounts to any such Lender pursuant to clause (a)(i) or to indemnify any such Lender pursuant to clause (d) is with respect to an Assignee Lender that becomes an Assignee Lender as a result of an assignment made at the request of the Borrowers.
     SECTION 4.7 Payments, Computations; Proceeds of Collateral, etc.

     (a) Unless otherwise expressly provided in a Loan Document, all payments by the Borrowers pursuant to each Loan Document shall be made by the Borrowers to the applicable Administrative Agent for the pro rata account of the Secured Parties entitled to receive such payment. All payments shall be made without setoff, deduction or counterclaim not later than 12:00 noon on the date due in same day or immediately available funds, in the applicable Currency, to such account as such Administrative Agent shall specify from time to time by notice to the Borrowers. Funds received after that time shall, in the sole discretion of the applicable Administrative Agent, be deemed to have been received by such Administrative Agent on the next succeeding Business Day. Each Administrative Agent shall promptly remit in same day funds to each Secured Party its share, if any, of such payments received by such Administrative Agent for the account of such Secured Party. All interest (including interest on LIBO Rate Loans) and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days (or, in the case of interest on a Base Rate Loan (calculated at other than the Federal Funds Rate or the Daily LIBO Rate), 365 days or, if appropriate, 366 days); provided that to the extent the current market practice is to compute interest and/or fees in respect of any Alternate Currency or any Loan denominated in any Alternate Currency in a manner other than as set forth above, all interest and fees hereunder shall be computed on the basis of such market practice, as certified to the Borrowers by the applicable Administrative Agent. Payments due on other than a Business Day shall (except as otherwise required by clause (c) of the definition of “Interest Period”) be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees in connection with that payment.
     (b) All amounts received as a result of the exercise of remedies under the Loan Documents (including from the proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon, all or any part of the collateral securing the Obligations, which proceeds shall be paid over to the Administrative Agents) or under applicable law shall be applied upon receipt by either Administrative Agent to the Obligations as follows:
     (i) first ratably to the payment of all Obligations owing to the Agents, in their capacity as Agents (including the fees and expenses of counsel to the Agents),
     (ii) second, after payment in full in cash of the amounts specified in clause (b)(i), to the ratable payment of all interest (including interest accruing after the commencement of a proceeding in bankruptcy, insolvency or similar law, whether or not permitted as a claim under such law) and fees owing under the Loan Documents, and all costs and expenses owing to the Secured Parties pursuant to the terms of the Loan Documents, until paid in full in cash,
     (iii) third, after payment in full in cash of the amounts specified in clauses (b)(i) and (b)(ii), to the ratable payment of the principal amount of the Loans then outstanding, the aggregate Reimbursement Obligations then owing, the Cash Collateralization for contingent liabilities under Letter of Credit Outstandings and credit exposure owing to Secured Parties under Rate Protection Agreements,
     (iv) fourth, after payment in full in cash of the amounts specified in clauses (b)(i) through (b)(iii), to the ratable payment of all other Obligations owing to the Secured Parties, and

     (v) fifth, after payment in full in cash of the amounts specified in clauses (b)(i) through (b)(iv), and following the Termination Date, to each applicable Obligor or any other Person lawfully entitled to receive such surplus.
For purposes of clause (b)(iii), the “credit exposure” at any time of any Secured Party with respect to a Rate Protection Agreement to which such Secured Party is a party shall be determined at such time in accordance with the customary methods of calculating credit exposure under similar arrangements by the counterparty to such arrangements, taking into account potential interest rate (or, if applicable, currency) movements and the respective termination provisions and notional principal amount and term of such Rate Protection Agreement.
     SECTION 4.8 Sharing of Payments. If any Secured Party shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Credit Extension or Reimbursement Obligation (other than pursuant to the terms of Sections 4.3,4.4, 4.5 or 4.6) in excess of its pro rata share of payments obtained by all Secured Parties, such Secured Party shall purchase from the other Secured Parties such participations in Credit Extensions made by them as shall be necessary to cause such purchasing Secured Party to share the excess payment or other recovery ratably (to the extent such other Secured Parties were entitled to receive a portion of such payment or recovery) with each of them; provided that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Secured Party, the purchase shall be rescinded and each Secured Party which has sold a participation to the purchasing Secured Party shall repay to the purchasing Secured Party the purchase price to the ratable extent of such recovery together with an amount equal to such selling Secured Party’s ratable share (according to the proportion of (a) the amount of such selling Secured Party’s required repayment to the purchasing Secured Party to (b) total amount so recovered from the purchasing Secured Party) of any interest or other amount paid or payable by the purchasing Secured Party in respect of the total amount so recovered. The Borrowers agree that any Secured Party purchasing a participation from another Secured Party pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 4.9) with respect to such participation as fully as if such Secured Party were the direct creditor of the Borrowers in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law any Secured Party receives a secured claim in lieu of a setoff to which this Section applies, such Secured Party shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Secured Parties entitled under this Section to share in the benefits of any recovery on such secured claim.
     SECTION 4.9 Setoff. Each Secured Party shall, upon the occurrence and during the continuance of any Default described in Section 8.1.1 or clauses (a) through (d) of Section 8.1.9 or, with the consent of the Required Lenders, upon the occurrence and during the continuance of any other Event of Default, have the right to appropriate and apply to the payment of the Obligations (whether or not then due), and (as security for such Obligations) each Borrower hereby grants to each Secured Party a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of such Borrower then or thereafter maintained with such Secured Party; provided that any such appropriation and application shall be subject to the provisions of Section 4.8. Each Secured Party agrees promptly to notify the Borrowers and the Administrative Agents after any such appropriation and application made by such Secured Party; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Secured Party under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Secured Party may have.
     SECTION 4.10 Removal of Lenders. If any Lender (an “Affected Lender”) (a) fails to consent to an election, consent, amendment, waiver or other modification to this Agreement or other Loan

Document that requires the consent of a greater percentage of the Lenders than the Required Lenders and such election, consent, amendment, waiver or other modification is otherwise consented to by the Required Lenders, (b) makes a demand upon the Company for (or if the Company is otherwise required to pay) amounts pursuant to Section 4.3, 4.5 or 4.6 (and the payment of such amounts are, and are likely to continue to be, more onerous in the reasonable judgment of the Company than with respect to the other Lenders), or gives notice pursuant to Section 4.1 requiring a conversion of such Affected Lender’s LIBO Rate Loans to Base Rate Loans or suspending such Lender’s obligation to make Loans as, or to convert Loans into, LIBO Rate Loans, or (c) becomes a Defaulting Lender, the Company may, within 30 days of such consent by the Required Lenders, such receipt by the Company of such demand or notice or such Lender becoming a Defaulting Lender, as the case may be, give notice (a “Replacement Notice”) in writing to the applicable Administrative Agent and such Affected Lender of its intention to cause such Affected Lender to sell all or any portion of its Loans, Commitments and/or Notes to an Eligible Assignee (a “Replacement Lender”) designated in such Replacement Notice; provided that no Replacement Notice may be given by the Company if (i) such replacement conflicts with any applicable law or regulation, (ii) any Event of Default (other than, in the case of the replacement of a Defaulting Lender, as a result of the failure of the Company to satisfy its cash collateralization obligations pursuant to Section 2.10(a)(ii)) shall have occurred and be continuing at the time of such replacement or (iii) prior to any such replacement, such Lender shall have taken any necessary action under Section 4.5 or 4.6 (if applicable) so as to eliminate the continued need for payment of amounts owing pursuant to Section 4.5 or 4.6. If the applicable Administrative Agent shall, in the exercise of its reasonable discretion and within 30 days of its receipt of such Replacement Notice, notify the Company and such Affected Lender in writing that the Replacement Lender is satisfactory to the applicable Administrative Agent (such consent not being required where the Replacement Lender is already a Lender), then such Affected Lender shall, subject to the payment of any amounts due pursuant to Section 4.4, assign, in accordance with Section 10.11, the portion of its Commitments, Loans, Notes (if any) and other rights and obligations under this Agreement and all other Loan Documents (including Reimbursement Obligations, if applicable) designated in the Replacement Notice to such Replacement Lender; provided that (i) such assignment shall be without recourse, representation or warranty and shall be on terms and conditions reasonably satisfactory to such Affected Lender and such Replacement Lender, (ii) the purchase price paid by such Replacement Lender shall be in the amount of such Affected Lender’s Loans designated in the Replacement Notice and/or its Percentage of outstanding Reimbursement Obligations, as applicable, together with all accrued and unpaid interest and fees in respect thereof, plus all other amounts (including the amounts demanded and unreimbursed under Sections 4.3, 4.5 and 4.6), owing to such Affected Lender hereunder and (iii) the Company shall pay to the Affected Lender and the applicable Administrative Agent all reasonable out-of-pocket expenses incurred by the Affected Lender and such Administrative Agent in connection with such assignment and assumption (including the processing fees described in Section 10.11). Upon the effective date of an assignment described above, the Replacement Lender shall become a “Lender” for all purposes under the Loan Documents. Each Lender hereby grants to each Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender as assignor, any assignment agreement necessary to effectuate any assignment of such Lender’s interests hereunder in the circumstances contemplated by this Section.
     SECTION 4.11 Guaranty by the Company. The Company acknowledges and agrees that, whether or not specifically indicated as such in a Loan Document, all Designated Borrower Obligations shall be joint and several Obligations of the Company, and in furtherance of such joint and several Obligations, the Company hereby irrevocably guarantees the payment of all Designated Borrower Obligations of each Designated Borrower as set forth below.
     Section 4.11.1 Guaranty. The Company hereby absolutely, unconditionally and irrevocably guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Designated Borrower Obligations. This guaranty constitutes a guaranty of payment when due and not of collection, and the Company specifically agrees that it shall not be necessary or required that any Secured Party exercise any right, assert any claim or demand or enforce any remedy whatsoever against any Obligor or any other Person before or as a condition to the obligations of the Company hereunder.
     Section 4.11.2 Guaranty Absolute, etc. The guaranty agreed to above shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until the Termination Date. The Company guarantees that the Designated Borrower Obligations will be paid strictly in accordance with the terms of each Loan Document under which such Designated Borrower Obligations arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Party with respect thereto. The liability of the Company under this Agreement shall be joint and several, absolute, unconditional and irrevocable irrespective of: (a) any lack of validity, legality or enforceability of any Loan Document; (b) the failure of any Secured Party to assert any claim or demand or to enforce any right or remedy against any Obligor or any other Person (including any other guarantor) under the provisions of any Loan Document or otherwise, or to exercise any right or remedy against any other guarantor (including any Obligor) of, or collateral securing, any Designated Borrower Obligations; (c) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Designated Borrower Obligations, or any other extension, compromise or renewal of any Designated Borrower Obligation; (d) any reduction, limitation, impairment or termination of any Designated Borrower Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the Company hereby waives any right to or claim of) any defense (including any defense under or in connection with any decree) or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Designated Borrower Obligations or otherwise; (e) any amendment to, rescission, waiver, or other modification of, or any consent to or departure from, any of the terms of any Loan Document; (f) any addition, exchange, release, surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition of, or consent to or departure from, any other guaranty held by any Secured Party securing any of the Designated Borrower Obligations; or (g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Obligor, any surety or any guarantor.
     Section 4.11.3 Reinstatement, etc. The Company agrees that its guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Designated Borrower Obligations is rescinded or must otherwise be restored by any Secured Party, upon the insolvency, bankruptcy or reorganization of any other Designated Borrower, any other Obligor or otherwise, all as though such payment had not been made.
     Section 4.11.4 Waiver, etc. The Company hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Agreement and any requirement that any Secured Party protect, secure, perfect or insure any Lien, or any property subject thereto, or exhaust any right or take any action against any other Obligor or any other Person (including any other guarantor) or entity or any collateral securing the Obligations, as the case may be.
     Section 4.11.5 Postponement of Subrogation, etc. Each Borrower agrees that it will not exercise any rights which it may acquire by way of rights of subrogation under any Loan Document to which it is a party, nor shall any Borrower seek or be entitled to seek any contribution or reimbursement from any Obligor, in respect of any payment made hereunder, under any other Loan Document or otherwise, until following the Termination Date. Any amount paid to any Borrower on account of any such subrogation rights prior to the Termination Date shall be held in trust for the benefit of the Secured Parties and shall immediately be paid and turned over to the Collateral Agent for the benefit of the Secured Parties in the exact form received by such Borrower (duly endorsed in favor of the Collateral Agent, if required), to be credited and applied against the Obligations, whether matured or unmatured, in accordance with Section 4.7; provided that (a) if any Borrower has made payment to the Secured Parties of all or any part of the Obligations; and (b) the Termination Date has occurred; then at such Borrower’s request, the Collateral Agent, (on behalf of the Secured Parties) will, at the expense of such Borrower, execute and deliver to such Borrower appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to such Borrower of an interest in the Obligations resulting from such payment. In furtherance of the foregoing, at all times prior to the Termination Date each Borrower shall refrain from taking any action or commencing any proceeding against any Obligor (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in the respect of payments made under any Loan Document to any Secured Party.
ARTICLE V
CONDITIONS TO EFFECTIVENESS AND CREDIT EXTENSION
     SECTION 5.1 Effectiveness. The effectiveness of the amendment and restatement of the Existing Credit Agreement shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in the Amendment Agreement.
     SECTION 5.2 All Credit Extensions. The obligation of each Lender and each Issuer to make any Credit Extension shall be subject to the satisfaction of each of the conditions precedent set forth below.
     Section 5.2.1 Compliance with Warranties, No Default, etc. Both before and after giving effect to any Credit Extension (but, if any Default of the nature referred to in Section 8.1.5 shall have occurred with respect to any other Indebtedness, without giving effect to the application, directly or indirectly, of the proceeds thereof) the following statements shall be true and correct:
     (a) the representations and warranties set forth in each Loan Document shall, in each case, be true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); and
     (b) no Default shall have then occurred and be continuing.
     Section 5.2.2 Credit Extension Request, etc. Subject to Section 2.3.2, the Administrative Agents shall have received a Borrowing Request if Loans are being requested, or an Issuance Request if a Letter of Credit is being requested or extended. Each of the delivery of a Borrowing Request or Issuance Request and the acceptance by the Borrowers of the proceeds of such Credit Extension shall constitute a representation and warranty by the Borrowers that on the date of such Credit Extension (both immediately before and after giving effect to such Credit Extension and the application of the proceeds thereof) the statements made in Section 5.2.1 are true and correct in all material respects.
     Section 5.2.3 Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of any Obligor shall be reasonably satisfactory in form and substance to the Administrative Agents and their counsel, and the Administrative Agents and their counsel shall have received all information, approvals, opinions, documents or instruments as the Administrative Agents or its counsel may reasonably request.
     Section 5.2.4 Cash Balances. After giving effect to the proposed Credit Extension and the application of the proceeds thereof, the aggregate cash and Cash Equivalent Investments (other than any restricted cash that serves as collateral for metal leases and other cash collateral) of the Company and its Subsidiaries held in the United States shall not exceed $25,000,000.
ARTICLE VI
REPRESENTATIONS AND WARRANTIES
     In order to induce the Secured Parties to enter into this Agreement and to make Credit Extensions hereunder, each Borrower represents and warrants to each Secured Party on the Closing Date and on each other date required pursuant to the Loan Documents as set forth in this Article.
     SECTION 6.1 Organization, etc. Each Obligor is validly organized and existing and in good standing under the laws of the state or jurisdiction of its incorporation or organization, is duly qualified to do business and is in good standing as a foreign entity in each jurisdiction where the nature of its business requires such qualification (unless the failure to be in good standing and/or so qualified could not reasonably be expected to have a Material Adverse Effect), and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under each Loan Document to which it is a party, to own and hold under lease its property and to conduct its business substantially as currently conducted by it.
     SECTION 6.2 Due Authorization, Non-Contravention, etc. The execution, delivery and performance by each Obligor of each Loan Document executed or to be executed by it, each Obligor’s participation in the consummation of all aspects of the Transaction, and the execution, delivery and performance by any Borrower or (if applicable) any Obligor of the agreements executed and delivered by it in connection with the Transaction are in each case within such Person’s powers, have been duly authorized by all necessary action, and do not
     (a) contravene any (i) Obligor’s Organic Documents, (ii) court decree or order binding on or affecting any Obligor or (iii) law or governmental regulation binding on or affecting any Obligor; or
     (b) result in (i) or require the creation or imposition of, any Lien on any Obligor’s properties (except as permitted by this Agreement) or (ii) a default under any contractual restriction binding on or affecting any Obligor.
     SECTION 6.3 Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other Person (other than those that have been, or on the Second Restatement Effective Date will be, duly obtained or made and which are, or on the Second Restatement Effective Date will be, in full force and effect) is required for the consummation of the Transaction or the due execution, delivery or performance by any Obligor of any Loan Document to which it is a party. Neither the Company nor any of its Subsidiaries is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
     SECTION 6.4 Validity, etc. Each Loan Document to which any Obligor is a party constitutes the legal, valid and binding obligations of such Obligor, enforceable against such Obligor in accordance with their respective terms (except, in any case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by principles of equity).
     SECTION 6.5 Financial Information. The financial statements of the Company and its Subsidiaries furnished to the Administrative Agents and each Lender pursuant to Section 5.1.6 of the Existing Credit Agreement have been prepared in accordance with GAAP consistently applied, and present fairly the consolidated financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended. All balance sheets, all statements of income and of cash flow and all other financial information of each of the Company and its Subsidiaries furnished pursuant to Section 7.1.1 have been and will for periods following the Closing Date be prepared in accordance with GAAP consistently applied, and do or will present fairly the consolidated financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended; provided that unaudited financial statements of the Company and its Subsidiaries have been prepared without footnotes, without reliance on any physical inventory and are subject to year-end adjustments.
     SECTION 6.6 No Material Adverse Change. There has been no material adverse change in the financial condition, results of operations, assets, business, properties of the Company and its Subsidiaries, taken as a whole, since December 31, 2006.
     SECTION 6.7 Litigation, Labor Controversies, etc. There is no pending or, to the knowledge of the Company or any of its Subsidiaries, threatened litigation, action, proceeding, labor controversy or investigation:
     (a) except as disclosed in Item 6.7 of the Disclosure Schedule, affecting the Company any of its Subsidiaries or any other Obligor, or any of their respective properties, businesses, assets or revenues, which could reasonably be expected to have a Material Adverse Effect, and no adverse development has occurred in any labor controversy, litigation, arbitration or governmental investigation or proceeding disclosed in Item 6.7; or
     (b) which purports to affect the legality, validity or enforceability of any Loan Document or the Transaction.
     SECTION 6.8 Subsidiaries. The Company has no Subsidiaries, except those Subsidiaries which are identified in Item 6.8 of the Disclosure Schedule, or which are permitted to have been organized or acquired in accordance with Sections 7.2.5 or 7.2.7.
     SECTION 6.9 Ownership of Properties. The Company and each of its Subsidiaries owns (a) in the case of owned real property, good and marketable fee title to, and (b) in the case of owned personal property, good and valid title to, or, in the case of leased real or personal property, valid and enforceable leasehold interests (as the case may be) in, all of its properties and assets, tangible and intangible, of any nature whatsoever, free and clear in each case of all Liens or claims, except for Liens permitted pursuant to Section 7.2.3.
     SECTION 6.10 Taxes; Other Laws.
     (a) The Company and each of its Subsidiaries has filed all tax returns and reports required by law to have been filed by it and has paid all Taxes thereby shown to be due and owing, except any such Taxes which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books, except where a failure to so file and/or pay could not reasonably be expected to have a Material Adverse Effect.
     (b) If a Borrowing is repaid in the same country in which such Borrowing is made, there is no income, stamp or other tax of any country, or any taxing authority thereof or therein, in the nature of withholding or otherwise, which is imposed on any payment to be made by any

Borrower pursuant hereto, or is imposed on or by virtue of the execution, delivery, performance or enforcement of the Obligations.
     (c) Each Obligor is in compliance in all material respects with the requirements of all applicable laws and all orders, writs, injunctions and decrees applicable to it or to its properties (except for Environmental Laws which are the subject of Section 6.12), except in such instances in which the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
     (d) As of the date hereof, no Obligor is subject to any labor or collective bargaining agreement. There are no existing or threatened strikes, lockouts or other labor disputes involving any Obligor that singly or in the aggregate could reasonably be expected to have a Material Adverse Effect. Hours worked by and payments made to employees of each Obligor are not in violation of the Fair Labor Standards Act or any other applicable law, rule or regulation dealing with such matters where such violation could reasonably be expected to have a Material Adverse Effect.
     SECTION 6.11 Pension and Welfare Plans. During the twelve-consecutive-month period prior to the Closing Date and prior to the date of any Credit Extension hereunder, no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(0) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by the Company or any member of the Controlled Group of any material liability, fine or penalty. Except as disclosed in Item 6.11 of the Disclosure Schedule, neither the Company nor any member of the Controlled Group has any contingent liability with respect to any post-retirement benefit under a Welfare Plan that is subject to ERISA, other than liability for continuation coverage described in Part 6 of Title I of ERISA.
     SECTION 6.12 Environmental Warranties. Except as set forth in Item 6.12 of the Disclosure Schedule:
     (a) all facilities and property (including underlying groundwater) owned, operated or leased by the Company or any of its Subsidiaries during the period from and after the date five years prior to the Closing Date have been, and continue to be, owned, operated or leased by the Company and its Subsidiaries in material compliance with all Environmental Laws such that the failure to own, operate or lease such facility or property does not result in a single liability in excess of $1,000,000 or $5,000,000 in the aggregate for all such liabilities;
     (b) there are no material pending or threatened (i) claims, complaints, notices or requests for information received by the Company or any of its Subsidiaries with respect to any alleged violation of any Environmental Law, or (ii) complaints, notices or inquiries to the Company or any of its Subsidiaries regarding potential liability under any Environmental Law;
     (c) there have been no Releases of Hazardous Materials at, on or under any property now or previously owned, operated or leased by the Company or any of its Subsidiaries that have, or could reasonably be expected to have, a Material Adverse Effect;
     (d) the Company and its Subsidiaries have been issued and are in material compliance with all material permits, certificates, approvals, licenses and other authorizations relating to environmental matters;

     (e) no property now or, to the knowledge of the Company, previously owned, operated or leased by the Company or any of its Subsidiaries is listed or, to the knowledge of the Company, proposed for listing (with respect to owned property only) on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up;
     (f) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned, operated or leased by the Company or any of its Subsidiaries that, singly or in the aggregate, have, or could reasonably be expected to have, a Material Adverse Effect;
     (g) neither the Company nor any of its Subsidiaries has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or, to the knowledge of the Company, proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to material claims against the Company or such Subsidiary for any remedial work, damage to natural resources or personal injury, including claims under CERCLA;
     (h) there are no polychlorinated biphenyls or asbestos present at any property now or previously owned, operated or leased by the Company or any Subsidiary that, singly or in the aggregate, have, or could reasonably be expected to have, a Material Adverse Effect; and
     (i) no conditions exist at, on or under any property now owned, operated or leased by the Company or any Subsidiary which, with the passage of time, or the giving of notice or both, would give rise to material liability under any Environmental Law.
     SECTION 6.13 Accuracy of Information. None of the factual information heretofore or contemporaneously furnished in writing to any Secured Party by or on behalf of any Obligor in connection with any Loan Document or any transaction contemplated hereby (including the Transaction) contains any untrue statement of a material fact, or omits to state any material fact necessary to make any information not misleading, and no other factual information hereafter furnished in connection with any Loan Document by or on behalf of any Obligor to any Secured Party will contain any untrue statement of a material fact or will omit to state any material fact necessary to make any information not misleading on the date as of which such information is dated or certified.
     SECTION 6.14 Regulations U and X. No Obligor is engaged in the business of extending credit for the purpose of buying or carrying margin stock, and no proceeds of any Credit Extensions will be used to purchase or carry margin stock or otherwise for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation U or Regulation X. Terms for which meanings are provided in F.R.S. Board Regulation U or Regulation X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.
     SECTION 6.15 Solvency. The Company and its Subsidiaries, taken as a whole, on a consolidated basis, both before and after giving effect to any Credit Extensions, are Solvent.

ARTICLE VII
COVENANTS
     SECTION 7.1 Affirmative Covenants. Each Borrower agrees with each Lender, each Issuer and the Administrative Agents that until the Termination Date has occurred, each Borrower will, and will cause its Subsidiaries to, perform or cause to be performed the obligations set forth below.
     Section 7.1.1 Financial Information, Reports, Notices, etc. The Company will furnish each Lender and the Administrative Agents copies of the following financial statements, reports, notices and information:
     (a) as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, an unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of such Fiscal Quarter and consolidated statements of income and cash flow of the Company and its Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, and including (in each case), in comparative form the figures for the corresponding Fiscal Quarter in, and year to date portion of, the immediately preceding Fiscal Year, certified as complete and correct by the chief financial or accounting Authorized Officer of the Company (subject to normal year-end audit adjustments);
     (b) as soon as available and in any event within 90 days after the end of each Fiscal Year, a copy of the consolidated balance sheet of the Company and its Subsidiaries, and the related consolidated statements of income and cash flow of the Company and its Subsidiaries for such Fiscal Year, setting forth in comparative form the figures for the immediately preceding Fiscal Year, audited (without any Impermissible Qualification) by a “Big Four” accounting firm or other independent public accountants acceptable to the Administrative Agents, stating that, in performing the examination necessary to deliver the audited financial statements of the Company, no knowledge was obtained of any Event of Default;
     (c) concurrently with the delivery of the financial information pursuant to clauses (a) and (b), a Compliance Certificate, executed by the chief financial or accounting Authorized Officer of the Company, (i) showing compliance with the financial covenants set forth in Section 7.2.4 and stating that no Default has occurred and is continuing (or, if a Default has occurred, specifying the details of such Default and the action that the Company or an Obligor has taken or proposes to take with respect thereto), (ii) stating that no Subsidiary has been formed or acquired since the delivery of the last Compliance Certificate (or, if a Subsidiary has been formed or acquired since the delivery of the last Compliance Certificate, a statement that such Subsidiary has complied with Section 7.1.8) and (iii) in the case of a Compliance Certificate delivered concurrently with the financial information pursuant to clause (b), if the Company’s Leverage Ratio is equal to or exceeds 3.50:1, a calculation of Excess Cash Flow;
     (d) as soon as possible and in any event within three Business Days after the Company or any other Obligor obtains knowledge of the occurrence of a Default, a statement of an Authorized Officer of the Company setting forth details of such Default and the action which the Company or such Obligor has taken and proposes to take with respect thereto;
     (e) as soon as possible and in any event within three Business Days after the Company or any other Obligor obtains knowledge of (i) the occurrence of any material adverse development with respect to any litigation, action, proceeding or labor controversy described in Item 6.7 of the Disclosure Schedule or (ii) the commencement of any litigation, action, proceeding or labor controversy of the type and materiality described in Section 6.7, notice thereof and, to the extent any Agent requests, copies of all documentation relating thereto;
     (f) promptly upon becoming aware of (i) the institution of any steps by any Person to terminate any Pension Plan, (ii) the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA, (iii) the taking of any action with respect to a Pension Plan which could result in the requirement that any Obligor furnish a bond or other security to the PBGC or such Pension Plan, or (iv) the occurrence of any event with respect to any Pension Plan which could result in the incurrence by any Obligor of any material liability, fine or penalty, notice thereof and copies of all documentation relating thereto;
     (g) promptly following the mailing or receipt of any notice or report delivered under the terms of the Indentures, copies of such notice or report;
     (h) all Patriot Act Disclosures, to the extent reasonably requested by the Administrative Agents; and
     (i) [Reserved.]
     (j) such other financial and other information as any Lender or Issuer through the Administrative Agents may from time to time reasonably request (including information and reports in such detail as the Administrative Agents may request with respect to the terms of and information provided pursuant to the Compliance Certificate).
     Section 7.1.2 Maintenance of Existence; Compliance with Contracts, Laws, etc. The Company will, and will cause each of its Subsidiaries to, preserve and maintain its legal existence (except as otherwise permitted by Section 7.2.7), perform in all material respects their obligations under material agreements to which the Company or a Subsidiary is a party, and comply in all material respects with all applicable laws, rules, regulations and orders, including the payment (before the same become delinquent), of all Taxes, imposed upon the Company or its Subsidiaries or upon their property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on the books of the Company or its Subsidiaries, as applicable.
     Section 7.1.3 Maintenance of Properties. The Company will, and will cause each of its Subsidiaries to, maintain, preserve, protect and keep its and their respective properties in good repair, working order and condition (ordinary wear and tear excepted), and make necessary repairs, renewals and replacements so that the business carried on by the Borrowers and their Subsidiaries may be properly conducted at all times, unless any Borrower or any Subsidiary determines in good faith that the continued maintenance of such property is no longer economically desirable, necessary or useful to the business of such Borrower or any of its Subsidiaries or the Disposition of such property is otherwise permitted by Sections 7.2.7 or 7.2.8.
     Section 7.1.4 Insurance. The Company will, and will cause each of its Subsidiaries to maintain;
     (a) insurance on its property with financially sound and reputable insurance companies against loss and damage in at least the amounts (and with only those deductibles) customarily maintained, and against such risks as are typically insured against in the same general area, by Persons of comparable size engaged in the same or similar business as the Borrowers and their Subsidiaries; and

     (b) all worker’s compensation, employer’s liability insurance or similar insurance as may be required under the laws of any state or jurisdiction in which it may be engaged in business.
Without limiting the foregoing, all insurance policies required pursuant to this Section shall (i) name the Collateral Agent on behalf of the Secured Parties as mortgagee (in the case of property insurance) or additional insured (in the case of liability insurance), as applicable, and provide that no cancellation or modification of the policies will be made without thirty days’ prior written notice to the Collateral Agent and (ii) be in addition to any requirements to maintain specific types of insurance contained in the other Loan Documents.
     Section 7.1.5 Books and Records. The Company will, and will cause each of its Subsidiaries to:
     (a) keep books and records in accordance with GAAP which accurately reflect all of its business affairs and transactions;
     (b) permit the Administrative Agents or any of their respective representatives, at reasonable times and intervals and upon reasonable notice to the Company, to visit each of the Company’s and its Subsidiaries’ offices, to discuss such Person’s financial matters with its officers and employees, and, after the occurrence of an Event of Default, its independent public accountants (and the Company hereby authorizes such independent public accountant to discuss each of such Person’s financial matters with the Administrative Agents or any of their respective representatives whether or not any representative of such Person is present, so long as a representative of such Person has been afforded a reasonable opportunity to be present) and to examine (and photocopy extracts from) any of such Person’s books and records; and
     (c) afford all other Lenders and any of their respective representatives the opportunity to collectively visit the Company’s and its Subsidiaries’ offices on one day per calendar year, coordinated with the Administrative Agents (such date to be determined by the Company in consultation with the Administrative Agents and each such Lender to be given reasonable notice of such visitation date), to discuss such Person’s financial matters with its officers and employees; provided that each such Lender or any of their respective representatives, at reasonable times and intervals and upon reasonable notice to the Company, shall be permitted to do any of the foregoing at any time after the occurrence and during the continuation of an Event of Default.
     The Company shall pay any fees of such independent public accountant incurred in connection with any Lender’s exercise of its rights pursuant to this Section.
     Section 7.1.6 Environmental Law Covenant. The Company will, and will cause each of its Subsidiaries to:
     (a) use and operate all of its and their facilities and properties in material compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws; and
     (b) promptly notify the Agents and provide copies upon receipt of all written claims, complaints, notices or inquiries relating to the condition of its facilities and properties in respect of, or as to any material non-compliance with, Environmental Laws, and shall promptly resolve such material non-compliance with Environmental Laws and keep its property free of any Lien imposed by any Environmental Law.
     Section 7.1.7 Use of Proceeds. The Borrowers have applied, or will apply, the proceeds of the Credit Extensions as follows:
     (a) in the case of Term Loans, (i) to repay Indebtedness of the Company consisting of notes or debentures issued under the Indentures and (ii) to repay Revolving Loans in an amount not to exceed $95,000,000; provided that at such time there is no condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default (as defined in each Indenture) or any Event of Default (as defined in each Indenture) continuing under any Indenture, the Company may repay an additional amount of Revolving Loans in an amount not to exceed $55,000,000 with the proceeds of Term Loans;
     (b) in the case of the Revolving Loans, for working capital and general corporate purposes of the Borrowers and the Subsidiary Guarantors, including Capital Expenditures and Permitted Acquisitions by such Persons, and including the repayment of outstanding Indebtedness, including Indebtedness under the Indentures; provided that the Borrowers may not distribute the proceeds of Revolving Loans outside of the United States if, after giving effect to the proposed distribution and the use thereof, the aggregate cash and Cash Equivalent Investments (other than any restricted cash that serves as collateral for metal leases and other cash collateral) of the Company and its Subsidiaries outside of the United States shall exceed $50,000,000; and
     (c) for issuing Letters of Credit for the account of the Borrowers and the Subsidiary Guarantors.
     Section 7.1.8 Future Guarantors, Security, etc. The Company will, and will cause each of its Subsidiaries to:
     (a) execute the Subsidiary Guaranty (Domestic) or a supplement thereto unless, in the case of a Foreign Subsidiary, to do so would result in a materially increased Tax liability for the Company (as reasonably determined by the Administrative Agents in consultation with the Company).
     (b) with respect to each U.S. Subsidiary (and any subsequently acquired or created U.S. Subsidiary), execute the Pledge and Security Agreement or a supplement thereto and a Mortgage with respect to any real property owned by such Person (other than any Excluded Property) with a net book value of more than $500,000.
     (c) execute any documents, Foreign Pledge Agreements, Filing Statements, agreements and instruments, and take all further action (including filing such Mortgages) that may be required under applicable law, or that the Administrative Agents may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority (subject to Liens permitted by Section 7.2.3) of the Liens created or intended to be created by the Loan Documents.
     (d) at its cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, perfected Liens with respect to such of its assets and properties as the Administrative Agents or the Required Lenders shall designate, it being agreed that it is the intent of the parties that the Obligations shall be secured by, among other things, substantially all the assets of the Company and its U.S. Subsidiaries (including real and personal property acquired subsequent to the Closing Date (subject to the limitation in clause (b)); provided that neither the Company nor its Subsidiaries shall be required to pledge (i) more than 65% of the Voting Securities of any Foreign Subsidiary unless such pledge would not result in a materially adverse tax consequences to the Company (as determined by the Administrative Agents) or (ii) the Capital Securities of any Excluded Subsidiary. Such Liens will be created under the Loan Documents in form and substance satisfactory to the Agents, and the Company shall deliver or cause to be delivered to the Agents all such instruments and documents (including legal opinions, surveys, title insurance policies and Lien searches) as the Agents shall reasonably request to evidence compliance with this Section.
Notwithstanding the foregoing provisions of this Section, no SPV shall be required, under any circumstances, to execute any Subsidiary Guaranty or any other Loan Document to grant Liens in any of its assets to secure the Obligations.
     Section 7.1.9 SEC Reports. The Company shall comply, on a timely basis, with all SEC filing requirements applicable to the Company and its Subsidiaries.
     Section 7.1.10 Maintenance of Ratings of Loans. The Company will use commercially reasonable efforts to cause its Index Debt Rating with S&P and Moody’s to be in effect at all times through the Stated Maturity Date.
     Section 7.1.11 Cash Management. The Company will deliver to the Collateral Agent fully executed Control Agreements with respect to each Deposit Account and Securities Account of the Company and each U.S. Subsidiary (other than those maintained with the Collateral Agent and accounts holding cash on deposit with metal lessors or other cash collateral) that at any time holds assets in excess of $1,000,000, in each case when such account is created or when such threshold is reached.
     Section 7.1.12 Maintenance of Corporate Separateness. The Company will, and will cause each of its Subsidiaries to, satisfy customary corporate formalities, including the holding of regular board of directors’ and shareholders’ meetings and the maintenance of corporate offices and records and take all actions reasonably necessary to maintain their corporate separateness.
     Section 7.1.13 Foreign Subsidiaries; Foreign Pledge Agreements. The Company will deliver, or cause to be delivered, on or before August 31, 2007 (unless such date is extended with the consent of the Collateral Agent, such consent not to be unreasonably withheld),
     (a) certificates (in the case of Capital Securities that are securities (as defined in the UCC)), or such other instruments, agreements, or other arrangements, as the Collateral Agent may reasonably approve (such approval not to be unreasonably withheld), evidencing 65% of the issued and outstanding Voting Securities of Ferro B.V., a company organized under the laws of Holland, (together with all the issued and outstanding non-voting Capital Securities of such Foreign Subsidiary) directly owned by the Company or any U.S. Subsidiary), which certificates in each case shall be accompanied by undated instruments of transfer duly executed in blank, or, if any Capital Securities (in the case of Capital Securities that are uncertificated securities (as defined in the UCC)), confirmation and evidence satisfactory to the Agents that the security interest therein has been transferred to and perfected by the Collateral Agent for the benefit of the Secured Parties in accordance with Articles 8 and 9 of the UCC and all laws otherwise applicable to the perfection of the pledge of such Capital Securities, and

     (b) a Foreign Pledge Agreement with regard to the applicable Capital Securities of Ferro B.V., duly executed and delivered by all parties thereto, which such agreement shall remain in full force and effect, and all Liens granted to the Collateral Agent thereunder shall be duly perfected to provide the Collateral Agent with a security interest in and Lien on all collateral granted thereunder free and clear of other Liens, except to the extent consented to by the Administrative Agents.
     Section 7.1.14 Consultant. The Company will, and will cause each of its Subsidiaries to, permit a consultant hired by the Administrative Agents, at reasonable times and intervals and upon reasonable notice to the Company, to visit each of the Company’s and its Subsidiaries’ offices, to discuss such Person’s financial matters with its officers and employees and to examine (and photocopy extracts from) any of such Person’s books and records; provided, that the Company and its Subsidiaries shall only have obligations pursuant to this sentence to the extent that such consultant executes and delivers a customary confidentiality agreement and agrees to deliver to the Company a copy of its final written report; and provided, further, that the Company’s and its Subsidiaries’ obligations pursuant to this sentence shall terminate upon the earlier of (a) the date that such consultant delivers its final written report to the Administrative Agents and (b) the Second Restatement Effective Date, unless the Company’s and its Subsidiaries’ obligations pursuant to this sentence shall be reinstated by the Administrative Agents at their sole discretion any time thereafter. The Borrowers agree to pay on demand the reasonable fees and out-of-pocket expenses of such consultant to the Administrative Agents.
     Section 7.1.15 Use of Equity Proceeds. The net proceeds of the Equity Offering shall be used to pay for certain restructuring costs of the Company and its Subsidiaries and for other general corporate purposes in an aggregate principal amount of up to $50,000,000. Any net proceeds in excess of $50,000,000 shall be applied in accordance with the terms of clause (b) of Section 3.1.2.
     SECTION 7.2 Negative Covenants. Each Borrower covenants and agrees with each Lender, each Issuer and the Administrative Agents that until the Termination Date has occurred, each Borrower will, and will cause its Subsidiaries to, perform or cause to be performed the obligations set forth below.
     Section 7.2.1 Business Activities. The Company will not, and will not permit any of its Subsidiaries to, engage in any business activity except those business activities engaged in as of the First Restatement Effective Date and activities reasonably incidental thereto.
     Section 7.2.2 Indebtedness. The Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, other than:
     (a) Indebtedness in respect of the Obligations;
     (b) until the Closing Date, Indebtedness that is to be repaid in full as further identified in Item 7.2.2(b) of the Disclosure Schedule;
     (c) Indebtedness existing as of the Closing Date which is identified in Item 7.2.2(c) of the Disclosure Schedule, and refinancing of such Indebtedness in a principal amount not in excess of that which is outstanding on the Closing Date (as such amount has been reduced following the Closing Date);
     (d) unsecured Indebtedness (i) incurred in the ordinary course of business of the Company and its Subsidiaries and (ii) in respect of performance, surety or appeal bonds provided in the ordinary course of business, but excluding (in each case), Indebtedness incurred through the borrowing of money or Contingent Liabilities in respect thereof;

     (e) Indebtedness (i) in respect of industrial revenue bonds or other similar governmental or municipal bonds, (ii) evidencing the deferred purchase price of newly acquired property or incurred to finance the acquisition of equipment of the Company and its Subsidiaries (pursuant to purchase money mortgages or otherwise, whether owed to the seller or a third party) used in the ordinary course of business of the Company and its Subsidiaries (provided that such Indebtedness is incurred within 90 days of the acquisition of such property) and (iii) in respect of Capitalized Lease Liabilities; provided that the aggregate amount of all Indebtedness outstanding pursuant to this clause shall not at any time exceed $25,000,000;
     (f) Indebtedness of any Subsidiary owing to the Company or any other Subsidiary;
     (g) Indebtedness of a Person existing at the time such Person became a Subsidiary of the Company, but only if such Indebtedness was not created or incurred in contemplation of such Person becoming a Subsidiary and the aggregate outstanding amount of all Indebtedness existing pursuant to this clause does not exceed $10,000,000 at any time;
     (h) in addition to Indebtedness under the Indentures permitted under clause (c) hereof, Indebtedness of the Company consisting of notes or debentures under the 2008 Indenture in an aggregate principal amount not to exceed $200,000,000, as such amount is reduced on or after the date of issuance thereof; provided that all net proceeds from issuances of notes or debentures under the 2008 Indenture shall either (i) upon receipt thereof, be used to repurchase, redeem, repay or otherwise extinguish the notes outstanding under the 1998 Indenture as of the Amendment No. 3 Effective Date or (ii) to the extent such proceeds are not used in the manner set forth in the foregoing clause (i), be placed in an account with National City and will be used solely for the payment of Indebtedness outstanding under the 1998 Indenture until such Indebtedness has been paid in full; provided further that Indebtedness outstanding under the 1998 Indenture shall be repaid in full on or prior to the 90th day from the initial date of issuance of notes or debentures under the 2008 Indenture;
     (i) Indebtedness incurred under the Permitted Receivables Programs;
     (j) Indebtedness of Foreign Subsidiaries in connection with local lines of credit in an aggregate amount not to exceed (i) $25,000,000, if as of the date of any such incurrence thereof, the Leverage Ratio is greater than 3.50:1.00 and (ii) $50,000,000, if as of the date of any such incurrence thereof, the Leverage Ratio is equal to or less than 3.50:1.00.
     (k) Indebtedness of the Company and its Subsidiaries in connection with credit cards issued to employees in the ordinary course of business;
     (l) Indebtedness in respect of Hedging Obligations entered into in the ordinary course of business and not for speculative purposes;
     (m) other Indebtedness of the Company and its Subsidiaries in an aggregate amount at any time outstanding not to exceed $20,000,000; and
     (n) unsecured Indebtedness of the Company in an aggregate amount at any time outstanding not to exceed $20,000,000, the net proceeds of which are used solely to fund the Company’s cash collateralization obligations pursuant to Section 2.10(a)(ii); provided that immediately prior to the incurrence of any such Indebtedness, the Company and its Subsidiaries shall not have cash on hand and Cash Equivalent Investments in an aggregate amount equal to the amount necessary to satisfy the Company’s cash collateralization obligations pursuant to Section 2.10(a)(ii) plus $20,000,000;
provided that no Indebtedness otherwise permitted by clauses (c), (e), (g) or (m) shall be assumed, created or otherwise incurred if a Default has occurred and is then continuing or would result therefrom.
     Section 7.2.3 Liens . The Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien upon any of its property (including Capital Securities of any Person), revenues or assets, whether now owned or hereafter acquired, except:
     (a) Liens securing payment of the Obligations, the Indebtedness incurred under the Indentures and securing Indebtedness of the type described in clauses (j), (k) or (l) of Section 7.2.2, which are secured on a pari passu basis in accordance with the Collateral Sharing Agreement and the other Loan Documents;
     (b) until the Closing Date, Liens securing payment of Indebtedness of the type described in clause (b) of Section 7.2.2;
     (c) Liens existing as of the Closing Date and disclosed in Item 7.2.3(c) of the Disclosure Schedule securing Indebtedness described in clause (c) of Section 7.2.2, and refinancings of such Indebtedness; provided that no such Lien shall encumber any additional property and the amount of Indebtedness secured by such Lien is not increased from that existing on the Closing Date (as such Indebtedness may have been permanently reduced subsequent to the Closing Date);
     (d) Liens securing Indebtedness of the type permitted under clause (e) of Section 7.2.2; provided that (i) such Lien is granted within 90 days after such Indebtedness is incurred, (ii) the Indebtedness secured thereby does not exceed 80% of the lesser of the cost or the fair market value of the applicable property, improvements or equipment at the time of such acquisition (or construction) and (iii) such Lien secures only the assets that are the subject of the Indebtedness referred to in such clause;
     (e) Liens securing Indebtedness permitted by clause (g) of Section 7.2.2; provided that such Liens existed prior to such Person becoming a Subsidiary, were not created in anticipation thereof and attach only to specific tangible assets of such Person (and not assets of such Person generally);
     (f) Liens in favor of carriers, warehousemen, mechanics, materialmen and landlords granted in the ordinary course of business for amounts not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;
     (g) Liens incurred or deposits made in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, bids, leases or other similar obligations (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety and appeal bonds or performance bonds;
     (h) judgment Liens in existence for less than 45 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies and which do not otherwise result in an Event of Default under Section 8.1.6;
     (i) easements, rights-of-way, zoning restrictions, minor defects or irregularities in title and other similar encumbrances not interfering in any material respect with the value or use of the property to which such Lien is attached;
     (j) Liens for Taxes not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;
     (k) Liens on inventory that has been chemically combined with precious metals inventory or inventories so long as the aggregate Indebtedness secured thereby does not exceed $15,000,000, and Liens on consigned metals or leased metals that are held as Inventory by an Obligor but for which title has not yet transferred to such Obligor;
     (l) Liens on the assets of the Company or any of its Subsidiaries securing Indebtedness permitted by clause (i) of Section 7.2.2; and
     (m) Liens securing up to $25,000,000 of Indebtedness of the type permitted by clause (j) of Section 7.2.2; and
     (n) Liens (not otherwise permitted hereunder) securing obligations not exceeding $5,000,000 in the aggregate at any time outstanding; provided that such Liens are limited to assets other than accounts receivable.
     Section 7.2.4 Financial Condition and Operations. The Company will not permit any of the events set forth below to occur.
     (a) The Company will not permit the Leverage Ratio as of the last day of any Fiscal Quarter occurring during any period set forth below to be greater than the ratio set forth opposite such period:

Period	Leverage Ratio
July 1, 2009 through and including September 30, 2009	7.00:1.00
October 1, 2009 through and including September 30, 2010	5.75:1.00
October 1, 2010 through and including December 31, 2010	5.25:1.00
January 1, 2011 through and including March 31, 2011	4.75:1.00
April 1, 2011 through and including June 30, 2011	4.25:1.00
July 1, 2011 through and including September 30, 2011	4.00:1.00
October 1, 2011 and thereafter	3.50:1.00

     (b) The Company will not permit the Fixed Charge Coverage Ratio as of the last day of any Fiscal Quarter occurring during any period set forth below to be less than the ratio set forth opposite such period:

Period	Fixed Charge Coverage Ratio
April 1, 2009 through and including September 30, 2010	1.00:1.00
October 1, 2010 and thereafter	1.10:1.00
     Section 7.2.5 Investments. The Company will not, and will not permit any of its Subsidiaries to, purchase, make, incur, assume or permit to exist any Investment in any other Person, except:
     (a) Investments existing on the Closing Date and identified in Item 7.2.5(a) of the Disclosure Schedule;
     (b) Cash Equivalent Investments;
     (c) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;
     (d) Investments consisting of any deferred portion of the sales price received by the Company or any Subsidiary in connection with any Disposition permitted under Section 7.2.8;
     (e) Investments (i) by the Company in any Subsidiaries or by any Subsidiary in other Subsidiaries or (ii) by any Subsidiary in the Company; provided that the Company and its U.S. Subsidiaries may not make any Investment in any Foreign Subsidiary if, at the time of such proposed Investment and after giving effect to the proposed Investment and the use of proceeds thereof, the Company and its Subsidiaries shall have in excess of $50,000,000 of cash and Cash Equivalent Investments outside of the United States (excluding any restricted cash that serves as collateral in favor of lessors under the Company’s and its Subsidiaries’ metal leases and other cash collateral) unless any amounts in excess of $50,000,000 are applied to prepay Revolving Loans in accordance with and subject to clause (i) of Section 3.1.1(g);
     (f) Investments constituting (i) accounts receivable arising, (ii) trade debt granted, or (iii) deposits made in connection with the purchase price of goods or services, in each case in the ordinary course of business;
     (g) Investments by way of the acquisition of Capital Securities constituting Permitted Acquisitions permitted by clause (b) of Section 7.2.7; and
     (h) other Investments in an amount not to exceed $20,000,000 over the term of this Agreement, which amount shall include any Investments made since the Closing Date pursuant to clause (h) of Section 7.2.5 of the Existing Credit Agreement, provided that at the time of the making of any such Investment and after giving effect thereto and to any incurrence of Indebtedness in connection therewith, the Leverage Ratio on a pro forma basis is less than 3.50:1.00;
provided that

     (i) any Investment which when made complies with the requirements of the definition of the term “Cash Equivalent Investment” may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; and
     (j) no Investment otherwise permitted by clauses (g) or (h) shall be permitted to be made if any Default has occurred and is continuing or would result therefrom.
     Section 7.2.6 Restricted Payments, etc. The Company will not, and will not permit any of its Subsidiaries to, declare or make a Restricted Payment, or make any deposit for any Restricted Payment, other than (a) Restricted Payments made by Subsidiaries to the Company, wholly owned Subsidiaries or joint venture partners and (b) Restricted Payments consisting of dividends on the Company’s Capital Securities so long as no Default has occurred and is continuing or would be caused thereby, in a maximum aggregate amount of up to (i) $513,000 for one-time catch-up payments made on or after the Second Restatement Effective Date relating to the Company’s Series A ESOP Convertible Preferred Stock and (ii) $170,000 per Fiscal Quarter after the Second Restatement Effective Date.
     Section 7.2.7 Consolidation, Merger; Permitted Acquisitions, etc. Except in connection with a Disposition permitted by Section 7.2.8, the Company will not, and will not permit any of its Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other Person, or purchase or otherwise acquire all or substantially all of the assets of any Person (or any division or line of business thereof), except:
     (a) any Subsidiary may liquidate or dissolve voluntarily into, and may merge with and into, the Company or any other Subsidiary (provided that a Guarantor may only liquidate or dissolve into, or merge with and into, the Company or another Guarantor), and the assets or Capital Securities of any Subsidiary may be purchased or otherwise acquired by the Company or any other Subsidiary (provided that the assets or Capital Securities of any Guarantor may only be purchased or otherwise acquired by any Borrower or another Guarantor); provided further that in no event shall any Subsidiary consolidate with or merge with and into any other Subsidiary unless after giving effect thereto, the Collateral Agent shall have a perfected pledge of, and security interest in and to, at least the same percentage of the issued and outstanding interests of Capital Securities (on a fully diluted basis) and other assets of the surviving Person as the Collateral Agent had immediately prior to such merger or consolidation in form and substance satisfactory to the Agent and their respective counsel, pursuant to such documentation and opinions as shall be necessary in the opinion of the Agents to create, perfect or maintain the collateral position of the Secured Parties therein; and
     (b) so long as no Default has occurred and is continuing or would occur after giving effect thereto, the Company or any of its Subsidiaries may, (i) at any time following the SEC Filing Date, purchase all or substantially all of the assets of any Person (or any division or line of business thereof), or acquire such Person by merger or otherwise, in each case, if such purchase or acquisition constitutes a Permitted Acquisition and the amount expended in connection with such transaction does not exceed $50,000,000 in any Fiscal Year (except that any amounts unused in any Fiscal Year may be carried over to subsequent Fiscal Years) and $200,000,000 over the term of this Agreement, which $200,000,000 shall include any amounts expended in connection with Permitted Acquisitions since the Closing Date pursuant to clause (b) of Section 7.2.7 of the Existing Credit Agreement, provided that at the time of the making of any such purchase or acquisition and after giving effect thereto and to any incurrence of Indebtedness in connection therewith, the Leverage Ratio on a pro forma basis is less than 3.50:1.00 and (ii) consummate the Specified Acquisitions.

     Section 7.2.8 Permitted Dispositions. The Company will not, and will not permit any of its Subsidiaries to, Dispose of any of the Company’s or such Subsidiaries’ assets (including accounts receivable and Capital Securities of Subsidiaries) to any Person in one transaction or series of transactions unless such Disposition is:
     (a) inventory or obsolete, damaged, worn out or surplus property Disposed of in the ordinary course of its business;
     (b) permitted by Section 7.2.7;
     (c) (i) (A) for fair market value (and the Company shall promptly deliver to the Administrative Agents a resolution adopted by the Company’s board of directors confirming its determination in good faith that such Disposition is for fair market value if the Net Disposition Proceeds resulting therefrom are in excess of $300,000,000) and the consideration received consists of no less than 80% in cash, (B) the Net Disposition Proceeds from such Disposition are applied pursuant to Sections 3.1.1 and 3.1.2 and (C) at the time of the consummation of such Disposition and after giving effect thereto and to any incurrence of Indebtedness in connection therewith, the Leverage Ratio on a pro forma basis (x) is not greater than the Leverage Ratio as calculated at such time without giving effect to such Disposition and (y) shall not be greater than the maximum Leverage Ratio permitted pursuant to Section 7.2.4(a) for the applicable period; provided that the requirements of clause (C) of this Section 7.2.8(c)(i) shall only apply if (I) the Net Disposition Proceeds resulting from such Disposition are more than $5,000,000 and (II) the EBITDA attributable to the Disposed assets or businesses constitutes more than 1% of EBITDA for the four Fiscal Quarter period most recently ended for which financial statements of the Company have been delivered to the Administrative Agents, and (ii) at any time during which the Leverage Ratio (at the time of and immediately after giving effect to such Disposition) is less than or equal to 3.50:1.00, (A) for fair market value and the consideration received consists of no less than 80% in cash, (B) the Net Disposition Proceeds received from such Disposition, together with the Net Disposition Proceeds of all other assets Disposed of pursuant to this clause in any Fiscal Year, does not exceed (individually or in the aggregate) $30,000,000 in such Fiscal Year and (C) the applicable portion of the Net Disposition Proceeds from such Disposition are applied pursuant to Sections 3.1.1 and 3.1.2
     (d) a Disposition of assets by (i) the Company to an Obligor that guarantees all of the Obligations, (ii) an Obligor that guarantees all of the Obligations to the Company or another Obligor that guarantees all of the Obligations, (iii) a Designated Borrower to an Obligor that guarantees all of the Obligations of such Designated Borrower or by such Obligor to such Designated Borrower;
     (e) made by the Company or any of its Subsidiaries to any Person who is not a Subsidiary of the Company or is an SPV pursuant to the Permitted Receivables Programs;
     (f) a Specified Disposition;
     (g) arises out of a closing, cessation of use or sale of the Niagara Falls Property; or
     (h) a Disposition of certain ancillary property rights, as discussed with the Administrative Agents; provided that the applicable portion of the Net Disposition Proceeds from such Disposition are applied pursuant to Sections 3.1.1 and 3.1.2.

     Section 7.2.9 Modification of Certain Agreements. The Company will not, and will not permit any of its Subsidiaries to, consent to any amendment, supplement, waiver or other modification of, or enter into any forbearance from exercising any rights with respect to the terms or provisions contained in:
     (a) any of the Material Debt Documents, other than any amendment, supplement, waiver or modification which (i) extends the date or reduces the amount of any required repayment, prepayment or redemption of the principal of such Material Debt, (ii) reduces the rate or extends the date for payment of principal, interest, premium (if any) or fees payable on such Material Debt or (iii) makes the covenants, events of default or remedies in such Material Debt Documents less restrictive on the Company or its Subsidiaries, as the case may be; or
     (b) the Organic Documents of the Company or any of its Subsidiaries, if the result would have an adverse effect on the rights or remedies of any Secured Party.
     Section 7.2.10 Transactions with Affiliates. The Company will not, and will not permit any of its Subsidiaries to, enter into or cause or permit to exist any arrangement, transaction or contract (including for the purchase, lease or exchange of property or the rendering of services) with any of its other Affiliates, unless such arrangement, transaction or contract (i) is on fair and reasonable terms no less favorable to the Company or such Subsidiary than it could obtain in an arm’s-length transaction with a Person that is not an Affiliate and (ii) is of the kind which would be entered into by a prudent Person in the position of the Company or such Subsidiary with a Person that is not one of its Affiliates.
     Section 7.2.11 Restrictive Agreements, etc. The Company will not, and will not permit any of its Subsidiaries to, enter into any agreement prohibiting:
     (a) the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired;
     (b) the ability of any Obligor to amend or otherwise modify any Loan Document; or
     (c) the ability of any Subsidiary to make any payments, directly or indirectly, to the Company, including by way of dividends, advances, repayments of loans, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments.
The foregoing prohibitions shall not apply to restrictions contained (i) in any Loan Document, (ii) in the case of clause (a), any agreement governing any Indebtedness permitted by clause (e) of Section 7.2.2 as to the assets financed with the proceeds of such Indebtedness, or (iii) in the case of clauses (a) and (c), any agreement of a Foreign Subsidiary governing the Indebtedness permitted by clause (f)(i) of Section 7.2.2.
     Section 7.2.12 Sale and Leaseback. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly enter into any agreement or arrangement providing for the sale or transfer by it of any property (now owned or hereafter acquired) to a Person and the subsequent lease or rental of such property or other similar property from such Person except for agreements providing for the sale or transfer of property with a value not exceeding $15,000,000 in the aggregate over the term of this agreement, as long as the lease or rental thereof is entered into within 90 days of such sale or transfer.
     Section 7.2.13 Foreign Distributions and Investments. In the event that the Company and its Subsidiaries shall maintain more than $50,000,000 of cash and Cash Equivalent Investments outside of the United States (excluding any restricted cash that serves as collateral in favor of lessors of the

Company’s and its Subsidiaries’ metal leases and other cash collateral), the Company will not, and will not permit any of its Subsidiaries to, invest or otherwise distribute any amounts outside of the United States from within the United States (whether from the proceeds of Revolving Loans or otherwise) if after giving effect to such distribution and the use of proceeds thereof, the Company and its Subsidiaries would have more than $50,000,000 of cash and Cash Equivalent Investments outside the United States.
ARTICLE VIII
EVENTS OF DEFAULT
     SECTION 8.1 Listing of Events of Default. Each of the following events or occurrences described in this Article shall constitute an “Event of Default”.
     Section 8.1.1 Non-Payment of Obligations. The Borrowers shall default in the payment or prepayment when due of:
     (a) any principal of any Loan, or any Reimbursement Obligation or any deposit of cash for collateral purposes pursuant to Section 2.7.4; or
     (b) any interest on any Loan or any fee described in Article III or any other monetary Obligation, and such default shall continue unremedied for a period of three Business Days after such amount was due.
     Section 8.1.2 Breach of Warranty. Any representation or warranty of any Obligor made or deemed to be made in any Loan Document (including any certificates delivered pursuant to Article V) is or shall be incorrect when made or deemed to have been made in any material respect.
     Section 8.1.3 Non-Performance of Certain Covenants and Obligations. The Borrowers shall default in the due performance or observance of any of its obligations under Section 7.1.1, Section 7.1.7, Section 7.1.9 or Section 7.2.
     Section 8.1.4 Non-Performance of Other Covenants and Obligations. Any Obligor shall default in the due performance and observance of any other agreement contained in any Loan Document executed by it, and such default shall continue unremedied for a period of 30 days after the earlier to occur of (i) notice thereof given to the Company by any Agent or any Lender or (ii) the date on which any Obligor has knowledge of such default.
     Section 8.1.5 Default on Other Indebtedness. A default shall occur in the payment of any amount when due (subject to any applicable grace period), whether by acceleration or otherwise, of any principal or stated amount of, or interest or fees on, any Indebtedness (other than Indebtedness described in Section 8.1.1) of the Company or any of its Subsidiaries or any other Obligor having a principal or stated amount, individually or in the aggregate, in excess of $7,500,000 (or the Dollar Equivalent thereof), or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause or declare such Indebtedness to become due and payable or to require such Indebtedness to be prepaid, redeemed, purchased or defeased, or require an offer to purchase or defease such Indebtedness to be made, prior to its expressed maturity.
     Section 8.1.6 Judgments. Any judgment or order for the payment of money individually or in the aggregate in excess of $7,500,000 (or the Dollar Equivalent thereof) (exclusive of any amounts fully covered by insurance (less any applicable deductible) and as to which the insurer has acknowledged its responsibility to cover such judgment or order) shall be rendered against the Company or any of its Subsidiaries or any other Obligor and such judgment shall not have been vacated or discharged or stayed or bonded pending appeal within 30 days after the entry thereof or enforcement proceedings shall have been commenced by any creditor upon such judgment or order.
     Section 8.1.7 Pension Plans. Any of the following events shall occur with respect to any Pension Plan:
     (a) the institution of any steps by the Company, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, the Company or any such member could be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $5,000,000; or
     (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA.
     Section 8.1.8 Change in Control. Any Change in Control shall occur.
     Section 8.1.9 Bankruptcy, Insolvency, etc. The Company, any of its Subsidiaries or any other Obligor shall:
     (a) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness generally to pay, debts as they become due;
     (b) apply for, consent to, or acquiesce in the appointment of a trustee, receiver, sequestrator or other custodian for any substantial part of the property of any thereof, or make a general assignment for the benefit of creditors;
     (c) in the absence of such application, consent or acquiescence in or permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days; provided that the Company, each Subsidiary and each other Obligor hereby expressly authorizes each Secured Party to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents;
     (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law or any dissolution, winding up or liquidation proceeding, in respect thereof, and, if any such case or proceeding is not-commenced by the Company, any Subsidiary or any Obligor, such case or proceeding shall be consented to or acquiesced in by the Company, such Subsidiary or such Obligor, as the case may be, or shall result in the entry of an order for relief or shall remain for 60 days undismissed; provided that the Company, each Subsidiary and each Obligor hereby expressly authorizes each Secured Party to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; or
     (e) take any action authorizing, or in furtherance of, any of the foregoing.

     Section 8.1.10 Impairment of Security, etc. Any Loan Document or any Lien granted thereunder shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Obligor party thereto; any Obligor or any other party shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or, except as permitted under any Loan Document, any Lien securing any Obligation shall, in whole or in part, cease to be a perfected first priority Lien.
     SECTION 8.2 Action if Bankruptcy. If any Event of Default described in clauses (a) through (d) of Section 8.1.9 with respect to the Company shall occur, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations (including Reimbursement Obligations) shall automatically be and become immediately due and payable, without notice or demand to any Person and each Obligor shall automatically and immediately be obligated to Cash Collateralize all Letter of Credit Outstandings.
     SECTION 8.3 Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (a) through (d) of Section 8.1.9 with respect to the Borrowers) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agents, upon the direction of the Required Lenders, shall by notice to the Company declare all or any portion of the outstanding principal amount of the Loans and other Obligations (including Reimbursement Obligations) to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitments shall terminate and the Borrowers shall automatically and immediately be obligated to Cash Collateralize all Letter of Credit Outstandings.
ARTICLE IX
THE AGENTS
     SECTION 9.1 Actions. Each Revolving Loan Lender hereby appoints PNC Bank as its Revolving Loan Administrative Agent under and for purposes of each Loan Document, each Term Loan Lender hereby appoints CS as its Term Loan Administrative Agent under and for purposes of each Loan Document, and each Lender hereby appoints National City as its Collateral Agent under and for purposes of each Loan Document. Each Lender authorizes such Agent to act on behalf of such Lender under each Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by such Agent (with respect to which each Agent agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel in order to avoid contravention of applicable law), to exercise such powers hereunder and thereunder as are specifically delegated to or required of such Agent by the terms hereof and thereof, together with such powers as may be incidental thereto (including the release of Liens on assets Disposed of in accordance with the terms of the Loan Documents). Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) each Agent, pro rata according to such Lender’s proportionate Total Exposure Amount, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, such Agent in any way relating to or arising out of any Loan Document, (including attorneys’ fees), and as to which such Administrative Agent is not reimbursed by the Borrowers; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted from such Agent’s gross negligence or willful misconduct. No Agent shall be required to take any action under any Loan Document, or to prosecute or defend any suit in respect of any Loan Document, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of any Agent shall be or become, in such Agent’s determination, inadequate, Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.
     SECTION 9.2 Funding Reliance, etc.
     (a) Unless the applicable Administrative Agent shall have been notified in writing by any Lender by 3:00 p.m. on the Business Day prior to a Borrowing that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, such Administrative Agent may assume that such Lender has made such amount available to such Administrative Agent and, in reliance upon such assumption, make available to the Borrowers a corresponding amount. If and to the extent that such Lender shall not have made such amount available to such Administrative Agent, such Lender and the Borrowers severally agree to repay such Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such Administrative Agent made such amount available to the Borrowers to the date such amount is repaid to such Administrative Agent, at the interest rate applicable at the time to Loans comprising such Borrowing (in the case of the Borrowers) and (in the case of a Lender), at the Federal Funds Rate (for the first two Business Days after which such amount has not been repaid), and thereafter at the interest rate applicable to Loans comprising such Borrowing.
     (b) Unless the applicable Administrative Agent shall have been notified in writing prior to the time at which any payment hereunder is due to such Administrative Agents for the account of the Secured Parties hereunder that the Borrowers will not make such payment, such Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Secured Parties its share of the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Secured Parties severally agrees to repay to the applicable Administrative Agent forthwith on demand the amount so distributed to such Secured Party, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to such Administrative Agent, at the Federal Funds Rate (for the first two Business Days after which such amount has not been repaid), and thereafter at the interest rate applicable to the Loans which were repaid.
     SECTION 9.3 Exculpation. No Agent nor any of its directors, officers, employees or agents shall be liable to any Secured Party for any action taken or omitted to be taken by it under any Loan Document, or in connection therewith, except for its own willful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of any Loan Document, nor for the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by any Obligor of its Obligations. Any such inquiry which may be made by an Agent shall not obligate it to make any further inquiry or to take any action. Each Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which such Agent believes to be genuine and to have been presented by a proper Person.
     SECTION 9.4 Successor. Any of the Agents may resign as such at any time upon at least 30 days’ prior notice to the other Agents, the Borrowers and all Lenders. If an Agent at any time shall resign, the Required Lenders may appoint another Lender as a successor Agent which shall thereupon become the applicable Agent hereunder. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent’s giving notice of resignation, then such retiring Agent may, on behalf of the Lenders, appoint a successor

Agent, which shall be one of the Lenders or a commercial banking institution organized under the laws of the United States (or any State thereof) or a United States branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $250,000,000; provided that if such retiring Agent is unable to find a commercial banking institution which is willing to accept such appointment and which meets the qualifications set forth in above, the retiring Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall assume and perform all of the duties of the Agent hereunder until such time, if any, as the Required Lenders appoint a successor as provided for above. Upon the acceptance of any appointment as an Agent hereunder by a successor Agent, such successor Agent shall be entitled to receive from the retiring Agent such documents of transfer and assignment as such successor Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Agent’s resignation hereunder as the an Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under the Loan Documents, and Section 10.3 and Section 10.4 shall continue to inure to its benefit.
     SECTION 9.5 Loans by the Agents. The Agents shall have the same rights and powers with respect to (a) the Credit Extensions made by it or any of its Affiliates, and (b) the Notes held by it or any of its Affiliates as any other Lender and may exercise the same as if it were not an Agent. CS, National City, PNC Bank and their Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrowers or any Subsidiary or Affiliate of the Borrowers as if such Agent were not an Agent hereunder.
     SECTION 9.6 Credit Decisions. Each Lender acknowledges that it has, independently of each Agent and each other Lender, and based on such Lender’s review of the financial information of the Borrowers, the Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitments. Each Lender also acknowledges that it will, independently of each Agent and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under the Loan Documents. Each Lender acknowledges that the Obligations are secured by Liens that are pari passu with the Liens securing the Indebtedness and other obligations under the Indentures.
     SECTION 9.7 Copies, etc. Each Administrative Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to such Administrative Agent by the Borrowers pursuant to the terms of the Loan Documents (unless concurrently delivered to the Lenders by the Borrower). Each Administrative Agent will distribute to each Lender each document or instrument received for its account and copies of all other communications received by such Administrative Agent from the Borrowers for distribution to the Lenders by such Administrative Agent in accordance with the terms of the Loan Documents.
     SECTION 9.8 Reliance by the Agents. The Agents shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopy, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person, and upon advice and statements of legal counsel, independent accountants and other experts selected by such Agent. As to any matters not expressly provided for by the Loan Documents, the Agents shall in all cases be fully protected in acting, or in refraining from acting, thereunder in accordance with instructions given by the Required Lenders or all of the Lenders as is required in such circumstance, and such instructions of such Lenders and any action taken or failure to act pursuant thereto shall be binding on all Secured Parties. For purposes of applying amounts in accordance with this

Section, the Agents shall be entitled to rely upon any Secured Party that has entered into a Rate Protection Agreement with any Obligor for a determination (which such Secured Party agrees to provide or cause to be provided upon request of the Administrative Agent) of the outstanding Obligations owed to such Secured Party under any Rate Protection Agreement. Unless it has actual knowledge evidenced by way of written notice from any such Secured Party or the Company to the contrary, the Administrative Agents, in acting in such capacity under the Loan Documents, shall be entitled to assume that no Rate Protection Agreements or Obligations in respect thereof are in existence or outstanding between any Secured Party and any Obligor.
     SECTION 9.9 Defaults. No Agent shall be deemed to have knowledge or notice of the occurrence of a Default unless an Administrative Agent has received a written notice from a Lender or the Company specifying such Default and stating that such notice is a “Notice of Default”. In the event that an Administrative Agent receives such a notice of the occurrence of a Default, such Administrative Agent shall give prompt notice thereof to the Lenders. The Agents shall (subject to Section 10.1 and the Collateral Sharing Agreement) take such action with respect to such Default as shall be directed by the Required Lenders; provided that subject to the Collateral Sharing Agreement, unless and until the Agents shall have received such directions, the Agents may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Secured Parties except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Required Lenders or all Lenders.
     SECTION 9.10 Posting of Approved Electronic Communications.
     (a) The Borrowers hereby agree, unless directed otherwise by an Administrative Agent or unless the electronic mail address referred to below has not been provided by such Administrative Agent to the Borrowers, that it will, or will cause its Subsidiaries to, provide to such Administrative Agent all information, documents and other materials that it is obligated to furnish to such Administrative Agent pursuant to the Loan Documents or to the Lenders under Section 7.1.1, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) is or relates to a Borrowing Request, a Continuation/Conversion Notice or an Issuance Request, (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default under this Agreement or any other Loan Document or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any Borrowing or other extension of credit hereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium that is properly identified in a format acceptable to the Administrative Agents to an electronic mail address as directed by such Administrative Agent. In addition, the Company agrees, and agrees to cause its Subsidiaries, to continue to provide the Communications to the Administrative Agents or the Lenders, as the case may be, in the manner specified in the Loan Documents but only to the extent requested by such Administrative Agent.
     (b) The Borrowers further agree that the Administrative Agents may make the Communications available to the Lenders by posting the Communications on Intralinks or a substantially similar electronic transmission system (the “Platform”).
     (c) THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE INDEMNIFIED PARTIES DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND

EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE INDEMNIFIED PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE INDEMNIFIED PARTIES HAVE ANY LIABILITY TO ANY OBLIGOR, ANY LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY OBLIGOR’S OR THE ADMINISTRATIVE AGENTS’ TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY INDEMNIFIED PARTY IS FOUND IN A FINAL RULING BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH INDEMNIFIED PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.
     (d) Each Administrative Agent agrees that the receipt of the Communications by such Administrative Agent at its e-mail address delivered to the Borrowers shall constitute effective delivery of the Communications to such Administrative Agent for purposes of the Loan Documents. Each Lender agrees that receipt of notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees to notify the applicable Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such e-mail address.
     (e) Nothing herein shall prejudice the right of the Administrative Agents or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.
     SECTION 9.11 Joint Lead Arrangers, Documentation Agent and Syndication Agent. Notwithstanding anything else to the contrary contained in this Agreement or any other Loan Document, the Joint Lead Arrangers, Joint Bookrunners, the Documentation Agent and the Syndication Agent, in their respective capacities as such, each in such capacity, shall have no duties or responsibilities under this Agreement or any other Loan Document nor any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against such Person in such capacity. Each Joint Lead Arranger shall at all times have the right to receive current copies of the Registers and any other information relating to the Lenders and the Loans that they may request from the Administrative Agents.
ARTICLE X
MISCELLANEOUS PROVISIONS
     SECTION 10.1 Waivers, Amendments, etc. The provisions of each Loan Document (other than Rate Protection Agreements, Letters of Credit or the Fee Letter, which shall be modified only in accordance with their respective terms) may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Company and the Required Lenders; provided that no such amendment, modification or waiver shall:

     (a) modify clause (b) of Section 4.7 or Section 4.8 (as it relates to sharing of payments) or this Section, in each case, without the consent of all Lenders;
     (b) increase the aggregate amount of any Credit Extensions required to be made by a Lender pursuant to its Commitments, extend the final Revolving Loan Commitment Termination Date of Credit Extensions made (or participated in) by a Lender or extend the final Stated Maturity Date for any Lender’s Loan, in each case without the consent of such Lender (it being agreed, however, that any vote to rescind any acceleration made pursuant to Section 8.2 and Section 8.3 of amounts owing with respect to the Loans and other Obligations shall only require the vote of the Required Lenders);
     (c) reduce (by way of forgiveness), the principal amount of or reduce the rate of interest on any Lender’s Loan, reduce any fees described in Article III payable to any Lender or extend the date on which interest or fees are payable in respect of such Lender’s Loans, in each case without the consent of such Lender (provided that the vote of Required Lenders shall be sufficient to waive the payment, or reduce the increased portion, of interest accruing under Section 3.2.2);
     (d) reduce the percentage set forth in the definition of “Required Lenders” or modify any requirement hereunder that any particular action be taken by all Lenders without the consent of all Lenders;
     (e) increase the Stated Amount of any Letter of Credit unless consented to by the Issuer of such Letter of Credit;
     (f) except as otherwise expressly provided in a Loan Document, release (i) the Borrowers from their Obligations under the Loan Documents or any Guarantor from its obligations under a Guaranty or (ii) all or substantially all of the collateral under the Loan Documents, in each case without the consent of all Lenders;
     (g) amend, modify or waive after the Closing Date any condition precedent set forth in Section 5.2 (or any Default to the extent such amendment, waiver or other modification would enable the Borrowers to satisfy clause (b) of Section 5.2.1) unless consented to by the Required Revolving Lenders; or
     (h) affect adversely the interests, rights or obligations of any Agent (in its capacity as such Agent), any Issuer (in its capacity as Issuer), or the Swing Line Lender (in its capacity as Swing Line Lender) unless consented to by such Person, as the case may be.
No failure or delay on the part of any Secured Party in exercising any power or right under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on any Obligor in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by any Secured Party under any Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.
     SECTION 10.2 Notices; Time. Except as otherwise provided in clause (d) of Section 9.10 All notices and other communications provided under each Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted, if to the Borrowers, the Agents, a Lender or an Issuer,

to the applicable Person at its address or facsimile number set forth on Schedule II hereto or set forth in the Lender Assignment Agreement, or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when the confirmation of transmission thereof is received by the transmitter. Electronic mail and Internet and intranet websites may be used only to distribute routine communications by the Administrative Agents to the Lenders, such as financial statements and other information as provided in Section 7.1.1 and for the distribution and execution of Loan Documents for execution by the parties thereto, and may not be used for any other purpose. The parties hereto agree that delivery of an executed counterpart of a signature page to this Agreement and each other Loan Document by facsimile (or electronic transmission) shall be effective as delivery of an original executed counterpart of this Agreement or such other Loan Document. Unless otherwise indicated, all references to the time of a day in a Loan Document shall refer to New York time.
     SECTION 10.3 Payment of Costs and Expenses. The Borrowers agree to pay on demand all expenses of the Agent (including the reasonable fees and out-of-pocket expenses of Latham & Watkins LLP, counsel to the Agents and of local counsel, if any, who may be retained by or on behalf of the Agents) in connection with:
     (a) the negotiation, preparation, execution and delivery of each Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to any Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated;
     (b) the actual costs of filing or recording of any Loan Document (including the Filing Statements) and all amendments, supplements, amendment and restatements and other modifications to any thereof, searches made following the Closing Date in jurisdictions where Filing Statements (or other documents evidencing Liens in favor of the Secured Parties) have been recorded and any and all other documents or instruments of further assurance required to be filed or recorded by the terms of any Loan Document; and
     (c) the preparation and review of the form of any document or instrument relevant to any Loan Document.
The Borrowers further agree to pay, and to save each Secured Party harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of each Loan Document, the Credit Extensions or the issuance of the Notes. The Borrowers also agree to reimburse the Agents and each Lender upon demand for all reasonable out-of-pocket expenses (including reasonable attorneys’ fees and legal expenses of counsel to the Agents) incurred by the Agents or such Lender in connection with (x) the negotiation of any restructuring or “work-out” with the Borrowers, whether or not consummated, of any Obligations and (y) the enforcement of any Obligations.
     SECTION 10.4 Indemnification. In consideration of the execution and delivery of this Agreement by each Secured Party, the Borrowers hereby indemnify, exonerate and hold each Secured Party, each Joint Lead Arranger, the Documentation Agent, the Syndication Agent and each of their respective officers, directors, employees and agents (collectively, the “Indemnified Parties”) free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys’ fees and disbursements, whether incurred in connection with actions between or among the parties hereto or the parties hereto and third parties (collectively, the “Indemnified Liabilities”), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to:
     (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Credit Extension, including all Indemnified Liabilities arising in connection with the Transaction;
     (b) the entering into and performance (including the issuance of Letters of Credit) of any Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of the Company as the result of any determination by the Required Lenders pursuant to Article V not to fund any Credit Extension, provided that any such action is resolved in favor of such Indemnified Party);
     (c) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by any Obligor or any Subsidiary thereof of all or any portion of the Capital Securities or assets of any Person, whether or not an Indemnified Party is party thereto;
     (d) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the Release by any Obligor or any Subsidiary thereof of any Hazardous Material;
     (e) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by any Obligor or any Subsidiary thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, such Obligor or Subsidiary; or
     (f) each Lender’s Environmental Liability (the indemnification herein shall survive repayment of the Obligations and any transfer of the property of any Obligor or its Subsidiaries by foreclosure or by a deed in lieu of foreclosure for any Lender’s Environmental Liability, regardless of whether caused by, or within the control of, such Obligor or such Subsidiary);
except for Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party’s gross negligence or willful misconduct. In no event shall the Indemnified Parties have any liability to any Obligor, any Lender or any other Person for incidental or consequential damages of any kind as a result of, or arising out of, or relating to any of the items described in clause (a) through (f) above. Each Obligor and its successors and assigns hereby waive, release and agree not to make any claim or bring any cost recovery action against, any Indemnified Party under CERCLA or any state equivalent, or any similar law now existing or hereafter enacted. It is expressly understood and agreed that to the extent that any Indemnified Party is strictly liable under any Environmental Laws, each Obligor’s obligation to such Indemnified Party under this indemnity shall likewise be without regard to fault on the part of any Obligor with respect to the violation or condition which results in liability of an Indemnified Party. If and to the extent that the foregoing undertaking may be unenforceable for any reason, each Obligor agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.
     SECTION 10.5 Survival. The obligations of the Borrowers under Sections 4.3, 4.4, 4.5, 4.6, 10.3 and 10.4, and the obligations of the Lenders under Section 9.1, shall in each case survive any assignment from one Lender to another (in the case of Sections 10.3 and 10.4) and the occurrence of the Termination Date. The representations and warranties made by each Obligor in each Loan Document shall survive the execution and delivery of such Loan Document.

     SECTION 10.6 Severability. Any provision of any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.
     SECTION 10.7 Headings. The various headings of each Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of such Loan Document or any provisions thereof.
     SECTION 10.8 Execution in Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective on the date first above written when counterparts hereof executed on behalf of the Borrowers, the Administrative Agents and each Lender (or notice thereof satisfactory to the Administrative Agents), shall have been received by the Administrative Agents.
     SECTION 10.9 Governing Law; Entire Agreement. EACH LOAN DOCUMENT (OTHER THAN THE LETTERS OF CREDIT, TO THE EXTENT SPECIFIED BELOW AND EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN A LOAN DOCUMENT) WILL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO LAWS OR RULES ARE DESIGNATED, THE INTERNATIONAL STANDBY PRACTICES (ISP98—INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NUMBER 590 (THE “ISP RULES”)) AND, AS TO MATTERS NOT GOVERNED BY THE ISP RULES, THE INTERNAL LAWS OF THE STATE OF NEW YORK. The Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter thereof and supersede any prior agreements, written or oral, with respect thereto.
     SECTION 10.10 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided that the Borrowers may not assign or transfer its rights or obligations hereunder without the consent of all Lenders.
     SECTION 10.11 Sale and Transfer of Credit Extensions; Participations in Credit Extensions; Notes. Each Lender may assign, or sell participations in, its Loans, Letters of Credit and Commitments to one or more other Persons in accordance with the terms set forth below.
     (a) Any Lender may, with the consent of (x) the applicable Administrative Agent (such consent not to be unreasonably withheld or delayed); provided that such consent shall not be required for assignments to an Affiliate of a Lender or an Approved Fund, and (y) each Issuer in the case of any assignment of a Revolving Loan Commitment (such consent not to be unreasonably withheld or delayed), assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments or Loans at the time owing to it); provided that:
     (i) the aggregate amount of the Commitments (which for this purpose includes Loans outstanding thereunder), or principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the

Lender Assignment Agreement with respect to such assignment is delivered to such Administrative Agent) shall not be less than $1,000,000, unless (A) such Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed); (B) such assignment is an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans at the time owing to it, (C) such assignment is an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, (D) such assignment is an assignment during the Primary Syndication or (E) such assignment is to one or more Eligible Assignees managed by an Affiliate of such Eligible Assignee(s) and the aggregate amount of such assignments is not less than $1,000,000;
     (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans, and/or the Commitments assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate tranches on a non-pro rata basis; and
     (iii) the parties to each assignment shall (A) electronically execute and deliver to the applicable Administrative Agent a Lender Assignment Agreement via an electronic settlement system acceptable to such Administrative Agent (an “ESS”) or (B) with the consent of the applicable Administrative Agent, manually execute and deliver to such Administrative Agent a Lender Assignment Agreement, together with, in either case, a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of such Administrative Agent); provided that only one processing and recordation fee of $3,500 shall be required to be paid in connection with the simultaneous assignment by a Lender to multiple Approved Funds of such Lender, and if the Eligible Assignee is not already a Lender, administrative details information with respect to such Eligible Assignee and applicable tax forms.
     (b) Subject to acceptance and recording thereof by the applicable Administrative Agent pursuant to clause (c), from and after the effective date specified in each Lender Assignment Agreement, (i) the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Lender Assignment Agreement, have the rights and obligations of a Lender under this Agreement, and (ii) the assigning Lender thereunder shall, to the extent of the interest assigned by such Lender Assignment Agreement, subject to Section 10.5, be released from its obligations under this Agreement (and, in the case of a Lender Assignment Agreement covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto, but shall continue to be entitled to the benefits of any provisions of this Agreement which by their terms survive the termination of this Agreement). If the consent of the Company to an assignment or to an Eligible Assignee is required hereunder (including a consent to an assignment which does not meet the minimum assignment thresholds specified in this Section), the Company shall be deemed to have given its consent five Business Days after the date notice thereof has been delivered by the assigning Lender (through the Administrative Agents or an ESS) unless such consent is expressly refused by the Company prior to such fifth day.
     (c) The Administrative Agents shall record each assignment made in accordance with this Section in the applicable Register pursuant to clause (a) of Section 2.8. The Registers shall be available for inspection by the Borrowers and any Lender, at any reasonable time upon reasonable prior notice to the Administrative Agents.

     (d) Any Lender may, without the consent of, or notice to, any Person, sell participations to one or more Persons (other than Ineligible Assignees) (a “Participant”) in all or a portion of such Lender’s rights or obligations under the Loan Documents (including all or a portion of its Commitments or the Loans owing to it); provided that (i) such Lender’s obligations under the Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Loan Documents. Any agreement or instrument pursuant to which a Lender sells a participation shall provide that such Lender shall retain the sole right to enforce the rights and remedies of a Lender under the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, take any action of the type described in clauses (a) through (d) or clause (f) of Section 10.1 with respect to Obligations participated in by that Participant. Subject to clause (f), the Borrowers agrees that each Participant shall be entitled to the benefits of Sections 4.3, 4.4, 4.5, 4.6, 7.1.1, 10.3 and 10.4 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (c). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 4.9 as though it were a Lender, but only if such Participant agrees to be subject to Section 4.8 as though it were a Lender.
     (e) A Participant shall not be entitled to receive any greater payment under Section 4.3, 4.4, 4.5, 4.6, 10.3 or 10.4 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company’s prior written consent. A Participant that would be a Non-U.S. Secured Party if it were a Lender shall not be entitled to the benefits of Section 4.6 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with the requirements set forth in Section 4.6 as though it were a Lender. Any Lender that sells a participating interest in any Loan, Commitment or other interest to a Participant under this Section shall indemnify and hold harmless the Borrowers and the Agents from and against any taxes, penalties, interest or other costs or losses (including reasonable attorneys’ fees and expenses) incurred or payable by the Borrowers or the Administrative Agents as a result of the failure of the Borrowers or the Administrative Agents to comply with its obligations to deduct or withhold any Taxes from any payments made pursuant to this Agreement to such Lender or the Administrative Agents, as the case may be, which Taxes would not have been incurred or payable if such Participant had been a Non-U.S. Lender that was entitled to deliver to the Borrowers, the applicable Administrative Agent or such Lender, and did in fact so deliver, a duly completed and valid Form W-8BEN or W-8ECI (or applicable successor form) entitling such Participant to receive payments under this Agreement without deduction or withholding of any United States federal taxes.
     (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
     (g) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (a “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agents and the Company, the option to provide to the Company all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Company pursuant to this Agreement;

provided that (x) nothing herein shall constitute a commitment by any SPC to make any Loans and (y) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this clause, any SPC may (i) with notice to, but without the prior written consent of, the Company or the Administrative Agents and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Company, and the Administrative Agents) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This Section may not be amended without the written consent of the SPC. The Company acknowledges and agrees, subject to the next sentence, that, to the fullest extent permitted under applicable law, each SPC, for purposes of Sections 4.3, 4.4, 4.5, 4.6, 4.8, 4.9, 10.3 and 10.4 shall be considered a Lender. The Borrowers shall not be required to pay any amount under Sections 4.3, 4.4, 4.5, 4.6, and 10.4 that is greater than the amount which it would have been required to pay had no grant been made by a Granting Lender to an SPC.
     SECTION 10.12 Other Transactions. Nothing contained herein shall preclude the Administrative Agents, any Issuer or any other Lender from engaging in any transaction, in addition to those contemplated by the Loan Documents, with any Borrower or any of its Affiliates in which such Borrower or such Affiliate is not restricted hereby from engaging with any other Person.
     SECTION 10.13 Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, ANY LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENTS, THE LENDERS, ANY ISSUER OR THE BORROWERS IN CONNECTION HEREWITH OR THEREWITH MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE AGENTS’ OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PERSON PARTY HERETO HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONAL, THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS. THE BORROWERS IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK AT THE ADDRESS FOR NOTICES SPECIFIED IN SECTION 10.2. THE BORROWERS HEREBY EXPRESSLY AND IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY

SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWERS HAVE OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWERS HEREBY IRREVOCABLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS.
     SECTION 10.14 Waiver of Jury Trial. EACH ADMINISTRATIVE AGENT, EACH LENDER, EACH ISSUER AND EACH BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, EACH LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF SUCH ADMINISTRATIVE AGENT, SUCH LENDER, SUCH ISSUER OR EACH BORROWER IN CONNECTION THEREWITH. THE BORROWERS ACKNOWLEDGE AND AGREE THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENTS, EACH LENDER AND EACH ISSUER ENTERING INTO THE LOAN DOCUMENTS.
     SECTION 10.15 Patriot Act. Each Lender that is subject to Section 326 of the Patriot Act and/or the Administrative Agents and/or the Joint Lead Arrangers (each of the foregoing acting for themselves and not acting on behalf of any of the Lenders) hereby notify the Borrowers that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender, the Administrative Agents or the Joint Lead Arrangers, as the case may be, to identify the Borrowers in accordance with the Patriot Act.
     SECTION 10.16 Judgment Currency. The Obligations of each Obligor in respect of any sum due to any Secured Party under or in respect of any Loan Document shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum was originally denominated (the “Original Currency”), be discharged only to the extent that on the Business Day following receipt by such Secured Party or any sum adjudged to be so due in the Judgment Currency, such Secured Party, in accordance with normal banking procedures, purchases the Original Currency with the Judgment Currency. If the amount of Original Currency so purchased is less than the sum originally due to such Secured Party, the Borrowers agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender, such Secured Party, as the case may be, against such loss, and if the amount of Original Currency so purchased exceeds the sum originally due to such Secured Party, as the case may be, such Secured Party, as the case may be, agrees to remit such excess to the Borrowers.
     SECTION 10.17 Confidentiality.
     (a) Subject to the provisions of clause (b) of this Section, each Lender agrees that it will follow its customary procedures in an effort not to disclose without the prior consent of the Company (other than to its employees, auditors, advisors or counsel or to another Lender if the Lender or such Lender’s holding or parent company in its sole discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this Section to the same extent as such Lender) any confidential information which is now or in the future furnished pursuant to this Agreement or any other Loan Document; provided that any Lender may disclose any such information (i) as has become generally available to the public other than by virtue of a breach of this clause by the respective Lender or any other Person to whom such Lender has provided such information as permitted by this Section, (ii) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state, provincial or Federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (iii) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (iv) in order to comply with any law, order, regulation or ruling applicable to such Lender, (v) to the Administrative Agents, (vi) to any pledgee referred to in clause (f) of Section 10.11 or any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes or Commitments or any interest therein by such Lender; provided that such prospective transferee agrees to be bound by the confidentiality provisions contained in this Section, (vii) to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty’s professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section) and (viii) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender. For purposes of this Section 10.17, all information furnished to the Lenders by the Company or any of its Affiliates shall be deemed public information unless prior to or concurrently with the delivery of such information, the Lenders have been notified otherwise by the Company or such Affiliate.
     (b) The Borrowers hereby acknowledge and agree that each Lender may share with any of its Affiliates, and such Affiliates may share with such Lender, any information related to the Company or any of its Subsidiaries, provided such Persons shall be subject to the provisions of this Section to the same extent as such Lender.
Notwithstanding the foregoing paragraphs of this Section, any party to this Agreement (and each Affiliate, director, officer, employee, agent or representative of the foregoing or such Affiliate) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated herein and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment or tax structure. The foregoing language is not intended to waive any confidentiality obligations otherwise applicable under this Agreement except with respect to the information and materials specifically referenced in the preceding sentence. This authorization does not extend to disclosure of any other information, including (a) the identity of participants or potential participants in the transactions contemplated herein, (b) the existence or status of any negotiations, or (c) any financial, business, legal or personal information of or regarding a party or its affiliates, or of or regarding any participants or potential participants in the transactions contemplated herein (or any of their respective affiliates), in each case to the extent such other information is not related to the tax treatment or tax structure of the transactions contemplated herein.
     SECTION 10.18 Counsel Representation. EACH BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS BEEN REPRESENTED BY COMPETENT COUNSEL IN THE NEGOTIATION OF THIS AGREEMENT, AND THAT ANY RULE OR CONSTRUCTION OF LAW ENABLING SUCH BORROWER TO ASSERT THAT ANY AMBIGUITIES OR INCONSISTENCIES IN THE DRAFTING OR PREPARATION OF THE TERMS OF THIS AGREEMENT SHOULD DIMINISH ANY RIGHTS OR REMEDIES OF THE ADMINISTRATIVE AGENTS OR THE OTHER SECURED PARTIES ARE HEREBY WAIVED BY SUCH BORROWER.

     SECTION 10.19 Effect of Amendment and Restatement of the Existing Credit Agreement. On the Second Restatement Effective Date, the Existing Credit Agreement shall be amended and restated in its entirety. The parties hereto acknowledge and agree that (a) this Agreement and the other Loan Documents, whether executed and delivered in connection herewith or otherwise, do not constitute a novation or termination of the “Obligations” (as defined in the Existing Credit Agreement) under the Existing Credit Agreement as in effect prior to the Second Restatement Effective Date and which remain outstanding, (b) the “Obligations” are in all respects continuing (as amended and restated hereby and which are hereinafter subject to the terms herein) and (c) the Liens as granted under the applicable Loan Documents securing payment of such “Obligations” are in all respects continuing and in full force and effect (as assigned to the Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement and the other Loan Documents).
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

FERRO CORPORATION
By:	/s/ John T. Bingle
	Name:	John T. Bingle
	Title:	Treasurer

1000 Lakeside Avenue
Cleveland, Ohio 44114
Facsimile No.: (216) 875-7275
Attention: General Counsel

1

CREDIT SUISSE, CAYMAN ISLANDS BRANCH,
as the Term Loan Administrative Agent and a Lender
and on behalf of each Term Loan Lender

By:	/s/ William O’Daly
	Name:	William O’Daly
	Title:	Director

By:	/s/ Ilya Ivashkov
	Name:	Ilya Ivashkov
	Title:	Associate

Eleven Madison Avenue
New York, New York 10010-3629
Facsimile No.: (212) 325 8321
Attention: William O’Daly

PNC BANK, NATIONAL ASSOCIATION,
as the Revolving Loan Administrative Agent and on
behalf of each Revolving Loan Lender

By:	/s/ Peter M. Hilton
	Name:	Peter M. Hilton
	Title:	Executive Vice President

PNC First Side Center
500 First Avenue
PNC Agency Services
Pittsburgh, Pennsylvania 15219
Facsimile No.: (412) 762 8672
Attention: Lisa Pierce

1

NATIONAL CITY BANK, as the Collateral Agent, the Issuer and a Lender
By:	/s/Robert S. Coleman
	Name:	Robert S. Coleman
	Title:	Senior Vice President

629 Euclid Avenue
Cleveland, Ohio 44114
Facsimile No.: (216) 222-0103
Attention: Traci Sajewski

SCHEDULE I
DISCLOSURE SCHEDULE TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Disclosure Schedule to Second Amended and Restated Credit Agreement
*	All previous disclosure schedules to the credit agreement and the amended and restated credit agreement are hereby incorporated into this document, except for the disclosure schedules that are amended and restated as set forth below.
ITEM 6.8 Existing Subsidiaries

Name of Subsidiary

Ferro China Holdings Inc.	USA
Zibo Ferro Performance Materials Company, Limited (70%)	Peoples Republic of China
Ferro Electronic Materials Inc.	USA
Ferro Finance Corporation	USA
Ferro Color & Glass Corporation	USA
Ferro Colores SA de CV	Mexico
Ferro International Services Inc.	USA
Ferro Pfanstiehl Laboratories, Inc.	USA
Ferro Pfanstiehl (Europe) Ltd.	United Kingdom
Ferro Argentina SA	Argentina
Minera Loma Blanca SA	Argentina
Procesadora de Boratos Argentinos SA	Argentina
Ferro Corporation (Australia) Pty Ltd.	Australia
Ferro Enamel do Brasil Industria e Comercio Ltda.	Brazil
Ferro Industrial Products Ltd.	Canada
ESFEL SA (19%)	Ecuador
Ferro Holding GmbH	Germany
Ferro GmbH	Germany
Ferro Magmalor GmbH	Germany
PT Ferro Mas Dinamika (95%)	Indonesia
Ferro Japan K.K	Japan
Ferro Far East Ltd.	Hong Kong
Ferro Far East Company SDN, BHD	Malaysia
Ferro Mexicana SA de CV	Mexico
Ferro B.V.	The Netherlands
Ferro (Belgium) Sprl.	Belgium
FC France Acquisition Sarl	France
Ferro Couleurs France SA	France
PT Ferro Ceramic Colors Indonesia (59%)	Indonesia
PT Ferro Additives Asia (75.4%)	Indonesia
Ferro France Sarl	France
Ferro Services Sarl	France
Ferro Arnsberg GmbH iL	Germany
Ferro (Italia) SrL	Italy
Smaltochimica SrL (40%)	Italy
Ferro (Holland) BV	The Netherlands
Ferro Investments BV	The Netherlands
Ferro Industrias Quimicas (Portugal) Lda	Portugal
Ferro LLC	Russia
Ferro (Suzhou) Performance Materials Co. Ltd.	Peoples Republic of China
Ferro Taiwan Ltd.	Republic of China
DC-Ferro Co., Ltd. (50%)	Republic of Korea
Ferro Spain SA	Spain
Gardenia-Quimica SA (36%)	Spain
Kerajet SA (19.99%)	Spain
Ferro (Thailand) Co. Ltd.	Thailand
Ferro Cerdec (Thailand) Co. Ltd (49%)	Thailand
Ferro de Venezuela CA (51%)	Venezuela
Ferro (Great Britain) Ltd.	United Kingdom
Ferro Colours (UK) Ltd. (Dormant)	United Kingdom

Name of Subsidiary

Ferro Drynamels Limited (Dormant)	United Kingdom
Ferro Normandy Plastics Limited (Dormant)	United Kingdom
Midland Coatings Limited (Dormant)	United Kingdom
Ohio-Mississippi Corporation (Dormant)	USA
Cataphote Contracting Company (Dormant)	USA
The Ferro Enamel Supply Company (Dormant)	USA
Ferro Far East, Inc. (Dormant)	USA
ITEM 6.12 Environmental Matters
See attached.

Item 6.12 Environmental Disclosures

				Estimated
Section	Location	Issue	Estimated Cost	Completion Date
6.12(i)	Niagara Falls, NY	Buried TENORM. When Cookson owned the site they buried some silica fume in back of the plant that contains TENORM. The landfill area has been of interest to NRC and NYDEC.	Not Known	Not Known

6.12(e)	Hammond, IN	CERCLIS list. One of the three land parcels (parking lot area) at the former Keil Chemical site is listed on CERCLIS because it has a landfill area created by Union Carbide when they owned the land. No clean up was required due to a low CERCLIS score.	Not Known	Not Known

6.12(e)	South Plainfield, NJ	CERCLIS list. This site was put on the CERCLIS list in 1993 and we don’t know why. Ferro sold this site in 2003 and went through a NJ ISRA investigation. After some limited remediation it met residential clean up criteria.	Not Known	Not Known

6.12(a),(d)	Castenheira, Portugal	Wastewater treatment. Need to upgrade wastewater treatment plant to meet discharge limitations during storm events, which hydraulically overload the current treatment system.	$360,000	Not Known

6.12(a), (b), (d)	South Plainfield, NJ	Title V Air Permitting Compliance. The State of New Jersey has notified the Company of alleged non-compliance with the facility’s Title V operating permit. The New Jersey Department of Environmental Protection (NJDEP) informally alleged up to $1.9MM in liability for alleged violations of its Title V permit. The Company and NJDEP have been participating in discussions to resolve the issues. To date, no Complaint or Administrative Order & Notice of Civil Administrative Penalty Assessment have been filed or issued by the NJDEP. The Company expects to enter an Administrative Consent Order, which will be	$400,000	Consent Order Finalized in Fourth Quarter 2009. Penalty paid in quarterly installments until 2010.

1

Estimated
Section	Location	Issue	Estimated Cost	Completion Date
negotiated to resolve outstanding alleged Title V Operating Permit issues, including the penalty settlement. The NJDEP’s most recent informal penalty settlement offer is $400,000.

6.12(a), (b), (d)	Bridgeport, NJ	The Company is in receipt of October 2008 correspondence from the Mid Atlantic Environmental Law Center on behalf of the New Jersey Environmental Federation (NJEF) communicating NJEF’s notice of intent to file a citizens’ suit under the Clean Water Act for alleged non-compliance with the facility’s New Jersey Pollution Discharge Elimination System permit. The violations alleged in the NJEF’s notice of intent stem from events at the facility that were previously resolved with the NJDEP through the payment of a civil penalty and entry into an administrative consent order requiring upgrades to the facility’s operations. The company responded to NJEF’s letter citing the resolution of the issues and other reasons why the NJEF’s claims are deficient.	Not Known	Not Known

6.12 (b),(c)	Geelong, Australia	The Company is in receipt of a May 2008 Cleanup Notice from EPA Victoria indicating that the Geelong facility is being placed and Priority Sites Register due to alleged soil and groundwater contamination. The Cleanup Notice requires the Company to commission, conduct, and submit an approved environmental audit by February 28, 2009. The Company is then required to submit an Environmental	Not Known	Not Known
Management Plan, consistent with recommendations of the Environmental Audit, by May 30, 2009. Site investigation is ongoing. The Company is in the process of pursuing other potentially responsible parties for any costs or work it may incur or have to conduct pursuant to the Cleanup Notice.

6.12(b),(c)	Rotterdam, Netherlands	Potential liability associated with remediation for site. The Company believes that any soil/groundwater issues at the site were the result of historic operations (a former gas works)	Not Known	Not Known

2

				Estimated
Section	Location	Issue	Estimated Cost	Completion Date
		prior to Ferro’s purchase. The company is in the process of selling the facility and the Company expects to transfer potential liability to the buyer upon closing of the transaction.

6.12(b),(c)	Maasdam, Netherlands	Closed site where Ferro ceased operation in the 1980s. The Government alleged contamination and filed legal action whereby a Lien was placed on the Company’s Uden facility for an amount up to €1.36M. The Lien is permitted pursuant to 7.2.3(m). Technical reports to support Ferro’s position that most contamination was caused by prior owner. Ferro and government are completing a settlement for €125,000.	€125,000.	Fourth Quarter 2009.

6.12(b),(c)	Sao Bernardo, Brazil	Ferro closed the site but retained ownership of a portion of the property for which remediation may be necessary. The company has sought and is awaiting approval of the remediation plan. Additional investigation is proceeding.	$920K	Not Known

6.12(a),(d)	Newport, United Kingdom	New effluent limits in the site’s discharge permit require an upgrade to the site’s biological treatment plant for Ferro and Solutia generated wastewater prior to discharge. Costs of upgrades to be split by Ferro and Solutia. Construction of the plant is in progress and the balance of the remaining financial commitment is estimated to be $500K. Construction and start-up is complete.	$500,000	2009

3

Summary of Superfund Site Liabilities and Environmental Reserves
Active Ferro Sites

					Changes in the
Site	Issue	Description	Reserve	Comments	Reserve Amount
Hammond	Groundwater contamination	Under a 1993 consent order with IDEM, a subsurface investigation study revealed groundwater contamination that will be required to be cleaned up in the future.	$2,900,000	In January 2007 we met with Dover (current site operator) to review the proposed groundwater treatment system. We will need to work closely with Dover during the installation to minimize its impact on their ongoing operations. In March 2007 the Remediation Work Plan was completed and submitted to IDEM that includes the treatability testing results, risk assessment showing the preliminary remediation objectives (PRO), and proposed groundwater treatment system. The Company and IDEM modified the workplan and the revised workplan was approved by IDEM on November 17, 2008. The Company is in the process of implementing the workplan and provides quarterly project status updates to IDEM.	No change.

Various	Superfund Sites	The Company has been a party in several current and former Superfund Sites. The largest Superfund exposure was the WDIG Site. Ferro has resolved liability for this site but is still a	$350,000	Ongoing.	No change.

4

					Changes in the
Site	Issue	Description	Reserve	Comments	Reserve Amount
		party at several other Superfund Sites
Metallica	(Powder Coatings Sale)

Arnsberg	Soil contamination	Former USTs may have contaminated soil	$100,000	Site had contamination issues. No claims or ascertains received from buyer to date.	No change.

5

SCHEDULE II
PERCENTAGES;
LIBOR OFFICE;
DOMESTIC OFFICE

			ORIGINAL		EXTENDED
NAME AND			REVOLVING	ORIGINAL TERM	REVOLVING	NEW TERM
NOTICE ADDRESS		DOMESTIC	LOAN	LOAN	LOAN	LOAN
OF LENDER	LIBOR OFFICE	OFFICE	COMMITMENT	COMMITMENT	COMMITMENT	COMMITMENT
National City Bank 1900 East Ninth Street Cleveland, OH 44114 Facsimile No.: (216) 222-9396 Attention: Robert S. Coleman	National City Bank 1900 East Ninth Street Cleveland, OH 44114	National City Bank 1900 East Ninth Street Cleveland, OH 44114	0.0000000000%	4.7878846837%	18.3333333333%	18.3333333333%

Credit Suisse, Cayman Islands Branch Eleven Madison Avenue New York, NY 10010-3629 Facsimile No.: (212) 325-8321 Attention: Brian T. Caldwell	Credit Suisse, Cayman Islands Branch Eleven Madison Avenue New York, NY 10010-3629	Credit Suisse, Cayman Islands Branch Eleven Madison Avenue New York, NY 10010-3629	0.0000000000%	3.0387424128%	13.3333333333%	13.3333333333%

PNC Bank, National Association Address on file with Revolving Loan Administrative Agent	PNC Bank, National Association Address on file with Revolving Loan Administrative Agent	PNC Bank, National Association Address on file with Revolving Loan Administrative Agent	0.0000000000%	0.4029564575%	2.9277576667%	2.9277576667%

			ORIGINAL		EXTENDED
NAME AND			REVOLVING	ORIGINAL TERM	REVOLVING	NEW TERM
NOTICE ADDRESS		DOMESTIC	LOAN	LOAN	LOAN	LOAN
OF LENDER	LIBOR OFFICE	OFFICE	COMMITMENT	COMMITMENT	COMMITMENT	COMMITMENT
KeyBank National Association 127 Public Square, 6th Floor Cleveland, Ohio 44114 Facsimile No.: (216) 689-4649 Attention: Brian Fox	KeyBank National Association 127 Public Square, 6th Floor Cleveland, Ohio 44114	KeyBank National Association 127 Public Square, 6th Floor Cleveland, Ohio 44114	0.0000000000%	1.1111111211%	10.0000000000%	10.0000000000%

Citicorp North America, Inc. 388 Greenwich Street, 21st floor New York, NY 10013 Facsimile No.: (646) 291-1817 Attention: Daniel H. Gouger	Citicorp North America, Inc. 388 Greenwich Street, 21st floor New York, NY 10013	Citicorp North America, Inc. 388 Greenwich Street, 21st floor New York, NY 10013	0.0000000000%	1.2446257286%	9.0722423333%	9.0722423333%

JPMorgan Chase Bank, N.A. One Oxford Centre 301 Grant Street, Suite 1100 Facsimile No.: (312) 385-7096 Attention: Shawuana Simmons	JPMorgan Chase Bank, N.A. One Oxford Centre 301 Grant Street, Suite 1100	JPMorgan Chase Bank, N.A. One Oxford Centre 301 Grant Street, Suite 1100	0.0000000000%	0.0000000000%	11.6666666667%	11.6666666667%

			ORIGINAL		EXTENDED
NAME AND			REVOLVING	ORIGINAL TERM	REVOLVING	NEW TERM
NOTICE ADDRESS		DOMESTIC	LOAN	LOAN	LOAN	LOAN
OF LENDER	LIBOR OFFICE	OFFICE	COMMITMENT	COMMITMENT	COMMITMENT	COMMITMENT
Bank of America, N.A. Address on file with Revolving Loan Administrative Agent and Term Loan Administrative Agent	Bank of America, N.A. Address on file with Revolving Loan Administrative Agent and Term Loan Administrative Agent	Bank of America, N.A. Address on file with Revolving Loan Administrative Agent and Term Loan Administrative Agent	0.0000000000%	2.4939096449%	6.6666666667%	6.6666666667%

Fifth Third Bank 600 Superior Avenue East Cleveland, OH 44114 Facsimile No.: (216) 274-5507 Attention: Roy C. Lanctot	Fifth Third Bank 600 Superior Avenue East Cleveland, OH 44114	Fifth Third Bank 600 Superior Avenue East Cleveland, OH 44114	0.0000000000%	0.0000000000%	10.0000000000%	10.0000000000%

U.S. Bank National Association Address on file with Revolving Loan Administrative Agent and Term Loan Administrative Agent	U.S. Bank National Association Address on file with Revolving Loan Administrative Agent	U.S. Bank National Association Address on file with Revolving Loan Administrative Agent	0.0000000000%	1.6467766948%	6.6666666667%	6.6666666667%

RBS Citizens, National Association Address on file with Revolving Loan Administrative Agent and Term Loan Administrative Agent	RBS Citizens, National Association Address on file with Revolving Loan Administrative Agent	RBS Citizens, National Association Address on file with Revolving Loan Administrative Agent	0.0000000000%	0.0000000000%	6.6666666667%	6.6666666667%

			ORIGINAL		EXTENDED
NAME AND			REVOLVING	ORIGINAL TERM	REVOLVING	NEW TERM
NOTICE ADDRESS		DOMESTIC	LOAN	LOAN	LOAN	LOAN
OF LENDER	LIBOR OFFICE	OFFICE	COMMITMENT	COMMITMENT	COMMITMENT	COMMITMENT
FirstMerit Bank, N.A. 101 West Prospect Avenue, Suite 350 Cleveland, OH 44115 Facsimile No.: (216) 802-6514 Attention: Jonathan M. Isaacs	FirstMerit Bank, N.A. 101 West Prospect Avenue, Suite 350 Cleveland, OH 44115	FirstMerit Bank, N.A. 101 West Prospect Avenue, Suite 350 Cleveland, OH 44115	0.0000000000%	0.2222222387%	4.6666666667%	4.6666666667%

Highland Capital Management, L.P. Address on file with Term Loan Administrative Agent	Highland Capital Management, L.P. Address on file with Term Loan Administrative Agent	Highland Capital Management, L.P. Address on file with Term Loan Administrative Agent	0.0000000000%	21.7063285064%	0.0000000000%	0.0000000000%

Credit Suisse Alternative Investments Address on file with Term Loan Administrative Agent	Credit Suisse Alternative Investments Address on file with Term Loan Administrative Agent	Credit Suisse Alternative Investments Address on file with Term Loan Administrative Agent	0.0000000000%	21.3675026472%	0.0000000000%	0.0000000000%

Eaton Vance Management Address on file with Term Loan Administrative Agent	Eaton Vance Management Address on file with Term Loan Administrative Agent	Eaton Vance Management Address on file with Term Loan Administrative Agent	0.0000000000%	9.5691077821%	0.0000000000%	0.0000000000%

			ORIGINAL		EXTENDED
NAME AND			REVOLVING	ORIGINAL TERM	REVOLVING	NEW TERM
NOTICE ADDRESS		DOMESTIC	LOAN	LOAN	LOAN	LOAN
OF LENDER	LIBOR OFFICE	OFFICE	COMMITMENT	COMMITMENT	COMMITMENT	COMMITMENT
Metropolitan Life Insurance Company Address on file with Term Loan Administrative Agent	Metropolitan Life Insurance Company Address on file with Term Loan Administrative Agent	Metropolitan Life Insurance Company Address on file with Term Loan Administrative Agent	0.0000000000%	3.1435132705%	0.0000000000%	0.0000000000%

Deerfield Capital Management LLC Address on file with Term Loan Administrative Agent	Deerfield Capital Management LLC Address on file with Term Loan Administrative Agent	Deerfield Capital Management LLC Address on file with Term Loan Administrative Agent	0.0000000000%	3.9670205420%	0.0000000000%	0.0000000000%

Sankaty Advisors, LLC Address on file with Term Loan Administrative Agent	Sankaty Advisors, LLC Address on file with Term Loan Administrative Agent	Sankaty Advisors, LLC Address on file with Term Loan Administrative Agent	0.0000000000%	4.3702434440%	0.0000000000%	0.0000000000%

Seneca Capital Address on file with Term Loan Administrative Agent	Seneca Capital Address on file with Term Loan Administrative Agent	Seneca Capital Address on file with Term Loan Administrative Agent	0.0000000000%	0.6891549410%	0.0000000000%	0.0000000000%

First Commonwealth Bank Address on file with Term Loan Administrative Agent	First Commonwealth Bank Address on file with Term Loan Administrative Agent	First Commonwealth Bank Address on file with Term Loan Administrative Agent	0.0000000000%	4.9551967486%	0.0000000000%	0.0000000000%

TriState Capital Bank Address on file with Term Loan Administrative Agent	TriState Capital Bank Address on file with Term Loan Administrative Agent	TriState Capital Bank Address on file with Term Loan Administrative Agent	0.0000000000%	3.3564505247%	0.0000000000%	0.0000000000%

			ORIGINAL		EXTENDED
NAME AND			REVOLVING	ORIGINAL TERM	REVOLVING	NEW TERM
NOTICE ADDRESS		DOMESTIC	LOAN	LOAN	LOAN	LOAN
OF LENDER	LIBOR OFFICE	OFFICE	COMMITMENT	COMMITMENT	COMMITMENT	COMMITMENT
McDonnell Investment Management, LLC Address on file with Term Loan Administrative Agent	McDonnell Investment Management, LLC Address on file with Term Loan Administrative Agent	McDonnell Investment Management, LLC Address on file with Term Loan Administrative Agent	0.0000000000%	0.0861443745%	0.0000000000%	0.0000000000%

Morgan Stanley Investment Management Inc. Address on file with Term Loan Administrative Agent	Morgan Stanley Investment Management Inc. Address on file with Term Loan Administrative Agent	Morgan Stanley Investment Management Inc. Address on file with Term Loan Administrative Agent	0.0000000000%	2.6666666368%	0.0000000000%	0.0000000000%

The PrivateBank & Trust Company Address on file with Term Loan Administrative Agent	The PrivateBank & Trust Company Address on file with Term Loan Administrative Agent	The PrivateBank & Trust Company Address on file with Term Loan Administrative Agent	0.0000000000%	2.6561527374%	0.0000000000%	0.0000000000%

Travelers Insurance Co. Address on file with Term Loan Administrative Agent	Travelers Insurance Co. Address on file with Term Loan Administrative Agent	Travelers Insurance Co. Address on file with Term Loan Administrative Agent	0.0000000000%	1.0959151891%	0.0000000000%	0.0000000000%

Fortis Bank SA/NV, New York Branch Address on file with Term Loan Administrative Agent	Fortis Bank SA/NV, New York Branch Address on file with Term Loan Administrative Agent	Fortis Bank SA/NV, New York Branch Address on file with Term Loan Administrative Agent	0.0000000000%	1.3303464520%	0.0000000000%	0.0000000000%

			ORIGINAL		EXTENDED
NAME AND			REVOLVING	ORIGINAL TERM	REVOLVING	NEW TERM
NOTICE ADDRESS		DOMESTIC	LOAN	LOAN	LOAN	LOAN
OF LENDER	LIBOR OFFICE	OFFICE	COMMITMENT	COMMITMENT	COMMITMENT	COMMITMENT
Lufkin Advisors Address on file with Term Loan Administrative Agent	Lufkin Advisors Address on file with Term Loan Administrative Agent	Lufkin Advisors Address on file with Term Loan Administrative Agent	0.0000000000%	0.6666666816%	0.0000000000%	0.0000000000%

Linden Capital LP Address on file with Term Loan Administrative Agent	Linden Capital LP Address on file with Term Loan Administrative Agent	Linden Capital LP Address on file with Term Loan Administrative Agent	0.0000000000%	1.7228873525%	0.0000000000%	0.0000000000%

Arbiter Partners Address on file with Term Loan Administrative Agent	Arbiter Partners Address on file with Term Loan Administrative Agent	Arbiter Partners Address on file with Term Loan Administrative Agent	0.0000000000%	0.3241633056%	0.0000000000%	0.0000000000%

Frontfour Master Fund Address on file with Term Loan Administrative Agent	Frontfour Master Fund Address on file with Term Loan Administrative Agent	Frontfour Master Fund Address on file with Term Loan Administrative Agent	0.0000000000%	0.3445774705%	0.0000000000%	0.0000000000%

Amida Capital Management Address on file with Term Loan Administrative Agent	Amida Capital Management Address on file with Term Loan Administrative Agent	Amida Capital Management Address on file with Term Loan Administrative Agent	0.0000000000%	1.0337324115%	0.0000000000%	0.0000000000%

SCHEDULE IV
FOREIGN SUBSIDIARIES

Zibo Ferro Performance Materials Company, Limited (70%)*	Peoples Republic of China
Ferro Colores S.A. de C.V**	Mexico
Ferro Argentina SA	Argentina
Ferro Corporation (Australia) Pty Ltd	Australia
Ferro Enamel do Brasil Industria e Comercio Ltda	Brazil
Ferro Industrial Products Ltd	Canada
Ferro Holding GmbH	Germany
PT Ferro Mas Dinamika (95%)	Indonesia
Ferro Japan K.K	Japan
Ferro Far East Ltd	Hong Kong
Ferro Mexicana SA de CV	Mexico
Ferro (Suzhou) Performance Materials Co. Ltd	Peoples Republic of China
Ferro Taiwan Ltd	Taiwan
Ferro Spain SA	Spain
Ferro (Thailand) Co. Ltd.	Thailand
Ferro de Venezuela CA (51%)	Venezuela
Ferro (Great Britain) Ltd	United Kingdom
Ferro BV	(Netherlands)
Ferro LLC	Russia

*	Subsidiary of Ferro China Holdings Inc.

**	Subsidiary of Ferro Color & Glass Corporation

Disclosure Schedules to Amendment No. 4 to the Existing Credit Agreement

*	All previous disclosure schedules to the credit agreement and the amended and restated credit agreement are hereby incorporated into this document, except for the disclosure schedules that are amended and restated as set forth below.
ITEM 6.7 Litigation
     In February 2003, the Company received a request to produce documents in connection with an investigation by the United States Department of Justice into possible antitrust violations in the heat stabilizer industry. In April 2006. the Company was notified by the Department of Justice that the Government had closed its investigation and that the Company was relieved of any obligation to retain documents that were responsive to the Government’s earlier document request. Before closing its investigation, the Department of Justice took no action against the Company or any of its current or former employees. The Company was previously named as a defendant in several lawsuits alleging civil damages and requesting injunctive relief relating to the conduct the Government was investigating and, in June 2008, the Company was named in four more indirect purchaser lawsuits related to an existing lawsuit in the Eastern District of Pennsylvania. In July 2007, the Company entered into a definitive written settlement agreement in the class action lawsuit involving direct purchasers. The settlement agreement was approved by the United States District Court for the Eastern District of Pennsylvania in December 2007. Although the Company decided to bring this matter to a close through settlement, the Company did not admit to any of the alleged violations and continues to deny any wrongdoing. The Company is vigorously defending the remaining six civil actions alleging antitrust violations in the heat stabilizer industry. These actions are in their early stages; therefore, the Company cannot determine the outcomes of these lawsuits at this time. In December 2006. the Company filed a lawsuit against the former owner of our heat stabilizer business seeking indemnification for the defense of these lawsuits and any resulting payments by the Company. In April 2008, the United States District Court for the Northern District of Ohio dismissed the Company’s lawsuit, and the Company has appealed the court’s decision to the United States Court of Appeals for the Sixth Circuit.
ITEM 6.8 Existing Subsidiaries

Name of Subsidiary

Ferro China Holdings Inc	USA
Zibo Ferro Performance Materials Company Limited (70%)	Peoples Republic of China
Ferro Electronic Materials Inc	USA
Ferro Finance Corporation	USA
Ferro Color & Glass Corporation	USA
Ferro Colores SA de CV	Mexico
Ferro International Services Inc	USA
Ferro Pfanstiehl Laboratories, Inc	USA
Ferro Pfanstiehl (Europe) Ltd.	United Kingdom
Ferro Argentina SA	Argentina
Minera Loma Blanca SA	Argentina
Procesadora de Boratos Argentinos	Argentina
Ferro Corporation (Australia) Pty Ltd	Australia

Name of Subsidiary

Ferro Enamel Do Brasil Industria e Comercio Ltda.	Brazil
Ferro Industrial Products Ltd.	Canada
ESFFL SA(19%)	Ecuador
Ferro Holding GmbH	Germany
Ferro GmbH	Germany
Ferro Magmalor GmbH	Germany
PT Ferro Mas Dinamika (95%)	Indonesia
Ferro Japan K. K	Japan
Ferro Far East Ltd	Hong Kong
Ferro Far East Company SDN, BHD	Malaysia
Ferro Maxiciana SA de CV	Mexico
Ferro B.V.	The Netherlands
Ferro (Belgium) Sprl	Belgium
FC France Acquisition Sarl	France
Ferro Couleurs France SA	France
PT Ferro Ceramics Colors Indonesia (59%)	Indonesia
PT Ferro Additives Asia (75.4%)	Indonesia
Ferro France Sarl	France
Ferro Services Sarl	France
Ferro Arnsberg GMBH iL	Germany
Ferro (Italia) SrL	Italy
Smaltochimica SrL (40%)	Italy
Ferro (Holland) BV	The Netherlands
Ferro Investments BV	The Netherlands
Ferro Industrias Quimicas (Portugal) Lda	Portugal
Ferro (Suzhou) Performance Materials Co. Ltd.	Peoples Republic of China
Ferro Taiwan Ltd	Republic of China
DC-Ferro Co., Ltd. (50%)	Republic of Korea
Ferro Spain SA	Spain
Gardenia-Quimica SA (36%)	Spain
Kerajet SA (19.99%)	Spain
Ferro (Thailand) Co. Ltd.	Thailand
Ferro Cerdec (Thailand) Co. Ltd. (49%)	Thailand
Ferro de Venezuela CA (51%)	Venezuela
Ferro (Great Britain) Ltd	United Kingdom
Ferro Colours (UK) Ltd. (Dormant)	United Kingdom
Ferro Drynamels Limited (Dormant)	United Kingdom
Ferro Normandy Plastics Limited (Dormant)	United Kingdom
Midland Coatings Limited (Dormant)	United Kingdom
Ohio-Mississippi Corporation (Dormant)	USA
Cataphole Contracting Company (Dormant)	USA
The Ferro Enamel Supply Company (Dormant)	USA
Ferro Far East, Inc. (Dormant)	USA
ITEM 6.12 Environmental Matters
See attached.

Item 6.12 Environmental Disclosures

Estimated
Section	Location	Issue	Estimated Cost	Completion Date
6.12(i)	Niagara Falls, NY	Buried TENORM. When Cookson owned the site they buried some silica fume in back of the plant that contains TENORM. The landfill area has been of interest to NRC and NYDEC.	Not Known	Not Known

6.12(e)	Hammond, IN	CERCLIS list. One of the three land parcels (parking lot area) at the former Keil Chemical site is listed on CERCLIS because it has a landfill area created by Union Carbide when they owned the land. No clean up was required due to a low CERCLIS score.	Not Known	Not Known

6.12(e)	South Plainfield, NJ	CERCLIS list. This site was put on the CERCLIS list in 1993 and we don’t know why. Ferro sold this site in 2003 and went through a NJ ISRA investigation. After some limited remediation it met residential clean up criteria.	Not Known	Not Known

6.12(a),(d)	Castenheira, Portugal	Wastewater treatment. Need to upgrade wastewater treatment plant to meet discharge limitations during storm events, which hydraulically overload the current treatment system.	$360,000	Not Known

(6.12(a), (b),(d))	South Plainfield, NJ	Title V Air Permitting Compliance. The State of New Jersey has notified the Company of alleged non-compliance with the facility’s Title V operating permit. The New Jersey Department of Environmental Protection (NJDEP) informally alleged up to $1.9MM in liability for alleged violations of its Title V permit. The Company and NJDEP have been participating in discussions to resolve the issues. To date, no Complaint or Administrative Order & Notice of Civil Administrative Penalty Assessment have been filed or issued by the NJDEP. The Company expects to enter an Administrative Consent Order, which will be	Not Known	Not Known

1

Estimated
Section	Location	Issue	Estimated Cost	Completion Date
negotiated to resolve outstanding alleged Title V Operating Permit issues, including the penalty settlement. The NJDEP’s most recent informal penalty settlement offer is $400,000.

(6.12(a), (b),(d))	Bridgeport, NJ	The Company is in receipt of October 2008 correspondence from the Mid Atlantic Environmental Law Center on behalf of the New Jersey Environmental Federation (NJEF) communicating NJEF’s notice of intent to file a citizens’ suit under the Clean Water Act for alleged non-compliance with the facility’s New Jersey Pollution Discharge Elimination System permit. The violations alleged in the NJEF’s notice of intent stem from events at the facility that were previously resolved with the NJDEP through the payment of a civil penalty and entry into an administrative consent order requiring upgrades to the facility’s operations. The company responded to NJEF’s letter citing the resolution of the issues and other reasons why the NJEF’s claims are deficient.	Not Known	Not Known

(6.12 (b),(c))	Geelong, Australia	The Company is in receipt of a May 2008 Cleanup Notice from EPA Victoria indicating that the Geelong facility is being placed and Priority Sites Register due to alleged soil and groundwater contamination. The Cleanup Notice requires the Company to commission, conduct, and submit an approved environmental audit by February 28, 2009. The Company is then required to submit an Environmental Management Plan, consistent with recommendations of the Environmental Audit, by May 30, 2009. The Company is in the process of pursuing other potentially responsible parties for any costs or work it may incur or have to conduct pursuant to the Cleanup Notice.	Not Known	Not Known

6.12(b),(c)	Rotterdam, Netherlands	Potential liability associated with remediation for site. The Company believes that any soil/groundwater issues at the site were the result of historic operations (a former gas works) prior to Ferro’s purchase. The company is in the process of	Not Known	Not Known

2

				Estimated
Section	Location	Issue	Estimated Cost	Completion Date
		selling the facility and the Company expects to transfer potential liability to the buyer upon closing of the transaction.

6.12(b),(c)	Maasdam, Netherlands	Closed site where Ferro ceased operation in the 1980s. The Government alleged contamination and filed legal action whereby a Lien was placed on the Company’s Uden facility for an amount up to €1.36M. The Lien is permitted pursuant to 7.2.3(m).	$512,449	Not Known

6.12(b),(c)	Sao Bernardo, Brazil	Ferro closed the site but retained ownership of a portion of the property for which remediation may be necessary. The company has sought and is awaiting approval of the remediation plan.	$920K	Not Known

6.12(a),(d)	Newport, United Kingdom	New effluent limits in the site’s discharge permit require an upgrade to the site’s biological treatment plant for Ferro and Solutia generated wastewater prior to discharge. Costs of upgrades to be split by Ferro and Solutia. Construction of the plant is in progress and the balance of the remaining financial commitment is estimated to be $500K.	$500,000	2009

3

Summary of Superfund Site Liabilities and Environmental Reserves
Active Ferro Sites

					Changes in the
Site	Issue	Description	Reserve	Comments	Reserve Amount
Hammond	Groundwater contamination	Under a 1993 consent order with IDEM, a subsurface investigation study revealed ground water contamination that will be required to be cleaned up in the future.	$2,900,000	In January 2007 we met with Dover (current site operator) to review the proposed groundwater treatment system. We will need to work closely with Dover during the installation to minimize its impact on their ongoing operations. In March 2007 the Remediation Work Plan was completed and submitted to IDEM that includes the treatability testing results, risk assessment showing the preliminary remediation objectives (PRO), and proposed groundwater treatment system. The Company and IDEM modified the workplan and the revised workplan was approved by IDEM on November 17, 2008. The Company is in the process of implementing the workplan and provides quarterly project status updates to IDEM.	No change.

Various	Superfund Sites	The Company has been a party in several current and former Superfund Sites. The largest Superfund exposure was the WDIG Site. Ferro has resolved liability for this site but is still a	$350,000	Ongoing.	No change.

4

Changes in the
Site	Issue	Description	Reserve	Comments	Reserve Amount
party at several other Superfund sites

Metallica	(Powder Coatings Sale)

Arnsberg	Soil contamination	Former USTs may have contaminated soil	$100,000	Site had contamination issues. No claims or ascertains received from buyer to date.	No change.

5

Disclosure Schedules to Amended and Restated Credit Agreement

*	All previous disclosure schedules to the credit agreement are hereby incorporated into this document, except for the disclosure schedules that are amended and restated as set forth below.
ITEM 6.7 Litigation
     In February 2003, the Company received a request to produce documents in connection with an investigation by the United States Department of Justice into possible antitrust violations in the heat stabilizer industry. In April 2006, the Company was notified by the Department of Justice that the Government had closed its investigation and that the Company was relieved of any obligation to retain documents that were responsive to the Government’s earlier document request. Before closing its investigation, the Department of Justice took no action against the Company or any of its current or former employees. The Company was previously named as a defendant in several lawsuits alleging civil damages and requesting injunctive relief relating to the conduct the Government was investigating. The Company is vigorously defending the Company in those actions and believes the Company would have a claim for indemnification by the former owner of the Company’s heat stabilizer business if the Company were found liable. Because these actions are in their preliminary stages, the Company cannot determine the outcomes of these lawsuits at this time.
ITEM 6.12 Environmental Matters
See attached.

Section 6.12 Environmental Disclosures

				Estimated
Section	Location	Issue	Estimated Cost	Completion Date
6.12(d)	Buenos Aires, Argentina	Air emissions compliance. Need to install scrubbers on smelters to comply with air emission limitations for lead and dust.	$1,326,000	December 2007

6.12(d)	Limoges, France	Air emissions compliance. Scrubbers were installed last year and are not meeting the emissions limits in their new operating permit. We continue to negotiate a compliance schedule with the authorities. The estimated cost assumes additional dry type filters are needed.	$1,000,000	December 2008

6.12(d)	Saraburi, Thailand	Air emissions compliance. Installed scrubbers on smelters to comply with air emission limitations for lead and dust. However, compliance testing has not yet been completed.	$606,000	September 2006

6.12(i)	Bekasi, Indonesia	Air emissions compliance. Need to install scrubbers on smelters to resolve neighbor compliants over dust in emissions. Two additional scrubbers are planned for late 2007, finish in 2008.	$550,000	2008

6.12(i)	Niagara Falls, NY	Buried TENORM. When Cookson owned the site they buried some silica fume in back of the plant that contains TENORM. The landfill area has been of interest to NRC and NYDEC.	Not Known	Not Known

6.12(e)	Hammond, IN	CERCLIS list. One of the three land parcels (parking lot area) at the former Keil Chemical site is listed on CERCLIS because it has a landfill area created by Union Carbide when they owned the land. No clean up was required due to a low CERCLIS score.	Not known	Not Known

6.12(e)	South Plainfield, NJ	CERCLIS list. This site was put on the CERCLIS list in 1993 and we don’t know why. Ferro sold this site in 2003 and went through a NJ ISRA investigation. After some limited remediation it met residential clean up criteria.	Not Known	Not Known

6.12(d)	Castenheira, Portugal	Wastewater treatment. Need to upgrade wastewater treatment plant to meet discharge limitations during storm events, which hydraulically overload the current treatment system.	$500,000	Not Known
rbs/5.29.07

Second Quarter 2007
Summary of Superfund Site Liabilities and Environmental Reserves
Active Ferro Sites

					Changes in the
Site	Issue	Description	Reserve	Comments	Reserve Amount
Hammond	Groundwater contamination	Under a 1993 consent order with IDEM, a subsurface investigation study revealed groundwater contamination that will be required to be cleaned up in the future.	$3,000,000	In January 2007 we met with Dover (current site operator) to review the proposed groundwater treatment system. We will need to work closely with Dover during the installation to minimize its impact on their ongoing operations. In March 2007 the Remediation Work Plan was completed and submitted to IDEM that includes the treatability testing results, risk assessment showing the preliminary remediation objectives (PRO), and proposed groundwater treatment system. We don’t expect comments back from the agency for a few months.	No change.

Metallica		(Powder Coatings Sale)

Arnsberg	Soil contamination	Former USTs may have contaminated soil	$100,000	Site had contamination issues. No claims or ascertains received from buyer to date.	No change.
Rbs/5-29-07

SCHEDULE I
DISCLOSURE SCHEDULE TO CREDIT AGREEMENT
     ITEM 6.7. Litigation.
None.
     ITEM 6.8. Existing Subsidiaries.

Ferro China Holdings Inc.	USA
Zibo Ferro Performance Materials Company, Limited (70%)	Peoples Republic of China
Ferro Electronic Materials Inc.	USA
Ferro Finance Corporation	USA
Ferro Color & Glass Corporation	USA
Ferro Colores SA de CV	Mexico
Ferro International Services Inc.	USA
Ferro Pfanstiehl Laboratories, Inc.	USA
Ferro Pfanstiehl (Europe) Ltd.	United Kingdom
Ferro Argentina SA	Argentina
Minera Loma Blanca SA	Argentina
Procesadora de Boratos Argentinos SA	Argentina
Ferro Corporation (Australia) Pty Ltd.	Australia
Ferro Enamel do Brasil Industria e Comercio Ltda,	Brazil
Ferro Industrial Products Ltd.	Canada
Ferro Holding GmbH	Germany
Ferro GmbH	Germany
Ferro Magmalor GmbH	Germany
FC France Acquisition Sarl	France
Ferro Couleurs France SA	France
PT Ferro Ceramic Colors Indonesia (59%)	Indonesia
PT Ferro Additives Asia (60%)	Indonesia
PT Ferro Mas Dinamika (95%)	Indonesia
Ferro Japan K. K	Japan
Ferro Far East Ltd.	Hong Kong
Ferro Far East Company SDN, BHD	Malaysia
Ferro Mexicana SA de CV	Mexico
Ferro B.V	The Netherlands
Ferro (Belgium) Sprl,	Belgium
Ferro France Sarl,	France
Ferro Chemicals SA	France
Ferro Services Sarl	France
Ferro Arnsberg GmbH iL	Germany
Ferro (Italia) SrL	Italy
Ferro (Holland) BV	The Netherlands
Ferro Investments BV	The Netherlands
Ferro Industrias Quimicas (Portugal) Lda	Portugal
Ferro (Suzhou) Performance Materials Co. Ltd.	Peoples Republic of China
Ferro Taiwan Ltd.	Republic of China
Ferro Spain SA	Spain
Ferro (Thailand) Co. Ltd.	Thailand
Ferro de Venezuela CA (51%)	Venezuela

Ferro (Great Britain) Ltd	United Kingdom
Ferro Colours (UK) Ltd. (dormant)	United Kingdom
Ferro Drynamels Limited (dormant)	United Kingdom
Ferro Normandy Plastics Limited (dormant)	United Kingdom
Midland Coatings Limited (dormant)	United Kingdom
Ohio-Mississippi Corporation (dormant)	USA
Cataphote Contracting Company (dormant)	USA
The Ferro Enamel Supply Company (dormant)	USA
Ferro Far East, Inc. (dormant)	USA
     ITEM 6.11. Employee Benefit Plans.
Benefits Plan for Ferro Corporation Employees (Plan No. 552), including:
     1. PPO Plan, Indemnity Plan or Drug Only Plan (dmc2) — all with UnitedHealthcare (UHC)
     2. Kaiser HMO (available in addition to the PPO Plan with UHC for the Hourly at Walton Hills and 4150 Frit)
     3. Independent Health HMO (available in addition to the PPO Plan with UHC at Hourly at Niagara Falls)
     4. Community Blue HMO (available in addition to the PPO Plan with UHC at Hourly at Niagara Falls)
     ITEM 6.12. Environmental Matters.
See spreadsheets of Environmental Matters, attached
     ITEM 7.2.2(b) Indebtedness to be Paid.
See summary of Indebtedness, attached
     ITEM 7.2.2(c) Existing Indebtedness.
See summary of Indebtedness, attached
     ITEM 7.2.3(c) Ongoing Liens.
See summaries of Lien Search Results, attached
     ITEM 7.2.5(a) Ongoing Investments
None.

Section 6.12 Environmental Disclosures

Section	Location	Issue	Estimated Cost	Completion Date
6.12(d)	Buenos Aires, Argentina	Air emissions compliance. Need to install scrubbers on smelters to comply with air emission limitations for lead and dust.	$1,326,000	December 2007

6.12(d)	Limoges, France	Air emissions compliance. Scrubbers were installed this year and are not meeting the emissions limits in their new operating permit. Ferro is negotiating a compliance schedule with the authorities.	Not Known	Estimated mid-2007

6.12(d)	Limoges, France	Landfill cover. The site’s new operating permit requires an engineered cover that is currently being installed.	$613,000	December 2006

6.12(d)	Saraburi, Thailand	Air emissions compliance. Need to install scrubbers on smelters to comply with air emission limitations for lead and dust.	$606,000	September 2006

6.12(i)	Bekasi, Indonesia	Air emissions compliance. Need to install scrubbers on smelters to resolve neighbor compliants over dust in emissions.	$600,000	September 2006

6.12(d)	Bekasi, Indonesia	Wastewater treatment. Need to upgrade wastewater treatment plant to meet discharge limitations.	$250,000	Not Known

6.12(d)	Alamazora, Spain	Wastewater treatment. Need to upgrade wastewater treatment plant to meet discharge limitations. Occasionally exceed limits for metals and boron.	$520,000	Not Known

6.12(i)	Niagara Falls, NY	Buried TENORM (low level radioactive material). When Cookson owned the site they buried some silica fume in back of the plant that contains TENORM. The landfill area has been of interest to NRC and NYDEC.	Not Known	Not Known

6.12(a)	Bridgeport, NJ	Wastewater compliance. Potential violation of New Jersey Wastewater Pollution Control Act discovered during routine audit and voluntarily disclosed to NJDEP. Penalty not yet assessed. Records have been subpoenaed.	Not Known	Not Known

6.12(e)	Hammond, IN	CERCLIS list. One of the three land parcels (parking lot area) at the former Keil Chemical site is listed on CERCLIS because it has a landfill area created by Union Carbide when they owned the land. No clean up was required due to a low CERCLIS score.	Not Known	Not Known

6.12(e)	South Plainfield, NJ	CERCLIS list. This site was put on the CERCLIS list in 1993 and we don’t know why. Ferro sold this site in 2003 and went through a NJ ISRA investigation. After some limited remediation it met residential clean up criteria.	Not Known	Not Known
rbs/5.26.06

First Quarter 2006
Environmental Issues and Reserves1 Update — Active and Former Sites

			Suggested
Site	Issue	Description	Reserve	Comments	Changes in the Reserve Amount
Hammond	Groundwater contamination	Under a 1993 consent order with IDEM, a subsurface investigation study revealed groundwater contamination that will be required to be cleaned up in the future.	$3,000,000	A plan to develop a RAP along with work plans for the human health risk assessment and treatability study were submitted to IDEM at the end of October. Sampling for the treatability study was conducted at Keil just before Christmas. Samples were also sent out for analytical and to selected vendors.	No change.

Total			$3,000,000

Metallica		(Powder Coatings Sale)

Arnsberg	Soil contamination	Former USTs may have contaminated soil	$100,000	Site had contamination issues. No claims or ascertains received from buyer to date.	No change.

Total			$100,000

[1]	Updates are shown in italics

Ferro Corporation Indebtedness
As of 3/31/06 — or Date Indicated
7.2.2 (b) Indebtedness to be repaid or rolled into new credit agreement at closing

(1) Revolving Credit Agreement Borrowings as of 5/31/06	$242,800,000

(2) Letters of Credit (Face Amount) as of 5/31/06

LC#	Bank	Face Amount
SCL012516	National City Bank	$5,200,000
3692	National City Bank	2,500,000
4419	National City Bank	2,682,853
SCL011141	National City Bank	2,000,000
SCL011142	National City Bank	2,000,000
SCL006242	National City Bank	118,133
SCL006590	National City Bank	64,169
S304999	KeyBank	2,673,597

		$17,238,752	$17,238,752
7.2.2 (c) Other indebtedness existing as of 3/31/06 available for repayment
(1) Bonds and Indentures

	Face Value	Book Value
Senior notes, 9.125%, due 2009	$200,000,000	$198,999,754
Debentures, 7.625%, due 2013	25,000,000	24,879,693
Debentures, 7.375%, due 2015	25,000,000	24,965,500
Debentures, 8.0%, due 2025	50,000,000	49,555,435
Debentures, 7.125%, due 2028	55,000,000	54,537,342

	$355,000,000	$352,937,724	$352,937,724

(1) Other Long Term Debt, Including Current Portion of Long Term Debt	$1,460,382
(1) Local Lines of Credit	$4,752,897
(1) Overdraft on Bank Accounts	$1,440,239
(1) Capital Lease Obligations	$7,129,031
(2) Permitted Receivables Program as of 5/31/06	$67,300,000
(1) Outstanding Balance of Trade Receivables/Notes Sold with Full Recourse	$99,803
(3) Net Hedging Obligations: Various FX Forward Contracts and Commodity Swap Contracts — Contracts were in a net gain position	$0
(2) Other Various Foreign Letters of Credit	$2,057,340

Balance Sheet Debt	$610,620,076

Notes	1 Included as debt in the Company’s consolidated balance sheet

2 Not Included in consolidated balance sheet

3 Included in consolidated balance sheet — but not as debt

ITEM 7.2.3(c) Ongoing Liens.

FERRO CORPORATION
REFINANCING OF SENIOR CREDIT FACILITY
UCC SEARCH RESULTS CHART
as of 05-12-06
Ferro Corporation

Filing Jurisdiction	Secured Party	UCC-1 File No.	History	Collateral
Indiana	Konica Business Technologies Fleet Capital Leasing	200100003158555 filed 6/11/01		Leased Konica Fax

New Jersey	Toyota Motor Credit Corp.	2018877 filed 1/16/01		Forklift

New Jersey	Minolta National Bank	2039531 filed 5/2/01	Con’t 2/23/06	Leased manlifts

New Jersey	Xerox Corporation	21238031 filed 9/26/02		Xerox 957389737

Ohio	See separate chart

Texas	Mellon US Leasing	0100087548 filed 5/9/01		Leased Dell

East Baton Rouge Parish, Louisiana	Air Products and Chemicals	17-1170152 filed 5/13/99	Con’t 2/18/04	Fixture (Absorbers vessels, vaporizers, air co9mpressor, switchboard, vacuum can, injection manifold, tank, etc.)

East Baton Rouge Parish, Louisiana	Fleet Capital Leasing	17-1214906 filed 5/23/01		Leased Konica Fax

Ferro Electronic Materials Inc.

Filing Jurisdiction	Secured Party	UCC-1 File No.	History	Collateral

Delaware	Pacific Industrial Development Corp.	41315847 filed 5/11/04		All chemical or other products delivered for storage (bailment)

Delaware	Hyster Credit Company	41327750 filed 5/12/04		Certain equipment (Hyster HI 10XL)

Delaware	CitiCorp North America, Inc., as Agent	52679091 filed 8/29/05	Debtor Amended 4/12/06	Accounts Receivable Securitization

Delaware	CitiCorp North America, Inc., as Agent	52679323 filed 8/29/05	Debtor Amended 4/12/06	Accounts Receivable Securitization

Delaware	National City Bank, as Administrative Agent	61310549 filed 4/19/06		All Personal Property

Delaware	JP Morgan Trust Company, National Association	61319276 filed 4/19/06		Blanket (subject to Collateral Sharing Agreement)

New York	Ferro Finance Corporation CitiCorp North America, Inc.	187312 filed 9/27/00		Accounts Receivable Securitization

New York	Ferro Finance Corporation CitiCorp North America, Inc.	187314 filed 9/27/00		Accounts Receivable Securitization
Clear searches:
          California
          New Jersey
          Ohio

Ferro Pfanstiehl Laboratories, Inc.

Filing Jurisdiction	Secured Party	UCC-1 File No.	History	Collateral

Delaware	Agilent Financial Services, Inc.	21138100 filed 4/18/02	Coll amended 10/1/02	Lease of certain equipment (chemical analysis equipment)

Delaware	Mitsubishi International Corporation	31158537 filed 5/5/03		Consignment (Maltose powder owned by Secured Party)

Delaware	GFC Leasing	32022351 filed 8/5/03		Lease of Canon Imagerunner

Delaware	GFC Leasing	40208076 filed 1/27/04		Lease of Laser Fax

Delaware	MIC Specialty Chemicals, Inc.	42097907 filed 7/26/04		Consignment (Maltose powder owned by Secured Party)

Delaware	Mitsubishi International Food Ingredients, Inc.	52204445 filed 7/18/05		Consignment (Maltose powder owned by Secured Party)

Delaware	National City Bank, as Administrative Agent	61310689 filed 4/19/06		All Personal Property

Delaware	JP Morgan Trust Company, National Association	61319268 filed 4/19/06		Blanket (subject to Collateral Sharing Agreement)

Illinois	Marlin Leasing Corp	004911636000 filed 3/13/02		Leased CCTV Security System

Illinois	Mitsubishi International Corporation	006962009 filed 5/6/03		Consignment (Maltose powder owned by Secured Party)

Illinois	GFC Leasing, a Division of Gordon Flesch Co., Inc.	009931015 filed 6/16/05		Lease of Canon Imagerunner

Illinois	GFC Leasing, a Division of Gordon Flesch Co., Inc.	010824419 filed 4/5/06		Lease of Laser Fax
Clear searches:
          Ohio

Ferro Color & Glass Corporation

Filing Jurisdiction	Secured Party	UCC-1 File No.	History	Collateral

Pennsylvania	National City Bank	2006042003365 filed 4/19/06		All Personal Property

Pennsylvania	JP Morgan Trust Company	2006042003353 filed 4/19/06		Blanket (subject to Collateral Sharing Agreement)
Clear searches:
          Georgia
          Ohio

Ferro Finance Corporation

Filing Jurisdiction	Secured Party	UCC-1 File No.	History	Collateral

Ohio	CitiCorp North America Inc.	AP282387 filed 9/27/00	Coll Amended 9/27/02 Coll Amended 5/28/03 Coll Amended 6/27/03 Partial Coll Release 6/27/03 Con’t 8/29/05	Accounts Receivable Securitization

Ohio	CitiCorp North America Inc.	AP282392 filed 9/27/00	Coll Amended 9/27/02	Accounts Receivable Securitization
Coll Amended 5/28/03 Coll Amended 6/27/03 Partial Coll Release 6/27/03 Con’t 8/29/05

Ohio	CitiCorp North America Inc.	OH00064315659 filed 5/28/03	Coll Amended 5/30/03 Coll Amended 6/27/03 Partial Coll Release 6/27/03	Accounts Receivable Securitization

Ohio	CitiCorp North America Inc.	OH00064315760 filed 5/28/03	Coll Amended 5/30/03 Coll Amended 6/27/03 Partial Coll Release 6/27/03	Accounts Receivable Securitization

Ferro China Holdings Inc.
Clear searches:

          Ohio

Ferro International Services Inc.
Clear searches:

          Delaware
101307275, Ferro — UCC Search Results 05-12-06

FERRO CORPORATION
REFINANCING OF SENIOR CREDIT FACILITY
UCC SEARCH RESULTS CHART
Ferro Corporation
Ohio Only Results

Filing Jurisdiction	Secured Party	UCC-1 File No.	History	Collateral

Ohio	National City Bank	AM50718 filed 2/20/96	Assigned 1/13/97 Con’t 11/13/00 Con’t 9/7/05	Equipment Schedule 001; Master Lease Ref No. 115; Disk Drive

Ohio	Fleet Precious Metals Inc.	AN42567 filed 2/24/97	Con’t 9/10/01	Consignment; gold, silver, platinum and palladium inventory

Ohio	E I Du Pont De Nemours and Company	AP0011225 filed 12/18/97	Term 9/25/00 Con’t 12/13/02 ????????

Ohio	Safeco Credit Company Inc.	AP0124794 filed 2/17/99	DB Amended 12/26/03 Con’t 12/26/03	Lease forklift truck

Ohio	Safeco Credit Company Inc.	AP0124795 filed 2/17/99	DB Amended 12/26/03 Con’t 12/26/03	Lease forklift truck

Ohio	Safeco Credit Company Inc.	AP0124796 filed 2/17/99	DB Amended 12/26/03 Con’t 12/26/03	Lease forklift trucks

Ohio	Konica Business Technologies Inc.	AP0131706 filed 3/10/99	Con’t 3/1/04	Leased copiers

Ohio	Safeco Credit Company Inc.	AP0127960 filed 3/18/99	Amended 6/1/99 Amended 1/29/04 Amended 1/29/04 Con’t 1/29/04	Lease forklift trucks

Ohio	Safeco Credit Company Inc.	AP0149250 filed	Amended 3/15/01 Amended 2/17/04	Lease forklift truck

Filing Jurisdiction	Secured Party	UCC-1 File No.	History	Collateral

		4/5/99	Con’t 2/17/04

Ohio	Tennant Financial Services	AP0136672 filed 4/26/99	Con’t 12/16/03	Leased battery sweeper

Ohio	Tennant Financial Services	AP0262041 filed 8/15/00	Con’t 6/23/05	Leased scrubber

Ohio	CitiCorp North America, Inc., as agent	AP282393 filed 9/27/00	Coll Amd 9/27/02 Coll Amd /28/03 Coll Amd 6/27/03 Part Rele 6/27/03 Con’t 8/29/05	Blanket

Ohio	Fleet Leasing Corporation	AP295865 filed 10/27/00	Con’t 4/27/05	Leased fax

Ohio	Mellon US Leasing	AP335654 filed 5/9/01		Leased certain equipment

Ohio	Mellon US Leasing	AP336233 filed 5/10/01		Leased certain equipment

Ohio	Mellon US Leasing	AP336266 filed 5/10/01		Leased certain equipment

Ohio	Fleet Capital Leasing — Technology Finance	OH00035159814 filed 6/7/01		Leased copier

Ohio	Fleet Capital Leasing — Technology Finance	OH00035160160 filed 6/7/01		Leased faxes

Ohio	Fleet Capital Leasing — Technology Finance	OH00035796773 filed 6/22/01		Leased copier

Ohio	Konica Business Technologies	OH00035972515 filed 6/28/01		Leased fax

Ohio	Marlin Leasing Corp.	OH00036180860 filed 7/19/01		Leased water purification systems

2

Filing Jurisdiction	Secured Party	UCC-1 File No.	History	Collateral

Ohio	Fleet Business Credit Corporation	OH00037536159 filed 8/20/01		Leased copier

Ohio	Fleet Business Credit Corporation	OH00037856985 filed 8/27/01		Leased fax

Ohio	Ervin Leasing Company	OH00037920457 filed 8/29/01		Leased plotter

Ohio	Fleet Business Credit Corporation	OH00038077499 filed 8/31/01		Leased fax

Ohio	CIT Communications Finance Corpration	OH00038201373 filed 9/4/01		Leased Avaya Inc. Definity G3S1

Ohio	ICX Corporation	OH00038335801 filed 9/7/01		Leased viewstation video conferencing system

Ohio	ICX Corporation	OH00038336368 filed 9/7/01		Leased s-video monitor, polycom viewstation network equipment and stand

Ohio	Fleet Precious Metals Inc.	OH00038384177 filed 9/10/01		Consignment — gold, silver, platinum and palladium inventory

Ohio	Foothill Capital Corporation	OH00039452254 filed 10/2/01		Raw materials and work in progress

Ohio	Fleet Business Credit Corporation	OH00039494878 filed 10/4/01		Leased copier

Ohio	Fleet Business Credit Corporation	OH00039525825 filed 10/5/01		Leased finisher

Ohio	Ervin Leasing Co.	OH00040538885 filed 10/29/01		Leased panafax

Ohio	ICX Corporation	OH00040986187 filed 11/6/01		Leased video conferencing system

3

Filing Jurisdiction	Secured Party	UCC-1 File No.	History	Collateral

Ohio	ICX Corporation	OH00040986309 filed 11/6/01		Leased video conferencing system

Ohio	ICX Corporation	OH00041569164 filed 11/20/01		Leased video station, video monitor and stand

Ohio	Fleet Business Credit, LLC	OH00043324067 filed 12/31/01		Leased faxes

Ohio	Raymond Leasing Corporation	OH00043608231 filed 1/7/02		Leased counterbalance, batteries, charges and reach

Ohio	Toyota Motor Credit Corp.	OH00044288737 filed 1/22/02		Leased forklift trucks

Ohio	American Packaging Capital, Inc.	OH00044485270 filed 1/25/02		Leased stretch wrapper

Ohio	Safeco Credit Co. Inc. DBA Safeline Leasing	OH00044532756 filed 1/28/02		Leased boomlift

Ohio	ICX Corporation	OH00045431632 filed 2/20/02		Leased viewstation, monitor and cart

Ohio	Universal Process Equipment, Inc.	OH00046180438 filed 3/8/02		Leased bottom, discharge perforated basket centrifuge

Ohio	Toyota Motor Credit Corp.	OH00046480131 filed 3/15/02		Leased forklift

Ohio	Fleet Business Credit, LLC	OH00046561911 filed 3/18/02		Leased copier and fax

Ohio	Fleet Business Credit, LLC	OH00046710423 filed 3/20/02		Leased fax

Ohio	SOM North America	OH00047279761 filed 4/1/02		Potassium nitrate and lithium carbonate

4

Filing Jurisdiction	Secured Party	UCC-1 File No.	History	Collateral

Ohio	Toyota Motor Credit Corp.	OH00047483956 filed 4/5/02		Leased forklift

Ohio	Fleet Business Credit, LLC	OH00048024753 filed 4/17/02		Leased copier

Ohio	Relational Funding Corporation	OH00048929579 filed 5/2/02		Capitalized tax, Definity wire, Definity SRU size sensitivity, CKT card analog line, Definity tape G3, Definity software and other Definity equipment

Ohio	Raymond Leasing Corporation	OH00049753193 filed 5/24/02		Exide batteries

Ohio	NMHG Financial Services Inc	OH00050397594 filed 6/10/02		All leased equipment

Ohio	Relational Funding Corporation	OH00050798433 filed 6/19/02	Assigned 8/7/02	Leased computer equipment software under Equipment Schedule 001

Ohio	IBM Credit Corporation	OH00051881693 filed 7/15/02		Leased notebook/laptop, monitor, scanner and printer

Ohio	Fleet Business Credit, LLC Konica Business Technologies, Inc.	OH00051981827 filed 7/17/02		Leased copier

Ohio	IBM Credit Corporation	OH00052125612 filed 7/19/02		Leased notebook/laptop

Ohio	IBM Credit Corporation	OH00052336215 filed 7/25/02		Leased miscellaneous equipment and server

Ohio	Fleet Business Credit, LLC Konica Business Technologies, Inc.	OH00052531401 filed 7/30/02		Leased copier

Ohio	Fleet Business Credit, LLC Konica Business Technologies, Inc.	OH00052622303 filed 8/1/02		Leased copier

5

Filing Jurisdiction	Secured Party	UCC-1 File No.	History	Collateral

Ohio	IBM Credit Corporation	OH00052632425 filed 8/1/02		Leased notebook/laptop

Ohio	IBM Credit Corporation	OH000526282925 filed 8/2/02		Leased notebook/laptop

Ohio	Equistar Chemicals, LP	OH00053141607 filed 8/14/02	Coll Amended 9/13/04	Polyolefin resin product

Ohio	Raymond Leasing Corporation	OH00053345881 filed 8/19/02		Leased counter balance, exide batteries and exide charger

Ohio	IBM Credit Corporation	OH00053517341 filed 8/23/02		Leased notebook/laptop, monitor

Ohio	IBM Credit Corporation	OH00053518686 filed 8/23/02		Leased notebook/laptop

Ohio	IBM Credit Corporation	OH00053764506 filed 8/30/02		Leased notebook/laptop, monitor, server

Ohio	IBM Credit Corporation	OH00054080294 filed 9/10/02		Leased notebook/laptop

Ohio	IBM Credit Corporation	OH00054150162 filed 9/12/02		Leased zebra printer

Ohio	Fleet Business Credit, LLC Konica Business Technologies, Inc.	OH00054362888 filed 9/17/02		Leased copier

Ohio	IBM Credit Corporation	OH00054456605 dated 9/20/02		Leased notebook/laptop, monitor

Ohio	IBM Credit Corporation	OH00054533881 filed 9/23/02		Leased printer

Ohio	Relational Funding Corporation	OH00054581589 filed 9/24/02	Assigned 1/30/03	Leased certain computer equipment, software and other assets

6

Filing Jurisdiction	Secured Party	UCC-1 File No.	History	Collateral

Ohio	Fleet Business Credit, Inc. Konica Business Technologies, Inc.	OH00054583381 filed 9/24/02	Terminated 10/21/02

Ohio	Fleet Business Credit, LLC Konica Business Technologies, Inc.	OH00054830669 filed 10/1/02		Leased copier

Ohio	Fleet Business Credit, LLC Konica Business Technologies, Inc.	OH00054881060 filed 10/2/02		Leased faxes

Ohio	NMHG Financial Services, Inc.	OH00056083131 filed 10/31/02		All equipment

Ohio	IBM Credit Corporation	OH00056126880 filed 11/1/02		Leased notebook/laptop, monitor, scanner and printer

Ohio	IBM Credit Corporation	OH00056214978 filed 11/4/02		Leased notebook/laptop, monitor, scanner and printer

Ohio	IBM Credit Corporation	OH00056495104 filed 11/12/02		Leased notebook/laptop

Ohio	Fleet Business Credit, Inc. Konica Business Technologies, Inc.	OH00056501078 filed 11/12/02		Leased copier

Ohio	IBM Credit Corporation	OH00056751592 filed 11/18/02		Leased notebook/laptop, scanner

Ohio	IBM Credit Corporation	OH00056941161 filed 11/21/02		Leased notebook/laptop

Ohio	IBM Credit Corporation	OH00057241431 filed 12/2/02		Leased server, desktop, notebook/laptop, miscellaneous equipment

Ohio	Fleet Business Credit, LLC Konica Business Technologies, Inc.	OH00057249851 filed 12/2/02		Leased copier

7

Filing Jurisdiction	Secured Party	UCC-1 File No.	History	Collateral

Ohio	IBM Credit Corporation	OH00057852294 filed 12/13/02		Leased monitor

Ohio	IBM Credit Corporation	OH00058059293 filed 12/18/02		Leased notebook/laptop, desktop monitor, printer

Ohio	IBM Credit Corporation	OH00058299695 filed 12/26/02		Leased notebook/laptop, printer

Ohio	IBM Credit Corporation	OH00058503458 filed 1/2/03		Leased notebook/laptop, monitor, printer

Ohio	IBM Credit LLC	OH00058635295 filed 1/6/06		Leased notebook/laptop, monitor, printer

Ohio	IBM Credit LLC	OH00058753316 filed 1/8/03		Leased notebook/laptop

Ohio	Fleet Business Credit, LLC Konica Business Technologies, Inc.	OH00058853217 filed 1/9/03		Leased copier

Ohio	Fleet Business Credit, LLC Konica Business Technologies, Inc.	OH00058998768 filed 1/14/03		Leased faxes

Ohio	IBM Credit LLC	OH00059094521 filed 1/16/03		Leased printers

Ohio	Fleet Business Credit, Inc. Konica Business Technologies, Inc.	OH00059515505 filed 1/30/03		Leased fax

Ohio	Standard Bank London Limited	OH00059543625 filed 1/30/03		Platinum, palladium and rhodium

Ohio	Fleet Business Credit, LLC Konica Business Technologies, Inc.	OH00059856698 filed 2/10/03		Leased copier

8

Filing Jurisdiction	Secured Party	UCC-1 File No.	History	Collateral

Ohio	IBM Credit, Inc.	OH00060029072 filed 2/13/03		Leased notebook/laptop

Ohio	IBM Credit LLC	OH00060192532 filed 2/19/03		Leased notebook/laptop, server, monitor, printer

Ohio	Toyota Motor Credit Corporation	OH00060350265 filed 2/24/03		Leased Toyota, forks, backup alarm
Ohio	IBM Credit LLC	OH00060521591 filed 2/28/03		Leased desktop

Ohio	IBM Credit LLC	OH00060725220 filed 3/6/03		Leased notebook/laptop, desktop, server

Ohio	IBM Credit LLC	OH00060953031 filed 3/11/03		Leased printer

Ohio	IBM Credit LLC	OH00061054066 filed 3/14/03		Leased notebook/laptop, printer

Ohio	IBM Credit LLC	OH00061759979 filed 4/1/03		Leased notebook/laptop, desktop, monitor, scanner and printer

Ohio	Rhodia Inc.	OH00061869770 filed 4/3/03		Consigned inventory and proceeds

Ohio	IBM Credit LLC	OH00061947857 filed 4/7/03		Leased desktop

Ohio	IBM Credit LLC	OH00062101442 filed 4/9/03		Leased monitor

Ohio	IBM Credit LLC	OH00062321488 filed 4/14/03		Leased notebook/laptop

Ohio	IBM Credit LLC	OH00062511946 filed 4/18/03		Leased monitor

9

Filing Jurisdiction	Secured Party	UCC-1 File No.	History	Collateral

Ohio	IBM Credit LLC	OH00062858324 filed 4/25/03		Leased notebook/laptop, printer

Ohio	Fleet Business Credit, LLC Konica Business Technologies, Inc.	OH00063179628 filed 5/1/03		Leased copiers

Ohio	Raymond Leasing Corporation	OH00063214476 filed 5/2/03		Leased counter balance, batteries, charger

Ohio	Fleet Business Credit, LLC Konica Business Technologies, Inc.	OH00063217761 filed 5/2/03		Leased copiers

Ohio	IBM Credit LLC	OH00063277383 filed 5/5/03		Leased notebook/laptop, desktop, monitor

Ohio	Rhodia Electronics & Catalysis	OH00063329364 filed 5/5 03		Rhodia electronics and catalysis consigned inventory and proceeds

Ohio	Fleet Business Credit, LLC Konica Business Technologies, Inc.	OH00063383580 filed 5/6/03		Leased copier

Ohio	IBM Credit LLC	OH0063539400 filed 5/9/03		Leased notebook/laptop, desktop, monitor, printer

Ohio	Fleet Business Credit, LLC Konica Business Technologies, Inc.	OH00063572581 filed 5/12/03		Leased copier

Ohio	IBM Credit LLC	OH00063793751 filed 5/15/03		Leased notebook/laptop, monitor

Ohio	Fleet Business Credit, LLC Konica Business Technologies, Inc.	OH00063795775 filed 5/15/03		Leased copier

Ohio	IBM Credit LLC	OH00064059605 filed 5/21/03		Leased notebook/laptop, desktop, monitor

10

Filing Jurisdiction	Secured Party	UCC-1 File No.	History	Collateral

Ohio	IBM Credit LLC	OH00064070962 filed 5/21/03		Leased notebook/laptop, monitor

Ohio	Citicorp North American, Inc.	OH00064315437 filed 5/28/03	Coll Amend 5/30/03 Coll Amend 6/27/03 Part Rel 6/27/03	Blanket

Ohio	IBM Credit LLC	OH00064491489 filed 6/2/03		Leased desktop, monitor, printer

Ohio	IBM Credit LLC	OH00064806711 filed 6/9/03		Leased notebook/laptop

Ohio	IBM Credit LLC	OH00064941484 filed 6/11/03		Leased notebook/laptop

Ohio	IBM Credit LLC	OH00065183144 filed 6/17/03		Leased server

Ohio	IBM Credit LLC	OH00065391599 filed 6/23/03		Leased printer, server

Ohio	IBM Credit LLC	OH00065786132 filed 7/1/03		Leased notebook/laptop, monitor, miscellaneous equipment

Ohio	IBM Credit LLC	OH00066031518 filed 7/9/03		Leased notebook/laptop, server, printer

Ohio	Fleet Business Credit, LLC Konica Business Technologies, Inc.	OH00066264379 filed 7/15/03		Leased copier

Ohio	IBM Credit LLC	OH00066289907 filed 7/16/03		Leased printer

Ohio	Fleet Business Credit, LLC Konica Business Technologies, Inc.	OH 00066818102 filed 7/30/03		Leased copier

Ohio	First Merit Bank	OH00067410755 filed 8/14/03		Leased forklifts

11

Filing Jurisdiction	Secured Party	UCC-1 File No.	History	Collateral

Ohio	First Merit Bank	OH00067411090 filed 8/14/03		Leased forklifts

Ohio	Farrel Corporation	OH00067787166 filed 8/25/03		Leased Banbury mixer body

Ohio	IBM Credit LLC	OH00068679178 filed 9/19/03		Leased notebook/laptop, desktop, monitor, scanner and printer

Ohio	IBM Credit LLC	OH00068798201 filed 9/24/03		Leased desktop

Ohio	IBM Credit LLC	OH00068938603 filed 9/29/03		Leased notebook/laptop, desktop, printer

Ohio	IBM Credit LLC	OH00069128627 filed 10/2/03		Leased notebook/laptop

Ohio	IBM Credit LLC	OH000692167I5 filed 10/6/03		Leased notebook/laptop

Ohio	IBM Credit LLC	OH00070907925 filed 11/19/03		Leased notebook/laptop, desktop, server, monitor, printer

Ohio	IBM Credit LLC	OH00070999049 filed 11/21/03		Leased notebook/laptop, server, printer

Ohio	IBM Credit LLC	OH00071143845 filed 11/25/03		Leased notebook/laptop, monitor, server

Ohio	De Lage Landen Financial Services, Inc.	OH00071181865 filed 11/26/03	Coll amend 3/23/04 Part Assgn 3/23/04	All good leased from Relational Funding Corporation

Ohio	IBM Credit LLC	OH00071335438 filed 12/2/03		Leased notebook/laptop

12

Filing Jurisdiction	Secured Party	UCC-1 File No.	History	Collateral

Ohio	Raymond Leasing Corporation	OH00071392680 filed 12/3/03		Certain leased exide equipment

Ohio	IBM Credit LLC	OH00071669879 filed 12/10/03		Leased notebook/laptop, server, monitor, printer

Ohio	IBM Credit LLC	OH00072005046 filed 12/18/03		Leased notebook/laptop

Ohio	Safeco Credit Company, Inc.	OH00072311489 filed 12/29/03		Leased forklift truck

Ohio	Safeco Credit Company, Inc.	OH00072311712 filed 12/29/03		Leased forklift trucks

Ohio	IBM Credit LLC	OH00072369298 filed 12/30/03		Leased notebook/laptop, desktop

Ohio	IBM Credit LLC	OH00072450534 filed 1/2/04		Leased notebook/laptop

Ohio	IBM Credit LLC	OH00072628167 filed 1/7/04		Leased notebook/laptop, desktop

Ohio	NMHG Financial Services, Inc.	OH00072754053 filed 1/12/04		All equipment

Ohio	IBM Credit LLC	OH00072956980 filed 1/15/04		Leased notebook/laptop, server, hard drive, tape drive

Ohio	Safeco Credit Company, Inc.	OH00073339498 filed 1/29/04		Leased forklift trucks

Ohio	IBM Credit LLC	OH00073368075 filed 1/30/04		Leased desktop

Ohio	IBM Credit LLC	OH00073578444 filed 2/4/04		Leased notebook/laptop, desktop, monitor

13

Filing Jurisdiction	Secured Party	UCC-1 File No.	History	Collateral

Ohio	IBM Credit LLC	OH00073874654 filed 2/13/04		Leased notebook/laptop, desktop, monitor, printer

Ohio	IBM Credit LLC	OH00074104391 filed 2/20/04		Leased notebook/laptop, desktop, monitor, server

Ohio	Channel-Prime Alliance LLC	OH00074013055 filed 2/23/04	SP Amend 9/17/04	Consigned or sold plastic resins

Ohio	IBM Credit LLC	OH00074132522 filed 2/23/04		Leased notebook/laptop

Ohio	IBM Credit LLC	OH00074334126 filed 2/27/04		Leased notebook/laptop, desktop, monitor

Ohio	IBM Credit LLC	OH00074455384 filed 3/2/04		Leased notebook/laptop, desktop, monitor

Ohio	IBM Credit LLC	OH00074637744 filed 3/8/04		Leased notebook/laptop, desktop, monitor, printer

Ohio	NMHG Financial Services, Inc.	OH00074821028 filed 3/15/04		All equipment

Ohio	IBM Credit LLC	OH00074843620 filed 3/15/04		Leased desktop, monitor

Ohio	IBM Credit LLC	OH 00075218818 filed 3/23/04		Leased notebook/laptop

Ohio	IBM Credit LL	OH00075420867 filed 3/29/04		Leased notebook/laptop, printer

Ohio	IBM Credit LLC	OH00075582304 filed 4/1/04		Leased notebook/laptop

Ohio	IBM Credit LLC	OH00075713696 filed 4/5/04		Leased tape drive

14

Filing Jurisdiction	Secured Party	UCC-1 File No.	History	Collateral

Ohio	IBM Credit LLC	OH00075917981 filed 4/9/04		Leased notebook/laptop, desktop, server, monitor

Ohio	Mitsubishi International Corporation	OH00076214114 filed 4/19/04		All metal

Ohio	IBM Credit LLC	OH00076280365 filed 4/20/04		Leased notebook/laptop, desktop, server

Ohio	IBM Credit LLC	OH00076453837 filed 4/23/04		Leased notebook/laptop, printer

Ohio	IBM Credit LLC	OH00076620458 filed 4/28/04		Leased notebook/laptop, monitor, printer

Ohio	IBM Credit LLC	OH00076644630 filed 4/29/04		Leased notebook/laptop

Ohio	IBM Credit LLC	OH00076850405 filed 5/4/04		Leased desktop, monitor

Ohio	IBM Credit LLC	OH00077423582 filed 5/19/04		Leased notebook/laptop, desktop

Ohio	IBM Credit LLC	OH00077652416 filed 5/25/04		Leased notebook/laptop, monitor

Ohio	Stone Container Corporation	OH00077706411 filed 5/26/04		Leased clean-pak, clean-pak interface, applicator, end-of-arm tool, conveyors, flattener, checkweigher, system controls, robot riser, slip sheet magazine, pallet dispenser, robot, patrionplus printer, stretchwrapper

Ohio	IBM Credit LLC	OH00078104991 filed on 6/7/04		Leased notebook/laptop, monitor, miscellaneous equipment

Ohio	Wells Fargo Financial Leasing	OH00078196560 filed 6/8/04		Leased telephone system

15

Filing Jurisdiction	Secured Party	UCC-1 File No.	History	Collateral

Ohio	IBM Credit LLC	OH00078342046 filed 6/14/04		Leased notebook/laptop, monitor

Ohio	IBM Credit LLC	OH00078738580 filed 6/23/04		Leased notebook/laptop, desktop, monitor, server

Ohio	Ciba Specialty Chemicals Corporation	OH00078972364 filed 6/29/04		Products listed in Consignment Agreement

Ohio	IBM Credit LLC	OH00079115036 filed 7/2/04		Leased notebook/laptop, desktop, monitor

Ohio	IBM Credit LLC	OH00079488954 filed 7/15/04		Leased notebook/laptop, desktop, monitor

Ohio	Palm Commodities International, Inc.	OH00079628134 filed 7/19/04	SP Assign 5/9/05	Chemicals, metals and other plating supplies

Ohio	IBM Credit LLC	OH00079781027 filed 5/9/05		Leased notebook/laptop, desktop, monitor

Ohio	ILE Leasing, Inc.	OH00079946613 filed 7/27/04		Leased forklifts

Ohio	IBM Credit LLC	OH00080041921 filed 7/30/04		Leased desktop

Ohio	IBM Credit LLC	OH00080171188 filed 8/3/04		Leased notebook/laptop

Ohio	IBM Credit LLC	OH00080697112 filed 8/19/04		Leased notebook/laptop, server

Ohio	IBM Credit LLC	OH00080942143 filed 8/26/04		Leased notebook/laptop, desktop, monitor, server

Ohio	IBM Credit LLC	OH00081181766 filed 9/2/04		Leased notebook/laptop, monitor

16

Filing Jurisdiction	Secured Party	UCC-1 File No.	History	Collateral

Ohio	IBM Credit LLC	OH00081379755 filed 9/9/04		Leased notebook/laptop, desktop, monitor, miscellaneous equipment

Ohio	IBM Credit LLC	OH00081634919 filed 9/20/04		Leased notebook/laptop, desktop, monitor

Ohio	IBM Credit LLC	OH00081813909 filed 9/24/04		Leased notebook/laptop, monitor

Ohio	IBM Credit LLC	OH00081962176 filed 9/29/04		Leased notebook/laptop, monitor

Ohio	The Bank of Nova Scotia	OH00081988938 filed 9/29/04		Certain gold, platinum, palladium and/or silver (“Bullion”)

Ohio	IBM Credit LLC	OH00082174358 filed 10/5/04		Leased notebook/laptop, desktop, monitor

Ohio	IBM Credit LLC	OH00082465830 filed 10/14/04		Leased notebook/laptop, desktop, monitor

Ohio	IBM Credit LLC	OH00082954756 filed 10/28/04		Leased notebook/laptop, desktop, monitor

Ohio	IBM Credit LLC	OH00083052311 filed 11/1/04		Leased notebook/laptop, desktop, monitor

Ohio	Fleet Business Credit, LLC Konica Business Technologies, Inc.	OH00083122067 filed 11/2/04		Leased copiers

Ohio	Fleet Business Credit, LLC Konica Business Technologies, Inc.	OH00083122289 filed 11/2/04		Leased copiers

Ohio	IBM Credit LLC	OH00083605021 filed 11/17/04		Leased notebook/laptop, desktop, monitor

Ohio	IBM Credit LLC	OH00083815945		Leased notebook/laptop, desktop, monitor

17

Filing Jurisdiction	Secured Party	UCC-1 File No.	History	Collateral

Ohio	IBM Credit LLC	OH00084168296 filed 12/3/04		Leased notebook/laptop, desktop

Ohio	IBM Credit LLC	OH00084317031 filed 12/8/04		Leased notebook/laptop

Ohio	IBM Credit LLC	OH00084787268 filed 12/21/04		Leased notebook/laptop, monitor

Ohio	IBM Credit LLC	OH00085217929 filed 1/4/05		Leased notebook/laptop, monitor, printer

Ohio	Marlin Leasing Corp.	OH 00085664097 filed 1/18/05		Leased LVC copier, doc feeders, sheet drawer, prt/scan system,

Ohio	IBM Credit LLC	OH00086030075 filed 1/31/05		Leased notebook/laptop, desktop, monitor, router/bridges

Ohio	IBM Credit LLC	OH00086146616 filed 2/3/05		Leased notebook/laptop, desktop, monitor

Ohio	IBM Credit LLC	OH00086502905 filed 2/16/05		Leased notebook/laptop, desktop, monitor

Ohio	IBM Credit LLC	OH00086566454 filed 2/18/05		Leased notebook/laptop, desktop, monitor

Ohio	IBM Credit LLC	OH00086738803 filed 2/24/05		Leased notebook/laptop, desktop, monitor

Ohio	IBM Credit LLC	OH00087024891 filed 3/7/05		Leased notebook/laptop, desktop, monitor

Ohio	IBM Credit LLC	OH00087199719 filed 3/11/05		Leased notebook/laptop, desktop, monitor

18

Filing Jurisdiction	Secured Party	UCC-1 File No.	History	Collateral

Ohio	IBM Credit LLC	OH00087486708 filed 3/21/05		Leased notebook/laptop, desktop, monitor

Ohio	Heracus Precious Metals Management, LLC	OH00087562861 filed 3/22/05		Precious metals

Ohio	IBM Credit LLC	OH00087621938 filed 3/24/05		Leased notebook/laptop, desktop, monitor

Ohio	IBM Credit LLC	OH00087700138 filed 3/28/05		Leased notebook/laptop, desktop, monitor

Ohio	IBM Credit LLC	OH00088016148 filed 4/5/05		Leased notebook/laptop, desktop, monitor

Ohio	IBM Credit LLC	OH00088016704 filed 4/5/05		Leased notebook/laptop, desktop, monitor

Ohio	IBM Credit LLC	OH00088052811 filed 4/6/05		Leased notebook/laptop, desktop, monitor

Ohio	IBM Credit LLC	OH00088384905 filed 4/15/05		Leased notebook/laptop, desktop, monitor

Ohio	IBM Credit LLC	OH00088689436 filed 4/25/05		Leased notebook/laptop, desktop, monitor

Ohio	IBM Credit LLC	OH00088969773 filed 5/2/05		Leased notebook/laptop, desktop, monitor

Ohio	IBM Credit LLC	OH00089074868 filed 5/4/05		Leased notebook/laptop, desktop, monitor

Ohio	IBM Credit LLC	OH00089249809 filed 5/9/05		Leased notebook/laptop, desktop, monitor

Ohio	IBM Credit LLC	OH00089569524 filed 5/18/05		Leased notebook/laptop, desktop, monitor

19

Filing Jurisdiction	Secured Party	UCC-1 File No.	History	Collateral

Ohio	IBM Credit LLC	OH00089718369 filed 5/23/05		Leased notebook/laptop, desktop, monitor

Ohio	IBM Credit LLC	OH00090146006 filed 6/6/05		Leased notebook/laptop, desktop, monitor

Ohio	Toyota Motor Credit Corporation	OH00090131823 filed 6/7/05		Leased fork lifts

Ohio	IBM Credit LLC	OH00090640761 filed 6/21/05		Leased notebook/laptop, desktop, monitor

Ohio	IBM Credit LLC	OH00091013379 filed 7/1/05		Leased notebook/laptop, desktop, monitor

Ohio	IBM Credit LLC	OH00091045982 filed 7/5/05		Leased notebook/laptop, desktop, monitor

Ohio	NMHG Financial Services, Inc.	OH00091981198 filed 8/4/05		All equipment

Ohio	IBM Credit LLC	OH00092212847 filed 8/10/05		Leased notebook/laptop, desktop, monitor

Ohio	IBM Credit LLC	OH00092410847 filed 8/17/05		Leased notebook/laptop, desktop, monitor

Ohio	IBM Credit LLC	OH00092639982 filed 8/25/05		Leased notebook/laptop, desktop, monitor

Ohio	IBM Credit LLC	OH00092995269 filed 9/6/05		Leased notebook/laptop, desktop, monitor

Ohio	IBM Credit LLC	OH00093155149 filed 9/12/05		Leased notebook/laptop, desktop, monitor

Ohio	IBM Credit LLC	OH00093223104 filed 9/13/05		Leased notebook/laptop, desktop, monitor

20

Filing Jurisdiction	Secured Party	UCC-1 File No.	History	Collateral

Ohio	IBM Credit LLC	OH000937241666 filed 9/27/05		Leased notebook/laptop, desktop, monitor

Ohio	IBM Credit LLC	OH00093744300 filed 9/28/05		Leased notebook/laptop, desktop, monitor

Ohio	IBM Credit LLC	OH00093920708 filed 10/3/05		Leased notebook/laptop, desktop, monitor

Ohio	IBM Credit LLC	OH00093974579 filed 10/4/05		Leased notebook/laptop, desktop, monitor

Ohio	IBM Credit LLC	OH00094892910 filed 10/28/05		Leased notebook/laptop, desktop, monitor

Ohio	IBM Credit LLC	OH00095277775 filed 11/7/05		Leased notebook/laptop, desktop, monitor

Ohio	IBM Credit LLC	OH00095370268 filed 11/8/05		Leased notebook/laptop, desktop, monitor

Ohio	IBM Credit LLC	OH00095539125 filed 11/14/05		Leased notebook/laptop, desktop, monitor

Ohio	IBM Credit LLC	OH00095938373 filed 11/23/05		Leased notebook/laptop, desktop, monitor

Ohio	HSBC Bank USA, National Association	OH00096578835 filed 12/12/05		Precious metals

Ohio	IBM Credit LLC	OH00096873366 filed 12/20/05		Leased notebook/laptop, desktop, monitor

Ohio	IBM Credit LLC	OH00096947505 filed 12/22/05		Leased notebook/laptop, desktop, monitor

Ohio	IBM Credit LLC	OH00097480970 filed 1/6/06		Leased notebook/laptop, desktop, monitor

21

Filing Jurisdiction	Secured Party	UCC-1 File No.	History	Collateral

Ohio	IBM Credit LLC	OH00097638147 filed 1/11/06		Leased notebook/laptop, desktop, monitor

Ohio	IBM Credit LLC	OH00098156328 filed 1/27/06		Leased notebook/laptop, desktop, monitor

Ohio	PB Financial Services, Inc.	OH00098259811 filed 1/31/06		Metals

Ohio	NMHG Financial Services, Inc.	OH00098774611 filed 2/15/06		All equipment

Ohio	IBM Credit LLC	OH00098824234 filed 2/16/06		Leased notebook/laptop, desktop, monitor

Ohio	IBM Credit LLC	OH00098881153 filed 2/17/06		Leased notebook/laptop, desktop, monitor

Ohio	Solvay Chemicals, Inc.	OH00099053957 filed 2/24/06		Consigned inventory

Ohio	Toyota Motor Credit Corporation	OH00099593618 filed 3/10/06		Leased lift truck

Ohio	National City Bank, as Administrative Agent	OH00101077629 filed 4/19/06		Personal property

Ohio	J.P. Morgan Trust Company, National Association	OH00101129600 filed 4/20/06		Blanket

Ohio	Farrel Corporation	OH00101245818 filed 4/24/06		Leased mixer body

Ohio	General Electric Capital Corporation	OH00101312083 filed 4/26/06		All equipment
     101314224, Ferro — UCC Ohio Search Results 05-22-06

22

SCHEDULE II
PERCENTAGES;
LIBOR OFFICE;
DOMESTIC OFFICE

PERCENTAGES
NAME AND NOTICE			REVOLVING LOAN	TERM LOAN
ADDRESS OF LENDER	LIBOR OFFICE	DOMESTIC OFFICE	COMMITMENT	COMMITMENT

National City Bank	National City Bank	National City Bank	22.20000000%
1900 East Ninth Street	1900 East Ninth Street	1900 East Ninth Street
Cleveland, OH 44114	Cleveland, OH 44114	Cleveland, OH 44114
Facsimile No.: (216) 222-9396
Attention: Robert S. Coleman

Credit Suisse, Cayman Islands Branch	Credit Suisse, Cayman Islands Branch	Credit Suisse, Cayman Islands Branch	18.20000000%	100.000000000%
Eleven Madison Avenue	Eleven Madison Avenue	Eleven Madison Avenue
New York, NY 10010-3629	New York, NY 10010-3629	New York, NY 10010-3629
Facsimile No.: (212) 325-8321
Attention: Brian T. Caldwell

KeyBank National Association	KeyBank National Association	KeyBank National Association	16.00000000%
127 Public Square, 6th Floor	127 Public Square, 6th Floor	127 Public Square, 6th Floor
Cleveland, Ohio 44114	Cleveland, Ohio 44114	Cleveland, Ohio 44114
Facsimile No.: (216) 689-4649
Attention: Brian Fox

Citicorp North America, Inc.	Citicorp North America, Inc.	Citicorp North America, Inc.	10.00000000%
388 Greenwich Street, 21st floor	388 Greenwich Street, 21st floor	388 Greenwich Street, 21st floor
New York, NY 10013	New York, NY 10013	New York, NY 10013
Facsimile No.: (646) 291-1817
Attention: Daniel H. Gouger

			PERCENTAGES
NAME AND NOTICE			REVOLVING LOAN	TERM LOAN
ADDRESS OF LENDER	LIBOR OFFICE	DOMESTIC OFFICE	COMMITMENT	COMMITMENT

Fifth Third Bank	Fifth Third Bank	Fifth Third Bank	10.000000000%
600 Superior Avenue East	600 Superior Avenue East	600 Superior Avenue East
Cleveland, OH 44114	Cleveland, OH 44114	Cleveland, OH 44114
Facsimile No.: (216) 274-5507
Attention: Roy C. Lanctot

JPMorgan Chase Bank, N.A.	JPMorgan Chase Bank, N.A.	JPMorgan Chase Bank, N.A.	10.00000000%
One Oxford Centre	One Oxford Centre	One Oxford Centre
301 Grant Street, Suite 1100	301 Grant Street, Suite 1100	301 Grant Street, Suite 1100
Facsimile No.: (312) 385-7096
Attention: Shawuana Simmons

LaSalle Bank National Association	LaSalle Bank National Association	LaSalle Bank National Association	6.000000000%
1300 E. 9th Street, #1000	1300 E. 9th Street, #1000	1300 E. 9th Street, #1000
Cleveland, OH 44114	Cleveland, OH 44114	Cleveland, OH 44114
Facsimile No.: (216) 802-2212
Attention: Patrick F. Dunphy

FirstMerit Bank, N.A.	FirstMerit Bank, N.A.	FirstMerit Bank, N.A.	5.600000000%
101 West Prospect Avenue, Suite 350	101 West Prospect Avenue, Suite 350	101 West Prospect Avenue, Suite 350
Cleveland, OH 44115	Cleveland, OH 44115	Cleveland, OH 44115
Facsimile No.: (216) 802-6514
Attention: Jonathan M. Isaacs

The Bank of New York			2.00000000%
One Wall Street, 21st Floor
New York, NY 10286
Facsimile No.: (212) 635-1066
Attention: Kenneth R. McDonnell

SCHEDULE III
MORTGAGED PROPERTIES
1200 Melrose, Waukegan, ILL
1301 North Flora Street, Plymouth, IN
7050 Krick Road, Bedford, OH
1000 and 1636 Wayside Ave.Cleveland, OH
1560 Main Street, Orrville, OH
1000 Lakeside Ave, Cleveland, OH
7500 E. Pleasant Valley Road, Independence, Ohio
54 Kellog Court, Edison, NJ
4150 E. 56th Street, Cleveland, Ohio
3 Railroad Avenue, Stryker, Ohio
1789 Transelco Drive, Pen Yan, NY
510 E. Central Avenue, Fort Worth, Texas
1200 Gladstone Bldg 4, Waukegan, Ill
1200 Gladstone Bldg 4A/4B, Waukegan, Ill
1200 Gladstone Bldg 5, Waukegan, Ill
1200 Gladstone Bldg 6A, Waukegan, Ill
1200 Gladstone Bldg 7, Waukegan, Ill
1321 Glen Rock, Waukegan, Ill
1413 Glen Rock, Waukegan, Ill
1415 Glen Rock, Waukegan, Ill
3900 S. Clinton Road, Building B, South Plainfield, NJ
2495 S. Clinton Road Building E, South Plainfield, NJ
2501 S. Clinton Building F, South Plainfield, NJ
West Wylie Ave, Washington, PA
Peters Road, Evansville, IN
5001 Ohara, Evansville, IN

SCHEDULE IV
FOREIGN SUBSIDIARIES

Zibo Ferro Performance Materials Company, Limited (70%)*	Peoples Republic of China
Ferro Colores S.A. de C.V**.	Mexico
Ferro Argentina SA	Argentina
Ferro Corporation (Australia) Pty Ltd	Australia
Ferro Enamel do Brasil Industria e Comercio Ltda.	Brazil
Ferro Industrial Products Ltd	Canada
Ferro Holding GmbH	Germany
PT Ferro Mas Dinamika (95%)	Indonesia
Ferro Japan K.K	Japan
Ferro Far East Ltd	Hong Kong
Ferro Mexicana SA de CV	Mexico
Ferro (Suzhou) Performance Materials Co. Ltd.	Peoples Republic of China
Ferro Taiwan Ltd	Taiwan
Ferro Spain SA	Spain
Ferro (Thailand) Co. Ltd.	Thailand
Ferro de Venezuela CA (51%)	Venezuela
Ferro (Great Britain) Ltd	United Kingdom
Ferro BV	(Netherlands)

*	Subsidiary of Ferro China Holdings Inc.

**	Subsidiary of Ferro Color & Glass Corporation